     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 14, 2000
                         Registration No. 333-33084

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                  FORM S-1/A
                               AMENDMENT NUMBER 2



                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                                 eUNIVERSE, INC.
             (Exact Name of Registrant as Specified in Its Charter)


             NEVADA                              5735                      06-1556248
(State or Other Jurisdiction of      (Primary Standard Industrial       (I.R.S. Employer
 Incorporation or Organization)       Classification Code Number)      Identification No.)

        101 NORTH PLAINS INDUSTRIAL ROAD, WALLINGFORD, CONNECTICUT 06492
                                 (203) 265-6412
             (Address and telephone number, including area code, of
                   registrant's principal executive offices)

                               LELAND N. SILVAS
                    PRESIDENT AND CHIEF EXECUTIVE OFFICER
                       101 NORTH PLAINS INDUSTRIAL ROAD
                        WALLINGFORD, CONNECTICUT 06492
                                 (203) 265-6412

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                           CHRISTOPHER G. MARTIN, ESQ.
                        MARTIN, GASPARRINI & CHIOFFI, LLP
                               1177 SUMMER STREET
                           STAMFORD, CONNECTICUT 06905
                                 (203) 324-4200

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: The securities being registered on this form are to be offered and sold from time to time after the effective date of the Registration Statement by the selling stockholders.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE


-------------------------------------------------------------------------------

 TITLE OF EACH     PROPOSED       MAXIMUM     PROPOSED      AMOUNT OF
    CLASS          AMOUNT TO     OFFERING     MAXIMUM     REGISTRATION
OF SECURITIES         BE           PRICE      AGGREGATE      FEE(1)
   TO BE          REGISTERED        PER       OFFERING
 REGISTERED                       SHARE(1)     PRICE

 Common Stock,
 $.001 par value    910,000       $7.6825     $5,454,575      $1,440

-------------------------------------------------------------------------------

(1) Fee calculated under Rule 457(c) based on the average of the bid and asked prices of the common stock as reported on the OTC Bulletin Board on March 21, 2000.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting under such section 8(a), may determine.

PROSPECTUS
April 14, 2000


                                 910,000 SHARES
                                 eUNIVERSE, INC.
                                  COMMON STOCK
                                ($.001 PAR VALUE)

    This prospectus relates to the offer and sale by Take-Two Interactive Software, Inc. of 125,000 shares of common stock of eUniverse. Our stock is currently traded on the OTC Electronic Bulletin Board under the trading symbol EUNI. The last reported sale price for the common stock on the OTC on March 21, 2000 was $8.0000 per share.

    The shares will be sold from time to time in transactions effected on the OTC or at any other securities exchange or market at which securities could be issued, in privately negotiated transactions, or in a combination of these methods of sale. These methods of sale may be conducted at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

     None of the proceeds from the sale of the shares by the selling stockholders will be received by eUniverse. eUniverse has agreed to bear all expenses of registration of the shares under federal or state securities laws.

               THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.
                   SEE "RISK FACTORS" BEGINNING ON PAGE 7.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR THE ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                TABLE OF CONTENTS



SECTION                                                        PAGE
-------                                                        ----
SUMMARY......................................................   5
RISK FACTORS ................................................   7
USE OF PROCEEDS..............................................
DIVIDEND POLICY..............................................  14
SELECTED FINANCIAL INFORMATION...............................  15
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS..................................  17
         Year 2000 Readiness Disclosure......................  27
BUSINESS.....................................................  29
         General Development of Business.....................  29
         Recent Transactions.................................  30
         Description of Business.............................  33
         Domain Names, Patents and Trademarks................  38
         Operations and Technology...........................  39
         Sales and Marketing.................................  40
         Employees...........................................  43
         Facilities..........................................  43
         eUniverse's Strategy and Plans......................  43
LEGAL PROCEEDINGS............................................  45
MANAGEMENT...................................................  46
PRINCIPAL SHAREHOLDERS.......................................  53
SELLING STOCKHOLDERS.........................................  54
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............  55
PLAN OF DISTRIBUTION.........................................  55
DESCRIPTION OF CAPITAL STOCK.................................  56
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
  COMMON EQUITY AND RELATED STOCKHOLDER MATTERS .............  57
SHARES ELIGIBLE FOR FUTURE SALE..............................  59
LEGAL MATTERS................................................  62
EXPERTS......................................................  62
SOURCES OF ADDITIONAL INFORMATION............................  63
INDEX TO FINANCIAL STATEMENTS................................  64

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

                                     SUMMARY

THE ITEMS IN THE FOLLOWING SUMMARY ARE DESCRIBED IN MORE DETAIL LATER IN THIS PROSPECTUS. THIS SUMMARY PROVIDES AN OVERVIEW OF SELECTED INFORMATION AND DOES NOT CONTAIN ALL THE INFORMATION YOU SHOULD CONSIDER. THEREFORE, YOU SHOULD ALSO READ THE MORE DETAILED INFORMATION SET OUT IN THIS PROSPECTUS, THE FINANCIAL STATEMENTS AND THE NOTES TO THESE STATEMENTS APPEARING ELSEWHERE IN THIS PROSPECTUS.

     eUniverse operates a network of entertainment-related web sites focused on music, filmed and interactive entertainment. eUniverse's web properties include CD Universe, an online retailer of music products and accessories; Video Universe, an online retailer of video cassettes, DVDs and laser discs; and Games Universe, an online retailer of single and multiplayer computer games. We do not offer and do not intend to offer online gambling or other activities associated with gambling.

     eUniverse also provides a unique library of proprietary community-building software technologies, named LivePlace. LivePlace combines group browsing, chat, instant messaging and a host of other advanced features to introduce social interaction to the web browsing and shopping experience.

     eUniverse is a Nevada corporation with principal executive offices at 101 North Plains Industrial Road, Wallingford, Connecticut 06492, telephone number
(203) 265-6412. Neither eUniverse nor any of its subsidiaries has ever made a profit in any fiscal quarter.

    Historically, we primarily have generated revenue from merchandise sales. We have implemented a program to generate advertising revenue through paid third-party advertising on eUniverse's web sites and licensing revenue from licensing our LivePlace software to third parties. We also intend to diversify our retail offerings to include a greater selection of products, such as online downloads of content, clothing, sports items and accessories.

Music Entertainment

     The online store (www.cduniverse.com) of eUniverse's wholly owned subsidiary, CD Universe, Inc., currently offers Internet customers a selection of over 240,000 individual CD titles as well as proprietary content and features. Recently, we established a Japanese version of the CD Universe web site that markets and sells CDs and related products to Japanese customers.

Filmed Entertainment

     eUniverse's Video Universe online store (www.videouniverse.com) offers Internet users a selection of over 40,000 movie titles in videocassette, DVD and laser disc formats. Additionally, the online store (www.dvdwave.com) of eUniverse's wholly owned subsidiary, Falcon Ventures Corporation, offers a selection of over 5,000 DVD titles.

Interactive Entertainment

     eUniverse's Games Universe site (www.gamesuniverse.com) sells interactive computer games and links users to eUniverse's online interactive gaming sites operated by our subsidiaries, which include Case's Ladder (www.casesladder.com), an online portal to a variety of games that provides competitive rankings for online game players and allows game players to compete against one another in a variety of tournaments and leagues, Gamer's Alliance (www.gagames.net), a network of online gaming editorial web sites devoted to interactive PC games, and The Big Network (www.bignetwork.com), a site offering classic board and card games (e.g., chess, checkers, backgammon, spades). eUniverse also operates other entertainment web sites, including:

     Pokemonvillage.com, an online community for enthusiasts of Pokemon, computer/video games, and other collectibles;

     Funone.com, a web site that provides online greetings, cartoons, joke lists and gags. Subscribers can receive weekly jokes and send fun electronic greetings to their friends.

     Forumnation.com, a youth focused web site allowing the users to discuss a variety of subjects, such as music, comics, and games that are of interest to them; and

     ReserveAuction.com, a site allows the owners of Pokemon cards, comics, and other collectibles to meet and auction their items.

Expansion

     eUniverse intends to continue to leverage its online retailing expertise into other e-commerce areas by expanding its current product offerings through acquisitions of content-oriented web sites that have experienced high growth in unique monthly visitors and attractive demographics that cater to specific communities of interest in the music, video and games businesses.

     Concurrently with its acquisition strategy, eUniverse is actively adding to and improving upon the existing content and functionality of its web sites.

THE OFFERING


Common stock offered by the selling
stockholders                                 125,000 shares

Common stock to be outstanding after the
Offering                                     17,140,354 shares

Use of proceeds                              eUniverse will not receive any
                                             proceeds from the sale of common
                                             stock by the selling stockholders
                                             under this prospectus.

OTC symbol                                   EUNI


     Common stock to be outstanding after the offering is based on 17,140,354 shares of common stock outstanding as of March 3, 2000. This number does not include:

         - 1,795,024 shares of convertible preferred stock (see "DESCRIPTION OF CAPITAL STOCK -- Preferred Stock";

         - 4,232,500 shares of common stock subject to outstanding options under our 1999 Stock Awards Plan;

         - 978,145 shares of common stock subject to outstanding warrants;

         - 354,600 shares of common stock to be issued in connection with our acquisition of outstanding shares of Big Network held by unaffiliated shareholders; and

         - 11,696 shares of common stock issued in connection with our acquisition of Justsaywow.com; and

         - 23,668 shares of common stock issued in connection with our acquisition of Dustcloud Media.

                                  RISK FACTORS

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW BEFORE MAKING AN INVESTMENT DECISION. OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS COULD BE HARMED BY ANY OF THE FOLLOWING RISKS. THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE DUE TO ANY OF THE FOLLOWING RISKS, AND YOU MIGHT LOSE ALL OR PART OF YOUR INVESTMENT.

RISKS RELATED TO OUR BUSINESS

OUR PROSPECTS FOR FINANCIAL SUCCESS ARE DIFFICULT TO FORECAST BECAUSE WE HAVE A LIMITED OPERATING HISTORY. IF WE FAIL TO MEET THE EXPECTATIONS OF OUR INVESTORS AND OF PUBLIC MARKET ANALYSTS, THE MARKET PRICE OF OUR COMMON STOCK MAY DECLINE. Given that eUniverse's business, as currently operated, commenced in April 1997, when the operations of our predecessor, CD Universe, began, we have a limited operating history upon which an evaluation of eUniverse and its prospects can be based. Neither eUniverse nor any of its subsidiaries has ever made a profit in any fiscal quarter. Our prospects for financial success must be considered in light of the risks, expenses and difficulties frequently encountered by companies in new, unproven and rapidly evolving markets, such as the Internet market. To address these risks, eUniverse must, among other things, expand its customer base, respond effectively to competitive developments, continue to attract, retain and motivate qualified employees and continue to upgrade its technologies. If eUniverse is not successful in further developing and expanding its music, video and interactive entertainment business, including sales of advertising on its web sites and development of related business opportunities, its ability to achieve profitability may not be realized and our market price may decline.

IF WE ARE UNABLE TO MAINTAIN OUR STRATEGIC PARTNERSHIPS, TRAFFIC TO OUR WEB SITE MAY BE REDUCED AND OUR REVENUES COULD DECREASE. ADDITIONALLY, IF OUR NETWORK INFRASTRUCTURE IS NOT SUFFICIENT TO SERVICE OUR CUSTOMERS, WE COULD LOSE CUSTOMERS AND OUR REVENUES COULD BE REDUCED. Although eUniverse's ability to generate additional revenue from Internet commerce may depend on increased site traffic, purchases and advertising that eUniverse expects to generate through strategic partnerships, there can be no assurance that its existing relationships will be maintained through their initial terms or that additional third-party partnerships will be available to eUniverse on acceptable commercial terms or at all. The inability to enter into new, and to maintain any one or more of its existing, strategic partnerships, such as with Linkshare (see "Sales and Marketing"), could result in decreased traffic to our web sites and our product and service sales revenue could decrease. Even if we can maintain our strategic partnerships, there can be no assurance that our infrastructure of hardware and software will be sufficient to handle the potential increased traffic and sales volume from these partnerships.

IF WE ARE UNABLE TO EXPAND OUR WEB PRESENCE INTERNATIONALLY, WE MAY SEE AN INCREASE IN OPERATING EXPENSES AND NO INCREASE IN REVENUES. eUniverse's web sites are accessible throughout the world. If eUniverse is not able to successfully market, sell and distribute its products in international markets due to a variety of legal, contractual and practical considerations and the risks inherent in doing business on a global level, such as unexpected changes in regulatory requirements (such as those that may prohibit access to our web sites), export restrictions, tariffs and other trade barriers, difficulties in staffing and managing foreign operations, difficulties in protecting intellectual property rights, longer payment cycles, problems in collecting accounts receivable, political instability, fluctuations in currency exchange rates and potentially adverse tax consequences, eUniverse's business, prospects, financial condition and results of operations from successful international operations will not be realized and our gross profits will not increase.

BECAUSE WE MAY NOT SUCCESSFULLY IDENTIFY AND ACQUIRE OTHER SUITABLE EXISTING INTERNET-BASED BUSINESSES AND WEB SITES, OUR OPERATING EXPENSE COULD INCREASE WHILE OUR REVENUES COULD BE REDUCED. eUniverse's growth and future profitability may depend in part upon its ability to identify companies that are suitable acquisition candidates, to acquire those companies upon appropriate terms and to effectively integrate and expand their operations within its own infrastructure. We may not be able to identify additional candidates that are suitable for acquisition or to consummate desired acquisitions on favorable terms. Acquisitions involve a number of special risks, including the diversion of management's attention to the assimilation of the operations and personnel of the acquired companies, adverse short-term effects on eUniverse's operating results and the potential inability to integrate financial and management reporting systems. A significant portion of eUniverse's capital resources could be used for these acquisitions. Accordingly, eUniverse may require additional debt or equity financing for future acquisitions, which may not be available on terms favorable to eUniverse, if at all. Moreover, eUniverse may not be able to successfully integrate an acquired business into eUniverse's business or to operate an acquired business profitably. If we are not able to integrate and expand the operations of acquired companies, without excessive costs, delays or other adverse developments, our revenues could decrease.

IF WE ARE UNABLE TO USE NEW TECHNOLOGIES EFFECTIVELY OR ADAPT OUR WEB SITES, PROPRIETARY TECHNOLOGY AND TRANSACTION-PROCESSING SYSTEMS TO CUSTOMER REQUIREMENTS OR EMERGING INDUSTRY STANDARDS, CUSTOMERS MAY NOT VISIT OUR WEB SITES OR PURCHASE PRODUCTS FROM US, WHICH COULD RESULT IN A DECREASE IN OUR REVENUES. To remain competitive, eUniverse must continue to enhance and improve the responsiveness, functionality and features of its web sites and develop new features to meet customer needs. The Internet is characterized by rapid technological change, changes in user and customer requirements and preferences, frequent new product and service introductions and the emergence of new industry standards and practices that could render eUniverse's existing web network and sites, technology and systems obsolete. eUniverse's success will depend, in part, on its ability to license leading technologies useful in its business, enhance its existing products and services, develop new products, services and technology that address the needs of its customers, and respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis.

IF WE ARE UNABLE TO PROTECT OUR TRADEMARKS AND PROPRIETARY RIGHTS, OUR REPUTATION AND BRAND COULD BE IMPAIRED AND WE COULD LOSE CUSTOMERS. eUniverse regards its trademarks, trade secrets and similar intellectual property as valuable to its business, and relies on trademark and copyright law, trade secret protection and confidentiality and/or license agreements with its employees, partners and others to protect its proprietary rights. There can be no assurance that the steps taken by eUniverse will be adequate to prevent misappropriation or infringement of its proprietary property. eUniverse does not have any of its trademarks or service marks registered with the United States Patent and Trademark Office. While eUniverse is currently applying for registration of a number of its trademarks and service marks, we may not be able to successfully prosecute our applications for these trademarks. See "BUSINESS--Domain Names, Patents, and Trademarks."

WE COULD LOSE ONE OR MORE OF THE KEY MEMBERS OF OUR MANAGEMENT TEAM, WHICH COULD IMPAIR OUR BUSINESS OPERATIONS. We depend on the continued service of our executive officers and key technical and marketing personnel, including, in particular, Brad D. Greenspan, our Chairman, and Leland N. Silvas, our President and Chief Executive Officer, William R. Wagner, our Chief Financial Officer, James Haiduck, our Vice President of Sales and Stephen D. Sellers, our Vice President of Business Affairs and Business Development. eUniverse has employment agreements with Messrs. Silvas, Wagner, Haiduck and Sellers. However, these employment agreements do not assure the services of these employees. Despite employment agreements with these members of management, eUniverse's employees may voluntarily terminate their employment with eUniverse at any time. eUniverse's success also depends on its ability to attract and retain additional qualified employees. Competition for qualified personnel is intense and there are a limited number of persons with knowledge of and experience in commercial application of the Internet and retail sales of music and entertainment related products. There can be no assurance that eUniverse will be able to attract and retain highly qualified personnel to fill critical managerial and operational positions.

OUR FUTURE OPERATING RESULTS MAY FLUCTUATE. IF WE ARE UNABLE TO MEET THE EXPECTATIONS OF INVESTORS AND PUBLIC MARKET ANALYSTS, THE MARKET PRICE OF OUR COMMON STOCK MAY DECREASE. eUniverse expects to experience fluctuations in future quarterly and long-term operating results that may be caused by a variety of factors, many of which are outside eUniverse's control. Factors that may affect eUniverse's quarterly operating results include, without limitation,

- eUniverse's ability to retain existing customers, attract new customers at a steady rate and maintain customer satisfaction,

- the announcement or introduction of new or enhanced web sites, products and strategic partnerships by eUniverse and its competitors,

-  the mix of products sold by eUniverse,

- seasonality of the recorded music industry (namely, the fact that sales of recorded music traditionally peak during the Christmas season),

-  seasonality of advertising sales,

-  eUniverse promotions and sales programs,

-  price competition or higher recorded music prices in the industry,

- the level of use of the Internet and increasing consumer acceptance of the Internet for the purchase of consumer products, such as those offered by eUniverse,

- eUniverse's ability to upgrade and develop its systems and infrastructure in a timely and effective manner,

- the amount and timing of operating costs and capital expenditures relating to expansion of eUniverse's business, operations and infrastructure and the implementation of marketing programs, key agreements and strategic partnerships, and general economic conditions and economic conditions specific to the Internet, online commerce, and the recorded music and prerecorded videocassette industries.

OUR REVENUES AND GROSS PROFITS MAY BE REDUCED IF WE ARE UNABLE TO FULFILL OUR CUSTOMERS' ORDERS. eUniverse currently accepts orders only over the Internet. Product orders received by CD Universe are accepted, verified, batched and electronically sent on a daily basis to our suppliers, including Valley Media, Inc. of Woodland Hills, California, eUniverse's primary supplier. Shipments from our suppliers are received at eUniverse's fulfillment center in Wallingford, Connecticut. Employees break down bulk shipments into the individual orders to be sent to customers. This arrangement allows eUniverse to offer customers a wide variety of CD and video titles while maintaining virtually no inventory. It also reduces product returns by allowing eUniverse to only order products for which it has received orders. eUniverse typically fills over 80% of its orders by the next business day, and approximately 90% of its orders within one week. eUniverse believes that the speed of order fulfillment is an important factor to its customers, and accordingly has a significant impact on its ability to increase revenues from retail sales.

At the present time, Valley Media supplies approximately 80% of the music and video products and accessories sold by CD Universe. There is no written agreement between eUniverse and Valley Media. We may not be able to maintain a relationship with Valley Media or to find an alternative supplier that will provide products and services on terms satisfactory to eUniverse should our relationship with Valley Media terminate. Therefore, an unanticipated termination of eUniverse's relationship with Valley Media, particularly during the fourth quarter of the calendar year, in which a high percentage of recorded music and video product sales is made, could cause our revenues to decline for the quarter in which the termination occurred, even if eUniverse were able to establish a relationship with an alternative supplier. To date, Valley Media has satisfied eUniverse's requirements on a timely basis. However, to the extent that Valley Media is unable to continue to satisfy eUniverse's increasing product requirements, these constraints may result in decreased revenue and have a material adverse effect on eUniverse's business, results of operations and financial condition.

COMPETITION IN ONLINE COMMERCE IS INTENSE. IF WE ARE UNABLE TO COMPETE SUCCESSFULLY AGAINST CURRENT AND FUTURE COMPETITORS, OUR REVENUES COULD DECLINE. The online commerce market is new, rapidly evolving and intensely competitive, and eUniverse expects that competition will further intensify in the future. Barriers to entry are minimal, and current and new competitors can launch new sites at a relatively low cost. With respect to recorded music sales, eUniverse currently competes with numerous Internet retailers, including music retail chains, record labels, independent retailers with web sites on the Internet and online stores retailing music and video titles, such as CDnow and Amazon.com. In addition, eUniverse competes with traditional music retailers, as well as megastores, mass merchandisers, consumer electronics stores and music clubs.

     The primary competitive factors in providing music, video and other entertainment products and services via the Internet are name recognition, variety of value-added services, ease of use, price, quality of service, availability of customer support and technical expertise. eUniverse's prospects for achieving its business objectives will depend heavily upon its ability to provide high quality, entertaining content, along with user-friendly web site features and value-added Internet services. Other factors that will affect eUniverse's prospects for success include its ability to attract experienced and qualified personnel, particularly in the areas of management, sales and marketing, and web site design. If eUniverse is unable to compete successfully in its retailing businesses, there will be a material adverse impact on its business, results of operations and financial condition due to decreased revenue. In addition, the competition for advertising revenues, both on Internet web sites and in more traditional media, is intense. If eUniverse fails to attract and retain significant sources of revenue from paid advertisements and sponsorships on its web sites, eUniverse's business, results of operations and financial condition will be materially adversely affected by the decreased revenue.

     Many of eUniverse's current and potential competitors in the area of online music, video and other entertainment retailing, such as CDNow.com and Amazon.com, have longer operating histories, significantly greater financial, technical and marketing resources, greater name recognition and larger existing customer bases than eUniverse. These competitors may be able to respond more quickly than eUniverse to new or emerging technologies and changes in the economy or the marketplace affecting the products and services that eUniverse offers. In addition, some of eUniverse's competitors can be expected to devote greater resources, both human and financial, to the development, promotion and sale of music, video and other entertainment products and services. Accordingly, there can be no assurance that eUniverse will be able to compete successfully and achieve its objectives with respect to growth in revenue and profit. See "MARKETING AND SALES -- Competition".

RISKS ASSOCIATED WITH THE YEAR 2000 ISSUE

The Year 2000 issue (Y2K) is the result of computer programs written using two digits rather than four to define the applicable year. Any of eUniverse's computer and telecommunications programs that have date sensitive software may recognize a date using "00" as the year 1900 instead of 2000. This could result in system failure or miscalculations causing disruptions in operations, including the ability to process transactions, send invoices, or engage in similar normal business activities.

During 2000, we may experience a Y2K issue, which could negatively affect our operating results or financial condition because our costs to remedy the issue would increase. We believe, however, that our most reasonably likely worst-case scenario would relate to problems with the systems of third parties rather than with our internal systems, including disruption of product delivery from wholesalers, inability to charge purchases to credit cards, temporary power outages, delayed transportation of products by third parties, and lost or delayed customer purchases due to non-compliant personal computers. We are limited in our abilities to address the Y2K issue as it relates to third parties and are relying solely on the assurances of these third parties as to their Year 2000 preparedness.

RISKS RELATED TO THE INTERNET INDUSTRY

OUR FUTURE RESULTS AND GROWTH MAY NOT BE REALIZED IF THE USE OF THE INTERNET DOES NOT CONTINUE TO INCREASE. Our market, users of the global computer network known as the Internet, is new and rapidly evolving. Our business could suffer if Internet usage does not continue to grow. Internet usage may be inhibited for a number of reasons, including:

 - inadequate network infrastructure;

 - security concerns;

 - inconsistent quality of service;

 - lack of availability of cost-effective and high-speed service; and

 - changes in government regulation of the Internet.

If Internet usage grows, the Internet infrastructure might not be able to support the demands placed on it by this growth or its performance and reliability may decline. In addition, future outages and other interruptions occurring throughout the Internet could lead to decreased use of our network of web sites and would therefore harm our business.

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


WE COULD BE SUED FOR INFORMATION RETRIEVED FROM THE INTERNET. Due to the fact that material may be downloaded from web sites and may be subsequently distributed to others, there is a potential that claims will be made against eUniverse under legal theories, such as defamation, negligence, copyright or trademark infringement or other theories based on the nature and content of the material. These claims have been brought, and sometimes successfully pressed, against on-line services in the past. In addition, we could be exposed to liability with respect to the material that may be accessible through our products and web sites, including claims asserting that, by providing hypertext links to web sites operated by third parties, we are liable for wrongful actions by those third parties through the web sites. Although eUniverse carries general liability insurance, its insurance may not cover potential claims of this type, or the level of coverage may not be adequate to fully protect eUniverse against all liability that may be imposed. Any costs or imposition of liability or legal defense expenses that are not covered by insurance or in excess of insurance coverage could reduce our working capital and have a material adverse effect on eUniverse's business, results of operations and financial condition. Also, the legal effectiveness of our terms and conditions of use is uncertain. We currently are not aware of any claims that can be expected to have a material adverse impact on our financial condition or our ability to conduct our business.

GOVERNMENT REGULATION AND LEGAL UNCERTAINTIES COULD INCREASE OUR COSTS AND RISKS TO DOING BUSINESS ON THE INTERNET. There are currently few laws or regulations that specifically regulate communications or commerce on the Internet. However, laws and regulations may be adopted in the future that address issues, such as user privacy, pricing, taxation and the characteristics and quality of products and services. For example, the Communications Decency Act of 1996 prohibits obscene and other unlawful information and content from being transmitted over the Internet. Several other nations have taken actions to restrict the free flow of material deemed to be objectionable on the Internet. On October 21, 1998, President Clinton signed the Internet Tax Freedom Act placing a three year moratorium, beginning October 1, 1998 through October 21, 2001, on Internet access taxes, multiple taxes on electronic commerce, and discriminatory taxes on electronic commerce. In addition, local telephone carriers have argued before the Federal Communications Commission that Internet service providers and online service providers should be required to pay fees for access to local telephone networks in a manner similar to long distance telephone carriers. Although the FCC has informally stated that it has no intention of assessing per-minute charges on Internet traffic or changing the way consumers obtain and pay for access to the Internet, if the efforts of the local telephone carriers are successful, costs for Internet access and usage could increase sharply. Moreover, it may take years to determine the extent to which existing laws relating to issues, such as property ownership, libel, taxation and personal privacy are applicable to the Internet. Any new laws or regulations relating to access to or use of the Internet could harm our business.

IF WE ARE UNABLE TO PROTECT OUR DOMAIN NAMES, OUR REPUTATION AND BRAND COULD BE IMPAIRED AND WE COULD LOSE CUSTOMERS. We own the Internet domain names "euniverse.com," "cduniverse.com", "videouniverse.com", "gamesuniverse.com", "casesladder.com" and "gagames.com" as well as numerous other domain names in the United States. See "Domain Names, Patents and Trademarks". National and international Internet regulatory bodies generally regulate the registration of domain names. The regulation of domain names in the United States and in other countries is subject to change. Regulatory bodies could establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names. As a result, we might not acquire or maintain the "euniverse.com," "cduniverse.com", "videouniverse.com", "gamesuniverse.com", "casesladder.com", "gagames.com" or comparable domain names in all the countries in which we conduct business, which could harm our business. Furthermore, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear and still evolving. Therefore, we might be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our trademarks and other proprietary rights.

WE MAY BE NOT ABLE TO KEEP PACE WITH RAPID TECHNOLOGICAL CHANGES IN THE INTERNET INDUSTRY, WHICH COULD CAUSE US TO LOSE CUSTOMERS AND REVENUE. Rapid technological developments, evolving industry standards and user demands, and frequent new product introductions and enhancements characterize the market for Internet products and services. These market characteristics are exacerbated by the emerging nature of the market and the fact that many companies are expected to introduce new Internet products and services in the near future. Our future success will depend on our ability to continually improve our content offerings and services. In addition, the widespread adoption of developing multimedia-enabling technologies could require fundamental and costly changes in our technology and could fundamentally affect the nature, viability and measurability of Internet-based advertising, which could harm our business.

OUR COMPUTER NETWORK SECURITY MEASURES COULD BE CIRCUMVENTED RESULTING IN LOSS OF CUSTOMER DATA. eUniverse accepts credit cards, personal checks or money orders as payment for customer orders. The CD Universe web site enables customers to store their credit card information in a personal account, thereby avoiding the need to re-enter this information when making future purchases. Customers are offered several shipping options, including overnight delivery. eUniverse confirms each order by e-mail communication to the customer promptly after the order is placed, and subsequently confirms shipment of the order by e-mail. In addition, the CD Universe web site includes a feature that enables customers to check on the status of their order. Use of the Internet by consumers is at an early stage of development, and market acceptance of the Internet as a medium for commerce is still by no means certain. eUniverse's future success will depend on its ability to significantly increase revenues, which will require the development and widespread acceptance of the Internet as a medium for commerce, particularly as a channel of retail distribution. The Internet may not prove to be a viable commercial marketplace because of inadequate development of the necessary infrastructure, such as reliable network backbones, or complementary services, such as high-speed modems and security procedures for financial transactions. The viability of the Internet may prove uncertain due to delays in the development and adoption of new standards and protocols to handle increased levels of Internet activity or due to increased government regulation. If use of the Internet for the purposes envisioned by eUniverse does not continue to grow, or if the necessary Internet infrastructure is not further developed and maintained, eUniverse's business, results of operations and financial condition could be materially adversely affected due to decrease or loss of traffic.

         Despite eUniverse's implementation of network security measures, its infrastructure is potentially vulnerable to computer break-ins and similar disruptive problems caused by individuals with a variety of objectives. eUniverse learned on Saturday January 8, 2000 that customer data stolen from CD Universe was posted on the Internet and immediately notified the FBI, which caused the site to be shut down the same day. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Theft of Customer Data from CD Universe".

     Consumer concern over Internet security has been, and could continue to be, an impediment to the expansion of commercial activities that require consumers to transmit their credit card information and other personal information over the Internet. In addition, computer viruses, break-ins or other security problems could lead to misappropriation of proprietary information and interruptions, delays or cessation in service to eUniverse's customers. Until more comprehensive and reliable security technologies are developed and implemented, the security and privacy concerns of existing and potential customers may inhibit the growth of the Internet as a merchandising medium.

RISKS RELATED TO THIS OFFERING

OUR STOCK PRICE COULD BE VOLATILE, WHICH COULD RESULT IN SUBSTANTIAL LOSSES TO INVESTORS. Our common stock is currently traded on the OTC Bulletin Board. We cannot predict the extent to which investor interest in eUniverse will develop in the trading market or how liquid any trading market might become.

The stock market has experienced extreme price and volume fluctuations and the market prices of securities of technology companies, particularly Internet-related companies, have been highly volatile. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against a company. This litigation could result in substantial costs and a diversion of our management's attention and resources.

OUR STOCK OWNERSHIP WILL BE CONCENTRATED IN A SMALL NUMBER OF PEOPLE WHO COULD NEGATIVELY AFFECT THE RIGHTS OF OUR OTHER STOCKHOLDERS. As of March 21, 2000, the present directors, executive officers, greater than 5% shareholders and their affiliates beneficially owned approximately 64% of our outstanding common stock. As of March 21, 2000, Brad D. Greenspan beneficially owned approximately 46% of our outstanding common stock. As a result of his beneficial ownership, Mr. Greenspan, acting alone or with others, will be able to control all matters requiring stockholder approval, including the election of directors and approval of significant transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control of eUniverse. See "PRINCIPAL SHAREHOLDERS."


SHARES ELIGIBLE FOR PUBLIC SALE AFTER THIS OFFERING COULD CAUSE OUR STOCK PRICE TO FALL. As of December 31, 1999, approximately 15,256,000 shares of our common stock are restricted shares that may be sold only in the event that the shares are registered, or exempted from registration, under the Securities Act. Although a large number of our common stock is restricted, these shares may be available for resale in the near future under Rule 144 or under one or more registrations filed with the SEC statement, such as this registration statement under which 125,000 shares are available for resale. See "SHARES ELIGIBLE FOR FUTURE SALE" and "Selling Stockholders".


THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES AND ADDRESS, AMONG OTHER THINGS, eUNIVERSE'S BUSINESS STRATEGY, USE OF PROCEEDS, PROJECTED CAPITAL EXPENDITURES, LIQUIDITY, POSSIBLE BUSINESS RELATIONSHIPS, AND POSSIBLE EFFECTS OF CHANGES IN GOVERNMENT REGULATION. THESE STATEMENTS MAY BE FOUND UNDER "SUMMARY," "RISK FACTORS," "USE OF PROCEEDS," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," AND "BUSINESS" AS WELL AS IN THE PROSPECTUS GENERALLY. THESE STATEMENTS RELATE TO OUR FUTURE PLANS, OBJECTIVES, EXPECTATIONS AND INTENTIONS. THESE STATEMENTS MAY BE IDENTIFIED BY THE USE OF WORDS, SUCH AS "EXPECTS," "ANTICIPATES," "INTENDS," "PLANS," AND SIMILAR EXPRESSIONS. ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY FROM THOSE DISCUSSED IN FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS, INCLUDING THOSE FACTORS DISCUSSED ABOVE AND SET FORTH IN THIS PROSPECTUS GENERALLY.

                                 USE OF PROCEEDS

     eUniverse will not receive any portion of the proceeds from the sale of shares of common stock by the selling stockholders under this prospectus.

                                 DIVIDEND POLICY

     We have not in the past paid any dividends on our equity securities and anticipate that we will retain any future earnings for use in the expansion and operation of our business. We do not anticipate paying any cash dividends in the foreseeable future. Any determination to pay dividends in the future will be at the discretion of our Board of Directors and will depend upon our financial condition, results of operations, working capital requirements and other factors the Board of Directors deems relevant.

                         SELECTED FINANCIAL INFORMATION

         The following selected financial data are derived from our audited financial statements presented as of March 31, 1999, 1998 and 1997, and our unaudited financial information presented as of December 31, 1999. Prior to incorporating, CD Universe operated as a division of Prime Software, Inc., a related party. Therefore, the results presented for the years ended March 31, 1999 and 1998 are those of CD Universe, Inc., the predecessor of eUniverse. The results presented for the year ended March 31, 1997 are those of the CD Universe division of Prime Software, Inc. The current year's unaudited results represent the consolidated operations of eUniverse, including its predecessor, CD Universe (from April 1); and the results of the acquired companies -- Case's Ladder (from June 1), Gamer's Alliance (from July 1) and Big Network (from September 1) for both the third quarter and the nine months ended December 31, 1999. In our opinion, these unaudited financial statements have been prepared on the same basis as our audited financial statements and reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of our results of operations and financial position for these periods. The historical results are not necessarily indicative of results to be expected for any future period. The effect of the merger along with other acquisitions is presented separately in pro forma statements. The data below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and the related notes to the financial statement included elsewhere in this prospectus.

                                 eUNIVERSE, INC.
                            STATEMENTS OF OPERATIONS

                                                   THREE MONTHS ENDED               NINE MONTHS ENDED
                                              ----------------------------- -----------------------------
                                              DECEMBER 31,   DECEMBER 31,      DECEMBER 31,   DECEMBER 31,
                                                  1999            1998            1999            1998
                                                  ----            ----            ----            ----
                                                               CD UNIVERSE                     CD UNIVERSE
Revenue.....................................   $ 3,070,912  |  $2,571,898      $ 6,950,769  |  $6,871,342
Cost of goods sold..........................     2,191,680  |   2,209,637        5,228,249  |   5,798,313
                                               -----------  |  ----------      -----------  |  ----------
Gross profit................................       879,232  |     362,261        1,722,520  |   1,073,029
Operating expenses:                                         |                               |
    Marketing and sales (excludes                           |                               |
      stock-based compensation of $ 107,236,                |                               |
      $0, $144,842, $0, $0, $0 and $0,                      |                               |
      respectively).........................     1,101,004  |     373,094        2,123,186  |     897,655
    Product development (excludes                           |                               |
      stock-based compensation of $(30,183),                |                               |
      $0, $13,341, $0, $0, $0 and $0,                       |                               |
      respectively).........................       725,621  |      90,030        1,221,499  |     246,844
    General and administrative (excludes                    |                               |
      stock-based compensation of $1,710,                   |                               |
      $0, $3,705, $0, $0, $0 and $0,                        |                               |
      respectively).........................     1,317,889  |      16,548        3,004,888  |     198,284
    Amortization of goodwill and other                      |                               |
      intangibles...........................       681,413  |         292        1,596,622  |         376
    Stock-based compensation................        78,763  |          -           161,888  |          -
                                               -----------  |  ----------      -----------  |  ----------
Total operating expenses....................     3,904,690  |     479,964        8,108,083  |   1,343,159
                                               -----------  |  ----------      -----------  |  ----------
        Operating loss......................    (3,025,458) |    (117,703)      (6,385,563) |    (270,130)
                                               -----------  |  ----------      -----------  |  ----------
Non-operating income (expense)                              |                               |
    Interest and dividend income............        18,757  |          85           57,753  |         395
    Interest expense........................            -   |          -              (355) |          -
    Loss allocated to minority interest.....            -   |          -            16,438  |          -
    Other...................................            -   |          -                -   |          -
    Income taxes............................            -   |          -                -   |          -
                                               -----------  |  ----------      -----------  |  ----------
        Net income (loss)...................   $(3,006,701) |  $ (117,618)     $(6,311,727) |  $ (269,735)
                                               ===========  |  ==========      ===========  |  ==========
Basic income (loss) per common share........   $     (0.18) |     N/A          $     (0.42) |     N/A
                                               ===========  |  ==========      ===========  |  ==========
Basic weighted average common shares                        |                               |
  outstanding...............................    16,272,384  |     N/A           15,149,505  |     N/A


                                                              CD UNIVERSE
                                                              YEAR ENDED
                                              -------------------------------------------
                                              MARCH 31,      MARCH 31,  |    MARCH 31,
                                                1999            1998    |      1997
                                                ----            ----    |     ----
                                                                        |   DIVISION
                                                                        |   OF PRIME
                                                                        | SOFTWARE, INC.
                                                                        |
Revenue.....................................|$8,851,713      $5,685,211 |   $1,675,815
Cost of goods sold..........................| 7,550,289       4,709,528 |    1,433,766
                                            |----------      ---------- |   ----------
Gross profit................................| 1,301,424         975,683 |      242,049
Operating expenses:                         |                           |
    Marketing and sales (excludes           |                           |
      stock-based compensation of $32,204,  |                           |
      $0, $37,606, $0, $0, $0 and $0,       |                           |
      respectively).........................| 1,182,529         812,156 |      199,455
    Product development (excludes           |                           |
      stock-based compensation of $37,306,  |                           |
      $0, $43,524, $0, $0, $0 and $0,       |                           |
      respectively).........................|   332,534         147,973 |      117,542
    General and administrative (excludes    |                           |
      stock-based compensation of $1,740,   |                           |
      $0, $1,995, $0, $0, $0 and $0,        |                           |
      respectively).........................|   193,368         151,399 |      117,206
    Amortization of goodwill and other      |                           |
      intangibles...........................|       170             170 |        --
    Stock-based compensation................|     --               --   |        --
                                            | ---------      ---------- |   ----------
Total operating expenses....................| 1,708,601       1,111,698 |      434,203
                                            | ---------      ---------- |   ----------
        Operating loss......................|  (407,177)       (136,015)|     (192,154)
                                            | ---------      ---------- |   ----------
Non-operating income (expense)              |                           |
    Interest and dividend income............|     --               --   |        --
    Interest expense........................|     --               --   |        --
    Loss allocated to minority interest.....|     --               --   |        --
    Other...................................|     1,013         (15,797)|        --
    Income taxes............................|     --               --   |        --
                                            | ----------     ---------- |   ----------
        Net income (loss)...................|$ (406,164)       (151,812)|   $ (192,154)
                                            | ==========     ===========|   ===========
Basic income (loss) per common share........|$    (0.04)(1)       N/A   |       N/A
                                            | ==========     ===========|   ===========
Basic weighted average common shares        |                           |
  outstanding...............................| 11,250,993(1)        N/A  |        N/A

(1) Pro forma per share and weighted average shares outstanding assuming that the recapitalization occurred at the beginning of the year. The weighted average shares outstanding include Entertainment Universe shares of 10,050,000 and shares retained by the former Motorcycle Centers of America Shareholders of 1,200,993.


                               BALANCE SHEET DATA

                                                                                                                 CD UNIVERSE,
                                                                                        CD UNIVERSE              DIVISION OF
                                                                              -------------------------------   PRIME SOFTWARE
                                                          DECEMBER 31, 1999   MARCH 31, 1999   MARCH 31, 1998   MARCH 31, 1997
                                                          ------------------  --------------   --------------   --------------
                                                             (UNAUDITED)
Cash and cash equivalents...............................     $   891,305    |    $  11,335        $267,214    |    $19,558
Working capital (deficit)...............................        (441,304)   |     (783,204)       (309,854)   |     25,586
Total assets............................................      29,012,307    |      520,346         494,164    |     32,086
Total shareholders' equity..............................      26,694,046    |     (556,976)       (150,812)   |     32,086

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

         The following discussion should be read in conjunction with our financial statements and the accompanying notes, which appear elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this prospectus, particularly in "Risk Factors."

OVERVIEW

         We commenced our current business of online retailing of music, video and games and operating online interactive entertainment web sites on April 14, 1999, when we reorganized with Motorcycle Centers. Simultaneously with the reorganization, we acquired CD Universe, Inc., an online retailer of music CDs, which has been in operation since April 7, 1997. CD Universe is our predecessor for accounting and financial reporting purposes.

         Since April 1999, we have grown rapidly, mainly due to our acquisitions of Case's Ladder, Gamer's Alliance, The Big Network and Falcon Ventures Corporation, and several web sites, including funone.com, pokemonvillage.com, and justsaywow.com. We use the purchase method accounting for our acquisitions.

         Because of the early stage of our operations, we believe that period-to-period comparisons of our operating results are not meaningful and should not be relied upon as an indication of our future performance. We report our results on an accrual basis and recognize revenue when we ship products to our customers. Our net sales are received primarily from customer credit card payments within three days of our shipments and concurrent billings.

         Our fiscal year ends on March 31st of each year. We incurred net losses of $3.0 million for the quarter ended December 31, 1999 and $6.3 million for the nine-month period ended December 31, 1999. These losses resulted from advertising costs, the costs of additional infrastructure, other costs incurred for the development of our web sites and acquisition of other web sites and a lack of commensurate net sales. Because of our aggressive expansion plans, we expect to incur significant operating losses for the foreseeable future. Although we have experienced revenue growth in recent periods, this growth may not be sustainable and these recent periods should not be considered indicative of future performance. We may never achieve substantially increased net sales or profitability, or if we achieve substantially increased net sales, they may not be sustained.

RESULTS OF OPERATIONS

     The following table sets forth the results of operations for eUniverse for the periods indicated:



                                          Third Quarter Ended December 31,               Nine Months Ended December 31,
                                          --------------------------------------------   -----------------------------------------
                                                 1999            1998    % Change               1999           1998   % Change
                                          ------------    ------------   -------------   ------------   ------------  ------------
                                                  (In Thousands)         (%)                     (In Thousands)       (%)
Net sales:
      Products, net                            $2,591          $2,572               1         $6,141         $6,871           (11)
      Services, net                               480               0             n/a            810              0           n/a
                                          ------------    ------------   -------------   ------------   ------------  ------------
          Total net sales                      $3,071          $2,572              19         $6,951         $6,871             1

Cost of revenues:
      Products                                  2,199           2,210              (1)         5,214          5,798           (10)
      Services                                     (7)              0             n/a            (15)             0           n/a
                                          ------------    ------------   -------------   ------------   ------------  ------------
          Total cost of revenues                2,192           2,210              (1)         5,199          5,798           (10)

Gross profit:
      Products                                    392             362               8            927          1,073           (14)
      Services                                    487               0             n/a            795              0           n/a
                                          ------------    ------------   -------------   ------------   ------------  ------------
          Total gross profit                      879             362             143          1,722          1,073            61

Operating expenses:
      Marketing and sales                       1,101             373             195          2,123            898           136
      Product development                         726              90             707          1,221            247           394
      General and administrative                1,318              16           8,138          3,005            198           148
      Amortization of intangibles                 681               0             n/a          1,597              0           n/a
      Stock-based compensation                     79               0             n/a            162              0           n/a
                                          ------------    ------------   -------------   ------------   ------------  ------------
          Total operating expenses              3,905             479             714          8,108          1,343           504
                                          ------------    ------------   -------------   ------------   ------------  ------------

Operating loss                                 (3,026)           (117)          2,480         (6,386)          (270)        2,265
Non-operating income (expense):
      Interest and dividend income                 19               0             n/a             74              0           n/a
      Income taxes                                  0               0             n/a              0              0           n/a
                                          ------------    ------------   -------------   ------------   ------------  ------------

Net income/(loss)                             ($3,007)          ($117)          2,470        ($6,312)         ($270)        2,238
                                          ============    ============   =============   ============   ============  ============


THIRD QUARTER ENDED DECEMBER 31, 1999 COMPARED TO THIRD QUARTER ENDED DECEMBER 31,1998

NET SALES

         Net product sales represent the gross revenue received from sales of music, video, games and other products sold by eUniverse, less sales returns, and outbound shipping and handling charges. Net service sales represent revenue generated from sales of membership, sponsorship and advertising on our web sites.

         Total net sales increased nearly 20%, or $0.5 million, to 3.0 million for the quarter ended December 31, 1999, from $2.5 million for the comparable third quarter of 1998 all due to services sales. Advertising, sponsorship and membership net sales grew to represent 16% of net sales, having a positive effect on gross margins. Advertising, sponsorship and membership net sales of our acquired subsidiaries amounted to $480,000 during the quarter ended December 31, 1999, compared to no net sales of services during the comparable period for the prior year. For the quarter ended December 31, 1999, total product net sales were 1% higher than the comparable period for the prior year. Service net sales include barter advertising, where we exchange banner and other ad impressions on our sites for similar quantities on our barter partner's sites. Barter advertising represented 3.5% of net sales for the quarter ended December 31, 1999. eUniverse had no barter transactions for the third quarter of the prior year.

GROSS PROFIT

         Gross profit is calculated as net sales less the cost of net sales, which consists of the cost of merchandise sold to customers and inbound and outbound shipping costs.

         For the quarter ended December 31, 1999, the gross margin increased to 29% from 14% and, in absolute dollars, the gross profit increased to $879,000 from $362,000 reported for the quarter ended December 31, 1998, reflecting a $487,000 increase in net sales due to the inclusion of advertising, sponsorship and membership net sales as noted above. Gross margins on product sales increased by 8% during the quarter ended December 31, 1999, as compared to the quarter ended December 31, 1998, as a result of cost reductions in freight and shipping that went into effect in the third quarter of 1999.

MARKETING AND SALES

         Marketing and sales expenses consist primarily of fulfillment, advertising, public relations and promotional expenditures, and all related payroll and related expenses for personnel engaged in marketing, selling and fulfillment activities. Fulfillment costs include the cost of operating and staffing the distribution and customer service center.

         Marketing and sales expenses totaled $1.1 million for the quarter ended December 31, 1999, compared to $373,000 for the quarter ended December 31, 1998. Marketing and sales expenses increased during the third quarter of 1999 due to inclusion of the marketing and sales expenses of the businesses we acquired during the 1999 fiscal year. For the three months ended December 31, 1999, marketing and sales costs included in the operating expenses of our acquired companies accounted for $476,000 of the $728,000 increase in our marketing and sales expenses over the comparable period in the prior year. The remainder of the increase is attributable to marketing and sales expenses related to our product sales. For the quarter ended December 31, 1999, our product processing and fulfillment costs increased by $114,000, payroll increased by $84,000 and advertising and promotion increased by $114,000 over the comparable period in the prior year. Marketing and sales costs of our acquired companies for the quarter ended December 31, 1999, included payroll of $155,000, advertising of $60,000 and consulting and other services of $261,000.

PRODUCT DEVELOPMENT

         Product development expenses consist of payroll and related expenses for developing and maintaining eUniverse's web sites and supporting technology.

         Product development expenses totaled $726,000 for the quarter ended December 31, 1999 compared to $90,000 for the quarter ended December 31, 1998. Product development expenses increased as a result of increased payroll and related expenses associated with Case's Ladder, Gamer's Alliance and Big Network, which we acquired in 1999. The $360,000 of product development expenses are attributable to our subsidiaries acquired after March 31, 1999. The remaining of the increase includes $104,000 in payroll related costs, $190,000 in outside services related to the product division, and $342,000 in corporate web site development and integration of acquired web sites. Product development costs of our acquired companies included payroll for product development personnel of $215,000, Internet fees of $75,000 and outside services of $50,000.

GENERAL AND ADMINISTRATIVE

         General and administrative ("G&A") expenses consist of payroll and related expenses for executive, finance and administrative personnel, recruiting, professional fees and other general corporate expenses.

         G&A expenses totaled $1.3 million for the quarter ended December 31, 1999, compared to $16,000 for the quarter ended December 31, 1998. G&A cost increases are primarily attributable to increased infrastructure costs associated with eUniverse's expansion efforts and increased costs to support its efforts to become registered with the SEC. These include payroll of $370,000, accounting and legal services of $397,000 and professional consulting services of $318,000. Other increases for office rents, supplies and support services added $216,000.

AMORTIZATION OF INTANGIBLES

         Amortized expenses on intangible assets totaled $681,000 for the quarter ended December 31, 1999, compared to no amortized expenses on intangible assets for the quarter ended December 31, 1998. The amortized expenses on intangible assets for the quarter ended December 31, 1999 reflect the acquisitions of CD Universe, Case's Ladder, Gamer's Alliance and Big Network in 1999.

STOCK-BASED COMPENSATION

         Stock-based compensation is comprised of the portion of acquisition related consideration conditioned on the continued tenure of key employees, which must be classified as compensation expense under generally accepted accounting principles.

         Stock-based compensation expenses totaled $70,000 for the quarter ended December 31, 1999, compared to no stock-based compensation expenses for the quarter ended December 31, 1998. The expenses for the quarter ended December 31, 1999 are attributable to stock compensation provided in connection with the acquisitions of MegaDvd.com and Funone.com and awards under the 1999 Stock Awards Plan to CD Universe employees.

NON-OPERATING INCOME

         Non-operating income totaled $19,000 for the quarter ended December 31, 1999, compared to no non-operating income for the quarter ended December 31, 1998. Interest income increased over the quarter ended December 31, 1999 as compared to the third quarter of the prior year due to higher cash balances resulting from eUniverse's financing activities, principally the April 1999 issuance of $6.8 million in Series A 6% Convertible Preferred Stock and $0.9 million in common stock. Loss allocated to minority interest for the quarter ended December 31, 1999 represents the minority shareholders of Big Network's share of their losses for the year-to-date period, limited by their investment.

INCOME TAXES

         eUniverse has not generated any taxable income to date and therefore did not pay any federal income taxes in the third quarter of 1999 or of 1998. Utilization of eUniverse's net operating loss carryforwards, which begin to expire in 2011, may be subject to certain limitations under Section 382 of the Internal Revenue Code of 1986, as amended. Due to uncertainties regarding realizability of the deferred tax assets, eUniverse has provided a valuation allowance on the deferred tax asset in an amount necessary to reduce the net deferred tax asset to zero.

NET LOSS

         Net loss totaled $3.0 million for the quarter ended December 31, 1999 compared to $117,000 for the quarter ended December 31, 1998. The increase in net loss is attributable to an increase in expenses as described above and lack of a commensurate increase in net sales.


NINE MONTHS ENDED DECEMBER 31, 1999 COMPARED TO NINE MONTHS ENDED DECEMBER 31, 1998

NET SALES

         Total net sales were approximately $7.0 million for the nine months ended December 31, 1999, compared to approximately $6.9 million for the nine months ended December 31, 1998. For the nine-month period ended December 31, 1999, product net sales declined by 11% from the prior year increased competition and Web site reliability issues in the first half of the year.
The decrease in product sales was more than offset by the increase in services sales. Net sales attributable to results of businesses we acquired after December 31, 1998, include all sales of services. Advertising, sponsorship and membership net sales of our acquired subsidiaries amounted to $810,000 for the nine months ended December 31, 1999, compared to no net sales of services during the comparable period for the prior year. Barter net sales represented 1.5% of net sales for the nine months ended December 31, 1999 compared to no barter net sales in the nine months ended December 31, 1998. We expect that net sales of services will continue to grow as a result of our emphasis in this area as well as realization of the full period effect of the results of operations of our acquired subsidiaries to date.

GROSS PROFIT

         Gross profit totaled $1.7 million for the nine months ended December 31, 1999, compared to $1.1 million for the nine months ended December 31, 1998. For the nine months ended December 31, 1999, advertising, sponsorship and membership net sales represented 46% of the gross margin and product net sales represented 54% of the gross margin. Gross profits for product sales were $146,000 lower for the nine months ended December 31, 1999, as compared to the nine months ended December 31, 1998, due to increased promotional discounts. However, for the nine months ended December 31, 1999, total gross profits were $649,000 higher than total gross profits for the comparable period the prior year due to the inclusion of service net sales, which represented $795,000 of gross profits for the nine months ended December 31, 1999, and partially offset the decline in product sales.

         eUniverse over time intends to expand its product sales operations by promoting new or complementary products or sales formats and by expanding the breadth and depth of its product or services offerings. Gross margins attributable to new business areas may be lower than those associated with eUniverse's existing business activities. However, eUniverse over time intends to continue to focus on increasing advertising revenue, particularly for Case's Ladder, Gamer's Alliance and Big Network, and improving gross margins.

MARKETING AND SALES

         Marketing and sales expenses totaled $2.1 million for the nine months ended December 31, 1999, compared to $898,000 for the nine months ended December 31, 1998. For the nine months ended December 31, 1999, marketing and sales costs of our acquired subsidiaries accounted for $694,000 of the $1,227,000 increase over the comparable period in the prior year. The $694,000 increase in marketing and sales costs attributable to our acquired subsidiaries consists of $244,000 in payroll, $78,000 in advertising and promotion and $372,000 in consulting and other services. In the marketing and sales costs for our product segment for the nine months ended December 31, 1999, there were increases of $220,000 for payroll, $217,000 in processing and fulfillment costs and $120,000 in advertising, as compared to the nine months ended December 31, 1998.

PRODUCT DEVELOPMENT

         Product development expenses totaled $1.2 million for the nine months ended December 31, 1999, compared to $247,000 for the nine months ended December 31, 1998. For the nine months ended December 31, 1999, costs attributable to the acquired companies were $562,000, consisting of product development payroll costs of $384,000, contractor services costs of $66,000 and facilities costs of $113,000. In the product segment, payroll increased by $104,000 and contractor services increased by $160,000 for the nine months ended December 31, 1999 as compared to the comparable period in the prior year. eUniverse intends to create a tighter structure among its web sites and design new sites, both of which will increase expenses.

GENERAL AND ADMINISTRATIVE

         G &A expenses totaled $3.0 million for the nine months ended December 31, 1999, compared to $198,000 for the nine months ended December 31, 1998. For the nine months ended December 31, 1999, increases in G&A costs are primarily attributable to increased infrastructure costs associated with eUniverse's expansion efforts and increased costs to support its efforts to become registered with the SEC. These increases included $833,000 in payroll, $784,000 in accounting and legal and $617,000 in professional services. eUniverse expects G&A costs to continue to increase commensurate with its expansion plans.

AMORTIZATION OF INTANGIBLES

         Amortized expenses on intangible assets totaled $1.6 million for the nine months ended December 31, 1999, compared to no amortized expenses for the nine months ended December 31, 1998. The amortized expenses on intangible assets for the nine-month period ended December 31, 1999 reflect the acquisitions of CD Universe, Case's Ladder, Gamer's Alliance and Big Network. eUniverse expects the costs of acquired companies and web sites to increase in the fourth quarter of 1999 and beyond, because eUniverse will record amortization expense relating to the acquisitions of Falcon Ventures Corporation and the assets of pokemonvillage.com and Quake City Gaming Network, which occurred on February 2 and February 1, 2000, respectively. It is likely that eUniverse will continue to expand its business through acquisitions and investments, which would cause amortization costs to increase.

STOCK-BASED COMPENSATION

         Stock-based compensation expenses totaled $162,000 for the nine months ended December 31, 1999, compared to no stock-based compensation expenses for the nine months ended December 31, 1998. The expenses for the nine months ended December 31, 1999 are attributable to stock compensation provided in connection with the acquisitions of MegaDvd.com and Funone.com and awards under the 1999 Stock Awards Plan to CD Universe employees.

NON-OPERATING INCOME

         Non-operating income totaled $74,000 for the nine months ended December 31, 1999, compared to no non-operating income for the nine months ended December 31, 1998. Interest income increased due to higher cash balances resulting from eUniverse's financing activities, principally the April 1999 issuance of $6.8 million in Series A 6% Convertible Preferred Stock and $0.9 million in common stock. Loss allocated to minority interest for the nine months ended December 31, 1999 represents the minority shareholders of Big Network's share of their losses for the year-to-date period, limited by their investment.

INCOME TAXES

         eUniverse has not generated any taxable income to date and therefore did not pay any federal income taxes in the nine months ended December 31, 1999 or 1998. Utilization of eUniverse's net operating loss carryforwards, which begin to expire in 2011, may be subject to certain limitations under Section 382 of the Internal Revenue Code of 1986, as amended. Due to uncertainties regarding realizability of the deferred tax assets, eUniverse has provided a valuation allowance on the deferred tax asset in an amount necessary to reduce the net deferred tax asset to zero.

NET LOSS

         Net loss totaled $6.3 million for the nine months ended December 31, 1999, compared to $270,000 for the nine months ended December 31, 1998. The increase in net loss is attributable to an increase in expenses as described above and lack of a commensurate increase in net sales.

YEAR ENDED MARCH 31, 1999 COMPARED TO YEAR ENDED MARCH 31, 1998

     For the years ended March 31, 1999 and 1998, the results discussed are those are solely of the operations of CD Universe, our predecessor company. The following table sets forth the results of operations for CD Universe for the periods indicated:

                                            YEAR ENDED MARCH 31,
                                      -------------------------------
                                       1999       1998     % CHANGE
                                      ------     ------   -----------
                                      (In Thousands)
Net product sales                     $ 8,852    $ 5,685         56%

Gross Profit                            1,301        976         33%
Operating expenses:
         Marketing and sales            1,183        812         46%
         Product development              333        148        125%
         General and administrative       193        151         28%

Net Income/(Loss)                     $  (408)   $  (152)       167%


NET SALES

     Net sales include the selling price of music and video products sold by eUniverse, net of returns, as well as outbound shipping and handling charges.

     Net sales totaled $8.8 million for the year ended March 31, 1999, compared to $5.7 million for the year ended March 31, 1998. Net sales increased by 56% as a result of increased purchases of music online and through eUniverse's increased marketing with its marketing partners and favorable reviews by third parties.

GROSS PROFIT

         Gross profit is calculated as net sales less the cost of net sales, which consists of the cost of merchandise sold to customers and inbound and outbound shipping costs.

         Gross profit totaled $1.3 million for the year ended March 31, 1999, compared to $976,000 for the year ended March 31, 1998. Gross profit increased in absolute dollars but decreased as a percentage of net sales from 17.2% to 14.7%, reflecting a downward change in product pricing needed for CD Universe to remain competitive with other Internet-based CD retailers.

MARKETING AND SALES

    Marketing and sales expenses consist primarily of fulfillment costs, advertising, public relations and promotional expenditures, and all related payroll and related expenses for personnel engaged in marketing, selling and fulfillment activities. Fulfillment costs include the cost of operating and staffing the distribution and customer service center.

     Marketing and sales expenses totaled $1.2 million for the year ended March 31, 1999, compared to $812,000 for the year ended March 31, 1998. Marketing and sales expenses increased due to several factors. An increase in marketing and sales expenses of $201,000 was directly related to costs of fulfilling customer demand and fees for credit card processing, which vary directly with product sales. The remaining $170,000 increase was due in equal parts to increases in eUniverse's advertising and promotional expenditures and in payroll related costs. For the year ended March 31, 1999, marketing and sales expense represented 13.3% of product sales, 1% down from 14.3% for the year ended March 31, 1998 because of an increase in net sales.

PRODUCT DEVELOPMENT

    Product development expenses consist of payroll and related expenses for developing and maintaining eUniverse's websites and supporting technology.

    Product development expenses totaled $333,000 for the year ended March 31, 1999, compared to $148,000 for the year ended March 31, 1998. Product development expenses increased in the year ended March 31, 1999, as compared to the year ended March 31, 1998, due to increased sales activity, which required continuous web site development. In the year ended March 31, 1999, payroll related expense increased by $40,000 and expenses for contracted services for programming work increased by $90,000. Other increases of $55,000 consisted of minor increases in several product development expense categories such as Internet fees, software and supplies. For the year ended March 31, 1999, product development expenses represented 3.8% of product sales, up from 2.6% for the year ended March 31, 1998 because of the increased sales activity described above.

GENERAL AND ADMINISTRATIVE

    General and administrative ("G&A") expenses consist of payroll and related expenses for executive, finance and administrative personnel, recruiting, professional fees and other general corporate expenses.

    G&A expenses totaled $193,000 for the year ended March 31, 1999, compared to $151,000 for the year ended March 31, 1998. G&A costs increases were attributable to increased payroll-related costs associated with CD Universe's expansion. For the year ended March 31, 1999, G&A costs represented 2.1% of product sales, down from 2.6% for the year ended March 31, 1998 because of an increase in net sales.

NET LOSS

    Net loss totaled $406,000 for the year ended March 31, 1999, compared to $152,000 for the year ended March 31, 1998. The increase in net loss was due to expenses described above that increased more than net sales and gross profit.


YEAR ENDED MARCH 31, 1998 COMPARED TO YEAR ENDED MARCH 31, 1997

    Prior to incorporating on April 7, 1997, CD Universe operated as a division of Prime Software, Inc., a related party. The following discussion refers to the operations of CD Universe as a division of Prime Software prior to April 7, 1997.

NET SALES

     Net sales for the years ended March 31, 1998 and 1997 were $5.7 million and
1.7 million, respectively. Net sales for both periods were derived solely from online sales of music CD's and tapes. Sales growth of 339% came as a result of general growth and acceptance of online purchases of merchandise over the Internet.

GROSS PROFIT

     Gross profit was $976,000 and $242,000 for the two years ended March 31, 1998 and 1997, respectively. Growth in profit was due principally to the growth in product sales, which accounted for 80% of the growth, however, gross margins expanded to 17.2% from 14.4% as the increased volume allowed CD Universe to purchase products more cost effectively. This cost savings contributed an additional $158,000 to gross profits in the year ended March 31, 1998.

OPERATING EXPENSES

     CD Universe did not separately account for operating expenses in Marketing, Product Development and Administration, so a meaningful comparison is not possible. Operating expenses grew to $1,112,000 for the year ended March 31, 1998, from $434,000 in the same period in 1997, an increase of 256%. Fulfillment and database costs, which vary directly with product sales, grew by $325,000. Partner commissions increased by $65,000. Other payroll and related expense grew by $185,000, and all other office expenses increased $85,000.

NET LOSS

     Net losses improved to $152,000 in the year ended March 31, 1998 from $192,000 in the year ended March 31, 1997, principally from the growth in net sales and gross margins.


LIQUIDITY AND CAPITAL RESOURCES

     For the years ended March 31, 1999 and 1998 net cash used in operating activities was $10,000 compared to cash generated of $393,000, respectively. In 1999, net operating cash flows were primarily attributable to net losses offset by increases in accounts payable due to growth in product sales. In 1999, the cash generated was due to growth in accounts payable of $535,000, which offset operating losses.

     Net cash used in investing activities was $114,000 and $236,000 for the years ended March 31, 1999 and 1998, respectively, and consisted of purchases of fixed assets. Net cash used in financing activities of $132,000 for the year ended March 31, 1999 resulted from repayments of loans from affiliates, the source of the financing cash for the prior year.

     As of March 31, 1999, eUniverse's principal commitments included obligations for leases amounting to approximately $117,000 annually for the next 3 years and a note payable to an officer of $105,000. At March 31, 1999, eUniverse had cash resources of $11,000 as compared to $267,000 at the same point in 1998. eUniverse, formerly known as Motorcycle Centers of America, Inc., was under agreement to be acquired by Entertainment Universe at March 31, 1999, which was consummated on April 14, 1999.

     Since April 14, 1999, eUniverse has satisfied its cash requirements primarily through private placements of equity securities (including the $6.3 million net proceeds raised in April of 1999) and cash flow from sales of music CDs and videos.

     Net cash used in operating activities was $4.1 million and $158,000 for the nine-month periods ended December 31, 1999 and 1998, respectively. Negative net operating cash flows were primarily attributable to net losses, merger and acquisition related costs, increases in non-cash current assets, offset by increases in current liabilities and by increases in non-cash charges for depreciation and amortization.

     Net cash used in investing activities was $1.3 million and $159,000 for the nine-month periods ended December 31, 1999 and 1998, respectively. In the nine-months ended December 31, 1999, $0.9 million was used for acquisitions, consisting of $1.9 million in cash paid for the CD Universe acquisition, less $1.0 million received from acquisitions. The remainder was used for purchases of fixed assets. Investments for the 1998 period consisted of fixed asset purchases and loans to a former officer.

     Net cash provided by financing activities of $6.3 million for the nine-month period ended December 31, 1999 resulted from net proceeds of $6.3 million resulting from the sale of 1.8 million shares of preferred stock and 897,835 shares of common stock.

     As of December 31, 1999, eUniverse's principal commitments include obligations for leases amounting to about $180,000, annually. Continued acquisitions and investments may also require future capital expenditures.

     eUniverse believes that cash balances of $0.9 million at December 31, 1999, and the Take Two Interactive Software investment of $2 million on February 2, 2000 will be sufficient to meet eUniverse's anticipated cash requirements for the next six months. See "Recent Transactions" on page 30. We anticipate that we will need to raise additional funds to meet our operating needs, and eUniverse is currently in discussions with an investment banker, Gerard Klauer Mattison &Co., in connection with such plans. However, any projections of future cash needs and cash flows are subject to substantial uncertainty. If current cash that may be generated from operations are insufficient to satisfy eUniverse's liquidity requirements, eUniverse may seek to sell additional equity or to obtain a line of credit. The sale of additional equity or convertible debt securities could result in additional dilution to eUniverse's stockholders. In addition, eUniverse will, from time to time, consider the acquisition of or investment in complementary businesses, products, services and technologies, which might impact eUniverse's liquidity requirements or require eUniverse to issue additional equity. There can be no assurance that financing will be available in amounts or on terms acceptable to eUniverse, if at all.

THEFT OF CUSTOMER DATA FROM CD UNIVERSE

     eUniverse was contacted by a person claiming to possess CD Universe customer information and demanding compensation in return for not posting the information on the Internet. The FBI was immediately contacted and an investigation was initiated. eUniverse learned on Saturday, January 8, 2000, that customer data was posted on the Internet and immediately notified the FBI, which caused the site to be shut down the same day. We cooperated with the FBI and other law enforcement officials to discover the extent to which our data may have been compromised and to identify the extortionist and limit any damage to eUniverse's customers.

     CD Universe has approximately 300,000 registered customers. Apart from claims made by the perpetrator and the minimal information on card data released, we cannot yet determine when or how the data was taken or the extent of the theft. For the purpose of our response to the theft, we assumed that all customers may have been affected and took the steps identified below to mitigate our customers' exposure and inconvenience.

     Upon learning on January 8, 2000 that customer data had been posted on the Internet, eUniverse took several steps to secure its customer data. We notified the credit card issuers of the theft and provided them with the data they need to take corrective actions with their card members. We have also sent e-mail messages to our customers to notify them of the risk that their credit card data may have been stolen and advise them that they should closely monitor their accounts. We also suggested that they might wish to have their cards reissued for additional protection. Similar information and suggestions were given to customers who call our support staff.

     A major technology security firm was retained to review eUniverse's security procedures. Since the extortionist claimed that certain third party software may have been utilized in connection with the theft, eUniverse discontinued use of that software for credit card processing and implemented a new software system.

     Information regarding this theft of data has been widely disseminated in the national press. The publicity generated by the press coverage may cause customer concerns regarding the security of their credit card data. There may be a loss of confidence and loyalty in CD Universe directly and there may be a broader loss of confidence and loyalty in eUniverse, its e-commerce business and its brand identity. More generally, e-commerce as a whole could be adversely affected. eUniverse cannot yet predict the impact, if any, on its sales and operating results.

     eUniverse may be required to defend against lawsuits related to the theft of data. At this time, eUniverse is unable to determine the extent of any such effect on sales or exposure to lawsuits or any associated liability. Such lawsuits could include suits by eUniverse's shareholders, customers and credit card processor and by credit card issuers and third-party merchants that accept the fraudulently obtained credit card information. eUniverse has maintained directors and officers' liability insurance and general liability insurance but is unable to determine whether such insurance would adequately cover any liability or expenses associated with potential lawsuits.

YEAR 2000 READINESS DISCLOSURE

     Prior to the rollover to the Year 2000, eUniverse determined through testing that its computer equipment at its Wallingford, Connecticut facility and its other locations was Y2K compliant or took the steps required to update any portions that were not compliant. All mission critical third party software applications at all divisions and subsidiaries were independently tested (operating systems, web servers, database systems, programming languages) and determined to be Year 2000 compliant before the Year 2000. All internally developed software at all divisions is believed to be Year 2000 compliant, and a full audit using commercially available development tools that are designed to detect Year 2000 issues has been completed and any problems detected have been repaired.

     eUniverse conducted an analysis to determine the extent to which others have Year 2000 issues. These include CD Universe's major suppliers' systems, including the systems of credit card processors, telecommunications providers, product distributors and companies with whom CD Universe has marketing agreements. CD Universe's primary distributor for music and video products, Valley Media, indicated that it was in compliance before the Year 2000. CD Universe is currently unable to predict the extent to which the Year 2000 issue will affect Valley's suppliers, and the extent to which Valley would be vulnerable to its suppliers' failure to resolve any Year 2000 issues on a timely basis. The failure of a major supplier subject to the Year 2000 issue to convert its systems on a timely basis or a conversion that is incompatible with CD Universe's systems could have a material adverse effect on CD Universe. In addition, 97% of the purchases from CD Universe's online store are made with credit cards, and our operations may be materially adversely affected to the extent customers are unable to use their credit cards due to Year 2000 issues that are not rectified by their credit card providers.

     During December 1999, we sent letters to our major suppliers requesting their status related to the Year 2000 issue. We received responses related to our telephone and security systems. We telephonically contacted those suppliers who had not responded to confirm their readiness for Year 2000 during the final week of 1999. Prior to beginning operations for the new year, we contacted our primary and secondary suppliers to confirm their ability to service us. None expected that there would be any problems. Additionally, we have developed alternative sources of supply for all lines of products sold.

     eUniverse also conducted an analysis to determine the extent to which any non-information technology systems, e.g., any equipment with embedded chips, are Year 2000 compliant. We determined that the Year 2000 issue would not affect non-information technology systems.

YEAR 2000 IMPACTS EXPERIENCED

     From the time of the rollover to the Year 2000 up to the date of this prospectus, none of our operations have experienced any significant disruptions to their systems operations. Prior to transacting new business with our primary and secondary suppliers we confirmed with them that they had not experienced any problems that would prevent their servicing of our business. In our operations two minor issues were noted; several of the servers for Case's Ladder operated with incorrect clock dates, and the email interface for the Big Network Daily Post experienced minor errors. For Case's Ladder no disruption occurred and the issue was resolved with a software fix. In the case of Big Network, revisions to the software were required at a cost of less than $3,000. No disruptions have occurred at CD Universe or Gamer's Alliance.

YEAR 2000 CONTINGENCY PLAN

     eUniverse intends to use existing non-Year 2000 specific contingency plans to address any situations that it believes would arise if eUniverse or third parties fail to be Year 2000 compliant. These plans consist principally of having teams of problem resolution staffers on call during non-working hours to respond to site downtime issues or failures. There is a risk that existing contingency plans would be inadequate to deal with serious and sustained Year 2000 adverse affects.

YEAR 2000 COSTS

     eUniverse has not expended or committed any significant amount of cash resources on Year 2000 compliance and does not expect to expend any significant amount of cash resources on Year 2000 compliance in the future.

                                    BUSINESS

GENERAL DEVELOPMENT OF BUSINESS

     Entertainment Universe, Inc. was founded in February 1999 by Brad D. Greenspan for the purpose of developing and acquiring entertainment-related Internet businesses. Motorcycle Centers of America, Inc., was a Nevada corporation with no significant operations or revenue since 1995, whose shares were publicly traded on the OTC Bulletin Board. In March 1999, Entertainment Universe and Motorcycle Centers entered into a letter of intent to undertake a reorganization under which the holders of Entertainment Universe common stock would exchange their Entertainment Universe shares for shares of Motorcycle Centers common stock on a one-to-one basis. On April 14, 1999, the reorganization was completed. As a result of the reorganization, Entertainment Universe shareholders owned 92% of Motorcycle Center's shares of common stock and Entertainment Universe became a wholly owned subsidiary of Motorcycle Centers. The reorganization was an arms length transaction between unrelated parties. The fair market value of the Motorcycle Centers shares issued to the Entertainment Universe shareholders was $897,835, based upon negotiations between the parties.

     Also on April 14, 1999 but immediately prior to the closing of the reorganization, Entertainment Universe sold 1,795,024 shares of Series A Convertible Preferred Stock in a private offering under Regulation D of the Securities Act of 1933, raising $6,462,086, before offering costs were deducted. In connection with the reorganization, the holders of the Entertainment Universe Series A Convertible Preferred Stock exchanged their shares, on a one-to-one basis, for shares of Motorcycle Centers convertible preferred stock which have equivalent rights and preferences.

     Entertainment Universe used $1,915,000 of the preferred stock offering proceeds (plus 2,425,000 shares of common stock with a fair market value of $7,275,000) to acquire CD Universe. The consideration paid was based upon negotiations between the parties. This was an arms length transaction between unrelated parties. CD Universe is a Connecticut corporation engaged in the business of selling audio CDs and videotapes over the Internet. Concurrently with the closing of the reorganization, Entertainment Universe distributed its asset, the capital stock of CD Universe, to its sole shareholder, Motorcycle Centers. Motorcycle Centers, the parent entity following the reorganization, changed its name to eUniverse, Inc.

     The following chart summarizes our corporate organizational structure immediately following the reorganization:

        ----------------------------      ----------------------------
                    92%                                8%
           Former shareholders of            Former shareholders of
        Entertainment Universe, Inc.     Motorcycle Centers of America,
                                                      Inc.
        ----------------------------      ----------------------------

                     --------------------------------------
                                 eUniverse, Inc.
                          (formerly, Motorcycle Centers
                                of America, Inc.)
                     ---------------------------------------
             -------------------------------------------------------
                    100%                                  100%
               Entertainment                       CD Universe, Inc.
              Universe, Inc.
             -------------------------------------------------------

     As neither Motorcycle Centers nor Entertainment Universe had any significant operations prior to the acquisition of CD Universe, CD Universe is considered to be the predecessor entity and its historical financial statements have been included in this registration statement.

RECENT TRANSACTIONS

     ACQUISITION OF ASSETS OF GREEN WILLOW INTERNATIONAL CORP. D/B/A MEGADVD.COM

     In an arms length transaction between unrelated parties, as of May 17, 1999, eUniverse acquired all of the assets of Green Willow International Corp., consisting primarily of the megadvd.com web site, in exchange for 4,605 shares of eUniverse common stock valued at $11.40 per share, which was the market price of the stock on the issue date. The consideration paid was based upon negotiations between the parties to determine the valuation of the shares issued. After the closing, Mr. Steve Martin and Ms. Korri Kolesa, the shareholders of Green Willow, became and remain currently employed by eUniverse.

     The MegaDVD.com web site is devoted to the retail sale of DVDs.

     ACQUISITION OF CASE'S LADDER, INC.

     In an arms length transaction between unrelated parties, on May 31, 1999, eUniverse acquired all of the outstanding shares of common stock of Case's Ladder, Inc. in exchange for 700,000 shares of eUniverse common stock with a fair market value of $10.00 per share. The consideration paid was based upon negotiations between the parties to determine the valuation of the shares exchanged pursuant to a Stock Purchase Agreement (the "Case's Ladder Agreement"). The other parties to the agreement are Case's Ladder, Inc. and its shareholders--Frank Westall (Chief Executive Officer and Chairman of Case's Ladder) and Edward Hilts (Chief Operating Officer and Chief Financial Officer of Case's Ladder). Frank Westall, Edward Hilts and Jeremy Rusnak remain employed by Case's Ladder, and, in connection with their employment, they were granted options to purchase 600,000 shares of eUniverse's common stock, in the aggregate, at a price of $10 per share on June 15, 1999. These options expire on June 15, 2009 and 1/12 of the options vest over three years on December 16, March 16, June 16 and September 16 of each year.

     The Case's Ladder web site serves primarily as an online game portal, providing competitive rankings for online gamers in a number of online games and allowing gamers to compete against one another in a variety of tournaments and leagues. The Case's Ladder web site currently has over 1.1 million registered users. Based on a customer survey, approximately 75% of registered users on the Case's Ladder web site are between the ages of 18 and 50 with the majority of those visitors having an annual income over $50,000. Case's Ladder currently derives revenue only from membership fees and advertising. eUniverse believes that the users of the Case's Ladder web site represent favorable demographics and expand the customer base for our existing products. With the acquisition of Case's Ladder, we also diversified our product offerings into the computer games area.

     ACQUISITION OF GAMER'S ALLIANCE, INC.

     In an arms length transaction between unrelated parties, as of June 30, 1999, eUniverse acquired all of the outstanding shares of Gamer's Alliance stock in exchange for 78,125 shares of eUniverse's common stock with a fair market value of $1,000,000. eUniverse may make additional payments to the sellers of up to an aggregate of 97,656 additional shares of eUniverse's common stock over a period of five calendar quarters through June 30, 2000, contingent upon Gamer's Alliance achieving specified milestones with respect to revenue, the number of unique site visitors and other factors. The consideration paid was based upon negotiations between the parties to determine the valuation of the

Gamer's Alliance shares. Three members of management of Gamer's Alliance -- Adam Goldenberg (President), Matthew Rowell, and Anthony Wyss -- remain employed by Gamer's Alliance under employment agreements.

     Gamer's Alliance has been online since January 1997, and operates a network of gaming-related sites on the Internet. On a monthly basis, Gamer's Alliance receives over 750,000 unique visitors and generates over 10 million banner impressions. It owns and operates a network of more than 50 web sites, including GA-games, GA-Source (a gaming news site which provides game previews, product reviews and interviews), and GA-Sports (a network of news on computer sports gaming).

     ACQUISITION OF THE BIG NETWORK, INC.

     As of August 31, 1999, eUniverse acquired 80% of the outstanding capital stock of The Big Network, Inc. in exchange for 1,440,000 shares of eUniverse common stock, with a fair market value of $8,820,000. After the closing and as of the date of this prospectus, eUniverse has acquired additional outstanding Big Network shares in exchange for 354,600 shares of eUniverse, with a fair market value of $2,168,250. As of March 16, 2000, eUniverse owns 99.7% of the outstanding capital stock of Big Network. Each of these stock exchanges were arms length transactions between unrelated parties. The consideration paid was based upon negotiations between the parties to determine the value of the Big Network and eUniverse shares. Subsequent to the closing, shareholders and principal officers of Big Network -- Stephen Sellers and John Hanke -- became Vice Presidents of eUniverse. On January 6, 2000,
Mr. Hanke resigned his position to pursue other business opportunities. For a summary of Mr. Seller's employment terms with eUniverse, see "MANAGEMENT -- Executive Compensation."

     The Big Network site provides a full suite of classic board and card games, including spades, checkers, chess, backgammon, reversi and morph, allowing thousands of simultaneous players to meet, chat and play parlor games in a friendly setting. The site's gaming system is based on a sophisticated Java client-server architecture designed to support over 10,000 users. Big Network currently hosts over 210,000 registered members and generates almost three million advertising impressions per month.


     As of April 5, 2000, former shareholders of Big Network who hold a total of 1,597,078 shares of eUniverse common stock entered into an agreement with eUniverse which provides eUniverse with the right to purchase a minimum of 500,000 shares of eUniverse common stock, on a pro rata basis, from all of the former shareholders of Big Network who, as of the closing of such agreement, are shareholders of eUniverse and counter-signatories to such agreement. The closing is scheduled to occur on or before April 24, 2000.


     ACQUISITION OF FUNONE.COM

     In an arms length transaction between unrelated parties, as of October 1, 1999, eUniverse acquired funone.com from Don Burgess in exchange for 8,733 shares of eUniverse common stock with a value of $50,000. After the closing, Mr. Don Burgess became and remains employed by eUniverse. eUniverse will make a contingent payments to Mr. Burgess of up to $350,000 in additional shares of eUniverse's common stock over the period of six calendar months from the closing, contingent upon funone.com achieving specified milestones with respect to unique site visitors.

     The funone.com web site provides online greetings, cartoons, joke lists and gags. Subscribers can receive weekly jokes and send fun electronic greetings to their friends.

     ACQUISITION OF POKEMONVILLAGE AND QUAKE CITY GAMING NETWORK

     As of February 1, 2000, in an arms length transaction between unrelated third parties, eUniverse completed its acquisition of the Pokemonvillage.com and Quake City Gaming Network from D. Scott Smith. The purchase price of this transaction was $250,000 payable in shares of eUniverse common stock, based upon negotiations between the parties. After the closing, Mr. Scott became and remains employed by eUniverse. Under Mr. Smith's employment agreement with eUniverse, additional payments of up to $190,000 in cash and up to an aggregate value of $450,000 in stock options, based upon a fair market exercise price at the date of grant, may be payable upon achievement of targeted numbers of

    ACQUISITION OF DUSTCLOUD MEDIA

    On April 14, 2000, eUniverse, Inc. ("eUniverse") acquired all of the assets of Dustcloud Media, an entity doing business on the internet through the web site Dustcloud.com. eUniverse acquired all of the assets of Dustcloud Media from Erik MacKinnon and Dan Barnes in exchange for a principal payment of 23,668 shares of eUniverse common stock, valued at $150,000, and up to an additional $150,000 in contingent payments of eUniverse common stock, over the period of 12 months after the closing, contingent upon Dustcloud.com achieving specified milestones with respect to the number of page view requests received by the Dustcloud.com web site. The contingent payments will be made in additional shares of eUniverse's common stock based upon the fair market value of the stock at the time the performance objectives are met. After the closing, Messrs. MacKinnon and Barnes were and are engaged as independent contractors to perform development, editorial and web-master related services for the Dustcloud.com web site.

    Dustcloud.com is a web site that enables users to search the internet for celebrity images and movie clips and trailers, while also providing a community filled with current movie reviews, popular images, and other forms of entertainment focused content.

banner advertisements displayed on the web pages of the Pokemonvillage.com and its related web sites through August 1, 2001.

     Domain names included in this transaction include Pokemonvillage.com, Forumnation.com, and Reverseauction.com. Pokemonvillage.com, with over 370,000 unique visitors in December 1999, as reported by Media Matrix, is one of the largest online communities for enthusiasts of Pokemon, computer/video games, and other collectibles. Forumnation.com is youth focused web site allowing the users to discuss a variety of subjects such as music, comics, and games that are of interest to them. ReverseAuction.com site allows the owners of Pokemon cards, comics, and other collectibles to meet and auction off their items.

     ACQUISITION OF FALCON VENTURES CORPORATION

     In an arms length transaction between unrelated parties, as of February
2, 2000, eUniverse acquired all of the outstanding capital stock of Falcon Ventures Corporation from Take-Two Interactive Software, Inc. in exchange for 310,000 shares of eUniverse's common stock. The consideration paid was based upon negotiations between the parties to determine the value of Falcon Ventures' shares and the shares issued by eUniverse.

     Falcon Ventures is an online retailer of DVD movies, music CDs and VHS movies through its web site at dvdwave.com. Falcon Ventures has significant liabilities of $500,000 in accounts payable. Falcon Ventures loans of $600,000 due to Take Two were cancelled prior to our acquisition of Falcon Ventures.

     ACQUISITION OF JUSTSAYWOW

     As of March 1, 2000, eUniverse acquired Justsaywow.com from Christian Walter in exchange for $200,000 cash and 11,696 shares of eUniverse common stock with a value of $100,000, based upon negotiations between the parties. This was an arms length transaction between unrelated parties. After the closing, Mr. Walter became and remains employed by eUniverse. Under Mr. Walter's employment agreement with eUniverse, eUniverse will make contingent payments to Mr. Walter, over the period of six calendar months from the closing, contingent upon justsaywow.com achieving specified milestones with respect to the number of page view requests received by the Justsaywow.com web site. The contingent payments will be made in shares of eUniverse's common stock and have an aggregate total value of up to $200,000, based upon the fair market value of eUniverse's common stock at the time of issuance.

     Justsaywow.com is a web site that provides fun and humorous electronic greetings with animated graphics.

     The following chart summarizes eUniverse's current corporate organizational structure:

     ---------------------------------             ----------------------------
              54.6%                                                 45.4%

Directors and Executive Officers of eUniverse as a     Other Non-Affiliated
     group (See "Principal Shareholders")              Shareholders
         ---------------------------------             ------------------------

                          ----------------------------
                               eUniverse, Inc.(1)
                          ----------------------------

-----------------------------------------------------------------------------------------------------------------------------------
    100%                    100%                100%                 100%                     99.7%                    100%
Entertainment         CD Universe, Inc.   Case's Ladder, Inc.  Gamer's Alliance, Inc.   The Big Network, Inc.    Falcon Ventures
Universe, Inc. (2)                                                                                               Corporation
-----------------------------------------------------------------------------------------------------------------------------------

Notes:
(1) eUniverse operates the assets of funone, pokemonvillage, Quake City Gaming Network and Justsaywow.

(2) Currently inactive.



DESCRIPTION OF THE BUSINESS

         eUniverse's current emphasis is on acquiring businesses in the field of entertainment, primarily games (including board, card, computer, arcade and console video games), music and movies, with the following key characteristics:
(1) strategic content, management or technology, (2) product offerings compatible with the Generation X and Y demographics of eUniverse's sites, and
(3) the ability to leverage eUniverse's strategic advantages such as order fulfillment, hardware capacity and economies of scale. eUniverse's strategy is based on the acquisition and/or development of Internet-based businesses in several sectors of the entertainment industry, and utilizing their synergies to generate cross traffic and increased revenues. This strategy includes the integration of a worldwide distribution of Internet-based entertainment programming. eUniverse is presently exploring expansion into Internet-based entertainment in a form that is similar to television and radio programming. Its long-term strategic plans include taking advantage of a world-wide distribution network comprised of the installed base of personal computers and televisions, making use of existing and emerging technologies to deliver this targeted programming.

         At the present time, eUniverse is primarily engaged in the retail sale of music and video products and accessories, including audio CDs, videotapes and DVDs via the Internet and the maintenance and operation of interactive games sites. eUniverse, does not offer and does not intend to offer online gambling or other activities associated with gambling. CD Universe, currently a subsidiary of eUniverse, has been in the music and video sales business since April 1997. The Big Network, Inc., also currently a subsidiary of eUniverse, has been in the interactive games business since early 1998. Neither eUniverse nor any of its subsidiaries has ever made a profit in any fiscal quarter.

         eUniverse's CD Universe online store (www.cduniverse.com) currently offers customers a selection of over 240,000 audio CD titles as well as proprietary content and features. eUniverse's CD Universe web site currently has over 290,000 registered users, attracts almost 1,000,000 unique visitors per month and processes over 20,000 orders each month. eUniverse has used its experience in online retailing to enter other e-commerce areas, such as online games, by acquiring community-based web sites that have experienced high growth in unique visitors each month, selling advertising space on their web pages, and enhancing the retail capabilities of these sites in order to diversify its product offerings.

         eUniverse sells interactive games through one of eUniverse's web sites, GamesUniverse.com, an online retailer of single- and multiplayer games, with links to eUniverse subsidiaries as follows: (1) Case's Ladder, which offers online ranking and tournament offerings for people who play games on the Internet; (2) Gamer's Alliance, which owns a network of online gaming editorial web sites; and (3) The Big Network, which provides multiplayer classic games (e.g., chess, checkers, backgammon, spades) and a suite of multiplayer Java-based parlor games. eUniverse also provides a unique library of proprietary community-building software technologies, named LivePlace. LivePlace combines group browsing, chat, instant messaging and a host of other advanced features to introduce social interaction to browsing the web and the shopping experience. Additions to eUniverse's games will include other classic board and card games (e.g., Battleship, Hearts) and other online strategy, role-playing or action games.

         Additionally, eUniverse plans to build upon its affiliate network of third-party entertainment and retail web sites, which would license the LivePlace community-building software. eUniverse currently licenses its LivePlace software to five businesses in exchange for a portion of advertising revenues. eUniverse believes that its plans to superimpose LivePlace on these affiliate sites will generate additional traffic and e-commerce sales for eUniverse's network.

         eUniverse's acquisition of Cases Ladder, Gamer's Alliance, Big Network, Falcon Ventures and the web sites of megadvd.com, funone.com, pokemonvillage.com, forumnation.com, reverseauction.com and justsaywow.com, represents steps towards its goal of using strategic acquisitions as well as internal growth to develop a diverse but synergistic portfolio of Internet-based entertainment offerings for a world-wide customer base. (See "BUSINESS -- Recent Transactions")

         Prior to becoming part of eUniverse, CD Universe only generated revenue from merchandise sales. In contemplation of eUniverse's plans to use its site traffic to generate advertising revenues, eUniverse implemented a program to accept paid third-party advertising. This program began generating advertising revenues in the quarter ended June 30, 1999. In order for eUniverse to generate future advertising revenues, advertisers and advertising agencies must be willing to direct a portion of their budgets to the Internet and, specifically, to eUniverse's web sites.

         eUniverse plans to enhance its position as an online music destination by providing digital music distribution and proprietary content on its CD Universe site. Using the Internet as a distribution medium in conjunction with audio compression and delivery technologies, eUniverse plans to enable a growing number of artists to distribute and to promote their music broadly and to enable customers to conveniently access an expanding music catalog. In recent years, with the proliferation of multimedia PCs, consumers have increasingly used their computers to play music. The recent introduction of compression formats such as MP3 has led to the widespread use of the Internet for the transmission of music.

         eUniverse has a customer base of over 1.5 million registered members based on its own records. This customer base may allow eUniverse to attract artists who are interested in broadly distributing and promoting their music. eUniverse currently creates its own proprietary content for the CD Universe site, including the Big Bang newsletter, a personalized newsletter for customers, and CD University, a content-driven area that provides information about specific music genres.

WEB SITES OF eUNIVERSE

MUSIC

CD Universe

         The CD Universe online store is designed to be informative, and to allow customers to discover, learn about and purchase CDs, videos and other music and video-related products. The store is designed to be intuitive and easy to use and to enable customers to complete the ordering process with a minimum amount of effort. Customers enter the CD Universe store through its web site, cduniverse.com, and in addition to ordering music and video products, can conduct searches, browse among top sellers and other featured titles, read reviews, listen to music samples, register for a personalized newsletter, participate in promotions and check order status.

         The CD Universe web site provides a search engine that enables customers to navigate the store to find CDs or other products of interest. Customers can search for CDs based on artist, album title, song title, record label or musical genre. Upon clicking on an album title, the site visitor is provided with information about the artist and the specific album, a list of tracks on the album, sound samples and a list of reviews.

         eUniverse believes that effective use of content encourages purchases by customers who may be browsing the site without a specific title in mind. The CD Universe web site provides sound samples, information about specific artists, albums and types of music, ratings, articles on music topics and other information. To help customers browse and discover CDs, the web site has eight music spaces organized by genre. These include rock, jazz, R & B, classical, country, Christian, world music and miscellaneous. The main page of each space features links to more specific genre pages that list new releases as well as alphabetical listings of the artists and albums available within that genre. In addition to these regular online store content features, CD Universe's web site offers several other features to encourage customers to learn about and discover CDs that might be of interest to the customer. The web site's CD University feature provides links to genre-specific areas where customers are provided with information about specific musical offerings and biographies of featured musicians in that genre. CD University currently offers links for classical, jazz and blues and is in the process of adding more musical genres to this area. In addition, the CD Universe web site has a feature called RockOnTV, provided by RockOnTV.com, where customers can read a listing of music and musician-related programs available on TV during that week. Once a CD has been selected, customers are prompted to click on the price to add products to their virtual shopping carts. Customers can add and remove products from their shopping carts as they browse, prior to finalizing their purchase. The shopping cart page displays each item that has been placed in the cart, including title, price and availability. To execute orders, customers can choose from a secure or standard purchasing mode depending on the capabilities of the customer's web browser. After choosing a purchasing mode, the customer is prompted to enter his or her name and password or to create an account on CD Universe's web site that can be used to make repeat purchases.

FILMED ENTERTAINMENT

VIDEO UNIVERSE

         eUniverse's Video Universe online store (www.videouniverse.com) offers customers a selection of over 40,000 movie titles in videocassette, DVD and laser disc formats. The Video Universe web site was expanded to include DVD titles with the acquisition of MegaDVD.com web site (www.megadvd.com). MegaDVD.com was founded in June 1997 and, when acquired by eUniverse, had a customer base of 3,000 registered users. The acquisition of the assets of Green Willow provided eUniverse with additional management resources and expertise necessary to effectively promote its online video store. The domain name www.MegaDVD.com takes customers to eUniverse's Video Universe online store.

         The Video Universe online store operates in conjunction with the CD Universe store and allows customers the ability to purchase products from either site using a common shopping cart.

FALCON VENTURES CORPORATION

         With the acquisition of Falcon Ventures Corporation, we acquired the dvdwave.com web site, which offers customers a selection of over 5,000 movie titles in DVD format and also offers music CD and VHS videos.

INTERACTIVE ENTERTAINMENT

GAMES UNIVERSE

         Through its Games Universe online store (www.gamesuniverse.com) eUniverse sells to customers a selection of single- and multi-player games and provides links to eUniverse's other web sites, featuring the web sites of eUniverse's subsidiaries that provide other online games. eUniverse does not offer and does not intend to offer online gambling or other activities associated with gambling.

CASE'S LADDER

         Case's Ladder is an online gaming portal, which provides competitive rankings for online gamers and allows gamers to compete against one another in a variety of tournaments and leagues. Approximately 1.1 million users are registered with Case's Ladder interactive entertainment communities on the Internet. Case's Ladder primarily derives revenues from membership fees and advertising. According to a survey of Case's Ladder's registered users, approximately 75% of registered users on the Case's Ladder web site are between the ages of 18 and 50, with the majority of those visitors having an annual income over $50,000. In addition, 46% of Case's Ladder's users have purchased products or services over the Internet. eUniverse continues to use Case's Ladder's audience to expand eUniverse's customer base and to diversify its retail offerings into new business areas such as computer games.

GAMER'S ALLIANCE

         Launched in 1996, Gamer's Alliance is a network of interactive entertainment community sites on the Internet that receives over 1.2 million unique monthly visitors and 20 million impressions per month. Gamer's Alliance has aggregated a collection of sites covering several platforms, game genres and topics. The Gamer's Alliance Network spans over 50 sites, including GA-Source, GA-Sports, GA-Strategy, GA-RPG and Dreamcast.net, owned and operated by eUniverse. GA-Source is an interactive game site on the web that incorporates daily gaming news, interviews, game previews and product reviews. GA-Sports is a web-community site focused on PC sports games. Other Gamer's Alliance properties include:

         - Dreamcast.net, a site dedicated to the Sega Dreamcast console platform;

         - GA-Strategy, a site dedicated to PC strategy games; and

         - GA-RPG, a hub site focused on daily role playing games gaming news.

The acquisition of Gamer's Alliance provides eUniverse with a valuable source of proprietary content that can be offered to Case's Ladder's users.

         The Gamer's Alliance content development team consists of gaming enthusiasts from around the world. This content development approach has been effective in attracting a viewership of avid gamers. Furthermore, the Gamer's Alliance network of sites seeks to encourage customer loyalty by allowing visitors to become actively involved in content creation through forums and chat services.

BIG NETWORK

         The Big Network site provides a full suite of classic board and card games, including spades, checkers, chess, backgammon, reversi and morph, allowing thousands of players simultaneously to meet, chat and play parlor games in a friendly setting. The site's gaming system is based on a sophisticated Java client-server architecture designed to support very large numbers of users. The Big Network currently hosts over 210,000 registered members and generates almost three million advertising impressions per month.

         The Big Network operates an entertainment and community site at www.bignetwork.com. The site offers multiplayer classic games (e.g., chess, checkers, spades), as well as other forms of entertainment and information to its members and users. The Big Network also developed LivePlace, a software program written in the JAVA programming language that provides users with an overview of activity around them on the site, and allows them to follow public conversation and send private messages to other users. LivePlace also uses proprietary technology to map users to their web location and to control the browser window to allow for co-navigation of the web. A map view allows users to see where other users are, across the eUniverse site and its associated network. Users can move instantly to any other location within the network.

         eUniverse's Big Network site includes Play4Prizes, a game show channel where players can win cash and prizes. No purchase is necessary to play the games or to win prizes. Play4Prizes' games are sponsored by advertisers and used as a promotional vehicle for the advertisers' products and services. Play4Prizes caters to a predominantly female audience. In addition, the Big Network publishes the Daily Post, a collection of eight daily e-mail newsletters providing news, facts and trivia on a variety of topics such as cinema, sports, star gazing, cooking recipes, jokes and holidays. The Big Network reaches over 85,000 people daily through its Daily Post e-mail newsletters.

         eUniverse plans to continue to take advantage of the audience of its newly acquired interactive entertainment sites by pursuing e-commerce and merchandising opportunities in the interactive entertainment arena. These opportunities include online retailing of interactive entertainment products and the exclusive online distribution of titles developed by smaller game developers.

COMMUNITY-BUILDING TECHNOLOGIES

         With the acquisition of the Big Network, Inc., we acquired LiveSuite, a suite of multi-user, Internet-based software modules. The core module of LiveSuite, LivePlace, takes the form of a Java applet that allows users to chat, send instant messages, set up friends lists and co-browse a site. LiveSuite modules work together using a shared technology core to provide instant messaging, co-browsing, online sales assistance and game-playing through a pop-up window that appears on the user's computer screen. LivePlace is designed to integrate into any existing web site quickly and easily. Its components can be deployed individually or as an integrated solution that combines entertainment, community and commerce through a common user interface.

         eUniverse plans to build an affiliate network of third-party entertainment and retail web sites that would license eUniverse's LivePlace community-building software to third parties for a portion of the affiliate's advertisement revenues. eUniverse believes the implementation of LivePlace, which places a link on these affiliate sites to eUniverse's web site, will allow eUniverse to generate additional traffic and e-commerce sales for eUniverse's network.

         eUniverse believes that its strategic assets include customer loyalty, proprietary content and user-friendly technology, and that these assets will enable it to grow web site traffic, retain customers, expand revenue opportunities and attract strategic acquisition candidates. eUniverse also plans to develop strategic relationships with traditional media partners that will enable it to build awareness of its sites and e-commerce services and increase traffic to its sites.

DOMAIN NAMES, PATENTS AND TRADEMARKS

     The Domain names of eUniverse's web sites constitute important intellectual property for eUniverse. Domain names registered to eUniverse include the following:

euniverse.com              gasource.net              pokemonvillage.com         dvdwave.com
cduniverse.com             ga-source.com             nhl2k.com                  dvdwave.net
videouniverse.com          ga-source.net             sanitybycain.com           dvdwave.co.uk
gamesuniverse.com          ga-strategy.com           ta-k.com                   dvdmoviereviews.net
gagames.com                highheatbaseball.com      voodoo3.net                dvdmoviereviews.org
megadvd.com                messiahpress.com          wrestling-games.com        sfbayads.com
casesladder.com            metalgear.net             experience3d.com           quakecity.net
aoe2.net                   myth2.com                 frontofficefootball.com    forumnation.com
cavenews.com               ionrpg.com                frontofficefootball.net    clansite.com
dknation.com               ga-sports.com             frontofficefootball.org    reserveauction.com
ga-rpg.com                 coursedepot.com           3dracing.net               flymp3.com
gasource.com               grandprix2.com            rallychamp.com.            digimonvillage.com
Bignetwork.com             highheatbaseball.com      afflicted.net              dragonballvillage.com
Play4prizes.com            maddencentral.com         ctimes.net                 justsaywow.com
Liveplace.com              simracingnews.net         indy3d.net
Livestore.com              the-fastlane.com          prey.net
Livesuite.com              nflfever.com              war3.com
goldenbearsden.net         Live-store.com            eqrealms.com
nfscheats.com              Shop-Live.com             acrealms.com
nfs4.com                   Shop-Live.net             mygamelobby.com
wcw-meyhem.com             funone.com                Big-network.com
gp500.net                  Gamelets.com              online-alchemy.com

At the present time, eUniverse does not own any patents. eUniverse has filed service mark registrations for "eUniverse", "Games Universe", "CD Universe", "Video Universe", "Gamer's Alliance", "Play4Prizes" and "funone.com" and trademark applications for "LiveSuite" and "LivePlace" with the US Patent and Trademark Office. eUniverse is in the process of filing service mark applications for "dvdwave.com" and "dvdmoviereviews.com". eUniverse believes that it presently has, or is capable of acquiring, ownership and/or control of the intellectual property rights, which are necessary to conduct its operations and to carry out its strategic plans.

OPERATIONS AND TECHNOLOGY

     eUniverse maintains a technology center, with in-house technical staff, at each of its main business units: CD Universe, Case's Ladder, Gamer's Alliance, Big Network and Falcon Ventures.

CD Universe

    CD Universe has developed proprietary technologies and systems that provide for reliable online retailing in a secure and easy-to-use format. Using a combination of proprietary solutions and commercially available, licensed technologies, eUniverse has deployed systems for online content dissemination, online transaction processing, customer service, market analysis and electronic data interchange.

   CD Universe uses Microsoft SQL Server 7.0 as its database management technology. Web pages are served by Microsoft's Internet Information Server and use Microsoft's Active Server Page technology. The web pages themselves are designed, programmed, tested, implemented, and maintained by on-staff designers and programmers. The system is flexible enough to allow new product lines to be integrated. Computer games were added in August 1999. A "server farm" of redundant web servers was brought on-line in August 1999 to provide extremely high site availability to our customers. The site is monitored twenty-four hours a day, seven days a week, by an outside company that provides alerts to on-call technicians in the event that the site is not operating correctly. CD Universe's on-site data center is connected via a point-to-point digital transmission link to its Internet service provider, Internet Media Corporation. This service is provided under a two-year contract.

   CD Universe uses Secure Socket Layers (SSL) for secure electronic transactions over the Internet and uses proprietary Electronic Data Interchange interfaces and private networks to ensure the security of customer order information and credit card transactions shared with its vendors and credit card processor.

Fulfillment

   CD Universe has developed proprietary software to manage its onsite fulfillment operation. This software allows CD Universe to order product from multiple vendors, receive product into its warehouse, pick and pack individual customer orders, and electronically manifest the product for shipping. This system allows eUniverse to aggregate product from multiple vendors into a single shipment to its customers. Partially filled shipments can be held for a customer-selectable number of days to reduce the number of shipments needed to fill a single order, thus saving the customer shipping charges.

Customer Service

   CD Universe has developed proprietary software for use by its in-house customer service department to access real time order information.

Case's Ladder

   Case's Ladder utilizes multiple servers running the RedHat Linux operating system, MySQL database backend, the Apache web server, Perl programming language, and other software. Proprietary software developed in-house allows staff to easily manage the over one hundred and fifty gaming leagues we operate, handling over 3,500 online tournaments each month. In addition, a proprietary technical support system allows staff members to have real-time access to queries with full logging of requests, ensuring top of the line customer service. Servers are co-located with Exodus Communications, Inc. under a yearly contract. Utilizing a network connection, Case's Ladder is tied into a private nationwide network that feeds into every major Internet network in the United States. High performance hosting, custom applications, and the proven software packages listed above have given Case's Ladder the ability to have its services available to the public with reliability above 99%.

Gamer's Alliance

      Gamer's Alliance utilizes Linux operating system distribution Red Hat 6.0 to power the majority of its PC web servers. NT Server 4.0 is used for web applications requiring a Windows based operating system. A new backup system has been implemented to protect mission critical data from hardware and software failure, and other unpredictable circumstances. Bandwidth is rented from Valuenet Inc. Gamer's Alliance has internally developed several Internet-based applications that increase the efficiency of administrating servers and updating web sites. Among these programs is a database driven content system for Linux and NT which allow web site content to be stored into databases, such as mySQL and Microsoft Access, and then be dynamically recalled based upon specific user preferences. This allows users to customize certain Gamer's Alliance web sites to only display news, previews, reviews, interviews and other information that meet certain criteria such as type of content or date added. These user preferences are then stored as text in the user's computer through an Internet mechanism known as a "cookie" for use in later viewing sessions.

Big Network

      BigNetwork.com is built on several servers running the Sun Solaris operating system and an Oracle database. The servers are co-located at Exodus in Santa Clara, California. Exodus provides unlimited bandwidth and redundant power and network connectivity as well as advanced fire suppression and other emergency provisions. Connectivity cost is approximately $4,500 per month. Key hardware is a Sun Enterprise Server 450, a Sparc 20, and several Intel Pentium II class machines, also running Solaris.

     The Big Network multiplayer gaming system and the LivePlace instant messaging system are built on a highly scalable proprietary Java client-server system. The system is capable of supporting thousands of simultaneous users using relatively small amounts of server-side computer processing units and bandwidth per user. Because the server is written in Java software programming language, it is portable and can run on any machine capable of supporting Java, including Solaris on Sun or Intel hardware and Windows NT.

Falcon Ventures

     DVDWave.com sells digital videodisks, videotapes, and audio compact disks to retail purchasers over the Internet. Customers create an e-account with their personal information before ordering and do not need to re-enter this information for any subsequent orders. Once created orders are sent to a fulfillment house, which compiles a daily list of product shipped out. This list is used by DVDWave to update the status of orders on the site, and customers are billed for items only after they have appeared on this list. A list of returned product is also compiled, and any necessary refunds are processed accordingly.

SALES AND MARKETING

     At the present time, eUniverse receives and processes over 25,000 orders in a typical month, with an average order size of about $35-40, exclusive of shipping charges.

     eUniverse makes use of strategic partnerships and proprietary content to attract and retain traffic on its web sites. CD Universe's "Partner Program" increases its market presence by allowing "partner" web sites ("eUniverse Partners") to offer CDs to their audience, for which CD Universe provides fulfillment. The eUniverse Partner site provides a hyperlink to the CD Universe web site that leads the consumer to more information about a specific artist or title. This hyperlink automatically connects the customer to the CD Universe online store where the eUniverse Partner's customer may place an order to purchase a CD. In this manner, the eUniverse Partner can offer enhanced services and product recommendations, while avoiding ordering and fulfillment costs. eUniverse Partners receive a commission of 7% to 15% on sales of eUniverse's products that originate from the eUniverse Partner's web site.

     eUniverse recently entered into a strategic partnership with LinkShare Corporation to dramatically expand the scope of its partner program. LinkShare offers affiliate, marketing programs to companies doing business on the Internet. As part of the partnership, LinkShare will introduce eUniverse's online retailing sites to its network of over 65,000 partner sites. LinkShare operates a network on the Internet, servicing clients such as Dell Computers, Cyberian Outpost, Borders, 1-800-FLOWERS, Virtual Vineyards, Omaha Steaks and others. eUniverse also plans to develop strategic partnerships with other media partners that will enable it to build greater awareness of its sites and expand traffic and e-commerce activity on its network.

COMPETITION

         The online commerce market is new, rapidly evolving and intensely competitive, and eUniverse expects that competition will further intensify in the future. Barriers to entry are minimal, and current and new competitors can launch new sites at a relatively low cost. With respect to recorded music sales, eUniverse currently competes with numerous Internet retailers, including music retail chains, record labels, independent retailers with web sites on the Internet and online stores retailing music and video titles such as CDnow, Amazon.com., Buy.com, Blockbuster.com and ColumbiaHouse.com. CD Universe is substantially smaller than these online stores. In addition, eUniverse competes with traditional music retailers, as well as megastores, mass merchandisers, consumer electronics stores and music clubs.

         With respect to online sales of video and DVD products, there are numerous competitors. The larger competitors include those same music retailers listed above and also include DVDExpress.com, Reel.com, DVDempire.com, Amazon.com and Buy.com.

         The primary competitive factors in providing music, video, DVD and other entertainment products and services via the Internet are name recognition, variety of value-added services, ease of use, price, quality of service, availability of customer support and technical expertise. eUniverse's prospects for achieving its business objectives will depend heavily upon its ability to provide high quality, entertaining content, along with user-friendly web site features and value-added Internet services. Other factors that will affect eUniverse's prospects for success include its ability to attract experienced and qualified personnel, particularly in the areas of management, sales and marketing, and web site design. If eUniverse is unable to compete successfully in its retailing businesses, there will be a material adverse impact on its business, results of operations and financial condition due to decrease in revenue. In addition, the competition for advertising revenues, both on Internet web sites and in more traditional media, is intense. If eUniverse fails to attract and retain significant sources of revenue from paid advertisements and sponsorships on its web sites, eUniverse's business, results of operations and financial condition will be materially adversely affected by such decreased revenue.

         Many of eUniverse's current and potential competitors in the area of online music, video, DVD and other entertainment retailing, such as CDNow.com and Amazon.com, have longer operating histories, significantly greater financial, technical and marketing resources, greater name recognition and larger existing customer bases than eUniverse. These competitors may be able to respond more quickly than eUniverse to new or emerging technologies and changes in the economy or the marketplace affecting the products and services that eUniverse offers. In addition, some of eUniverse's competitors can be expected to devote greater resources, both human and financial, to the development, promotion and sale of music, video and other entertainment products and services. Accordingly, there can be no assurance that eUniverse will be able to compete successfully and achieve its objectives with respect to growth in revenue and profit.

         Within eUniverse's interactive segment, Case's Ladder was virtually alone in the arena of providing player ranking and ladders. However, recently, other game networks such as MSN Zone and Yahoo!, who previously provided online game playing formats, have begun their own ranking services.

         In the interactive entertainment field, competition among "news and content" gaming websites can be divided into two main categories: networks and individual gaming sites. On the network level companies compete to build either the largest, high quality, or thorough network in order generate the most advertising revenue possible. On the individual gaming site front, Webmasters attempt to create the most popular individual website (by unique visitors, banner impressions, content, graphical quality, etc.) that covers a specific segment of the computer/console gaming industry.

         While numerous small gaming networks exist, those generating less than 2-3 million page views per month, there are mainly five large gaming networks that indirectly compete with Gamer's Alliance, Inc. in some fashion: IGN, UGO, Game Fan, Future Games Network, and Game Spy Industries. Based on estimations on the amount of page impressions per month of the competition, Gamer's Alliance, Inc. is significantly smaller than both UGO and IGN, similar in size to Game Fan and Game Spy Industries, and larger than Future Games.

         Gamer's Alliance differs from the competition in its approach of developing most new sites internally. This strategy allows Gamer's Alliance to enter new gaming segments quickly with a high quality website.

     The following table sets forth the total revenue of eUniverse from the sale of products in the last three fiscal years, expressed by product category:

                           Revenue by Product Category
                                 (In Thousands)

                               CD Universe
                Year Ended     Year Ended     Year Ended       | Nine Months Ended
                3/31/97        3/31/98        3/31/99          | 12/31/99
                -------        -------        -------            --------
 Music          $1,676         $5,685          $8,387          |  $5,641
 Videos              -              -             464          |     550
 Services            -              -               -          |     810
               -------        -------         -------          |  ------
 Total          $1,676         $5,685          $8,851          |  $7,001
               =======        =======         =======          |  ======

EMPLOYEES

     eUniverse currently employs six officers, 51 full-time associates and up to 16 part-time staffers. Of eUniverse's 51 full-time associates, 21 are in marketing, 22 are in programming and operations, and 8 are in administration. The part-time staffers work in the packing and customer service areas.

FACILITIES

     eUniverse currently leases a 19,500 sq. ft. office, warehouse and order fulfillment center in Wallingford, Connecticut at a monthly rent of $9,750. eUniverse's lease with respect to this facility expires in March 2002 and eUniverse has the right and option to extend the lease for an additional five year term. eUniverse believes that the Wallingford Facility will be adequate to meet its office space and order fulfillment needs for the foreseeable future.

     eUniverse leases approximately 500 sq. feet of office space, through its Gamer's Alliance subsidiary, on a month-to-month basis in Bridgeton, Missouri, at a monthly rent of $475.

     eUniverse leases 2,300 sq. ft. of office space in San Francisco, California, for its technological research and development, business development and sales and marketing divisions. The terms of the agreement provide for monthly payments of $5,350 initially, increasing to $5,650 in the final year of the term. eUniverse's lease with respect to this facility expires on June 30, 2002, and has no provisions for renewal. eUniverse believes that the San Francisco Facility will be adequate to meet eUniverse's research and development, business development and sales and marketing needs for the foreseeable future.

     eUniverse leases additional office space in San Francisco, California of approximately 3,000 sq. ft. for the operations its Falcon Ventures subsidiary (the "Falcon Facility"). The lease terms provide for monthly payments of $8,700. eUniverse's lease with respect to this facility expires on August 9, 2002 and has no provisions for renewal. eUniverse believes that the Falcon Facility will be adequate to meet the needs of Falcon Ventures for the foreseeable future.

The following table summarizes our current properties:

       LOCATION                    SIZE (SQ. FT.)              MONTHLY RENT
Wallingford, Connecticut              13,500                       $9,750
Bridgeton, Missouri                      500                       $  475
San Francisco, California              2,300                       $5,300
San Francisco, California              3,000                       $8,700

eUNIVERSE'S STRATEGY AND PLANS

     eUniverse plans to implement the following strategies in its efforts to become a leading provider of content, commerce and community services on the Internet.

     EXPAND EXISTING ONLINE RETAIL BUSINESS INTO OTHER E-COMMERCE ACTIVITIES.

     eUniverse plans to use its technology and fulfillment expertise to expand into other e-commerce activities, such as eUniverse's recent expansion into games. In addition, eUniverse plans to use information obtained through customer tracking technology and user customization of certain services on its web sites to provide its customers with targeted complementary e-commerce offerings.

     ACQUIRE COMPLEMENTARY ENTERTAINMENT-RELATED WEB SITES.

     eUniverse plans to acquire music, movie, and interactive entertainment-related web sites that are complementary to its existing network. These sites will have several of the following key characteristics such as: (1) strategic content, management or technology, (2) product offerings compatible with the Generation X and Y demographics of eUniverse's sites, and (3) the ability to gain from eUniverse's strategic advantages, such as order fulfillment, hardware capacity and economies of scale. eUniverse plans to acquire web sites that have experienced high growth in unique monthly visitors and add its retail capabilities and fulfillment expertise to sell additional products to the acquired sites' audiences. eUniverse believes that it can leverage its core technology expertise, existing web site traffic, management experience, fulfillment, systems and warehousing capabilities to continue to grow through strategic acquisitions.

     PROVIDE ORIGINAL, COMPELLING AND TARGETED SITES.

     eUniverse's web sites focus on commerce, community and interactivity and address what eUniverse believes are among the most popular areas of interest on the Internet including music, film and interactive entertainment. These entertainment-related web sites offer eUniverse an opportunity to deliver premium advertising and e-commerce services to an attractive demographic of Generation X and Generation Y consumers. eUniverse plans to enhance its online stores by adding additional editorial content, increasing the time its customers spend on its web sites as well as the likelihood and frequency of subsequent visits and purchases. Examples of eUniverse's editorial content include reviews, biographies of entertainers, news, photos and other editorial programming. eUniverse plans to license compelling third-party editorial content in addition to its internally developed content in order to enhance the overall user experience on eUniverse's web sites.

     USE COMMUNITY-BUILDING TECHNOLOGIES TO EXTEND REACH TO OTHER ENTERTAINMENT AND RETAIL SITES.

     eUniverse licenses its LiveSuite community-building software to a partner network of currently five third-party entertainment and retail web sites in exchange for a portion of advertising revenues. LiveSuite's Java-based user interface creates a pop-up window containing eUniverse information on user's desktops when they are visiting a licensee's site. eUniverse intends to continue to use this network of LiveSuite licensor sites to increase traffic to its network of music, filmed entertainment and interactive entertainment sites.

     DIVERSIFY REVENUE STREAMS ACROSS ADVERTISING, E-COMMERCE AND DIRECT MARKETING.

     Historically, eUniverse's revenue stream has been from music and video sales. eUniverse plans to leverage its user base to generate revenues from other revenue streams from advertising, e-commerce and direct marketing. For example, eUniverse believes that the traffic flow generated on its web sites provides an attractive platform for measurable, targeted, cost-effective and interactive advertising on the Internet and that eUniverse can increase revenues from advertising, sponsorships and promotions. eUniverse plans to use both in-house and third party representatives to sell its advertising inventory and promotional opportunities. eUniverse also plans to provide customized solutions to advertisers through its LivePlace applet, newsletters and multiple community sites, helping them exploit the capabilities of the Internet as an advertising medium. In addition, eUniverse plans to expand its e-commerce initiatives through additional storefronts, such as the addition of Games Universe, the introduction and promotion of interactive entertainment software, collectable products and other entertainment-related merchandise on its retail sites.

     INCREASE MARKET PENETRATION THROUGH STRATEGIC PARTNERSHIPS.

     eUniverse intends to increase market penetration through strategic partnerships that expand awareness of eUniverse's network of web sites. eUniverse plans to develop strategic relationships with traditional media partners to build awareness of its sites and expand traffic and e-commerce activity on its network. The combination of fulfillment expertise, visitor-tracking technology, flexible software and customer preference information make eUniverse an attractive partner for Internet-based businesses. eUniverse offers Internet-based partners the opportunity to establish links from titles and artists on their web site to the corresponding area within the CD Universe site. eUniverse believes that the combination of its capability in order fulfillment, visitor-tracking technology, flexible software and customer preference information makes a partnership with eUniverse attractive for other Internet-based businesses.

     EXPAND WEB PRESENCE.

     eUniverse has been able to successfully increase site traffic, and thereby increase sales. eUniverse has entered into arrangements with other web sites as part of its partner programs. It will continue to seek cost-effective ways to increase traffic at its web sites and has discussions underway with potential strategic partners, which may increase traffic at the CD Universe web site. eUniverse plans to expand its international presence, and as part of that effort CD Universe has recently introduced a localized version of the CD Universe site for the Japanese market, marketed directly to Japanese consumers through a revenue sharing partnership with US-style.com. In addition, eUniverse continues to develop proprietary content to attract and retain traffic. eUniverse plans to offer new products, services and incentives to attract and retain traffic and to increase the size of profit margins on online purchases.

     PROVIDE INNOVATIVE AND EASY-TO-USE WEB SITES.

     eUniverse plans to make its customer experience informative, efficient and intuitive by constantly improving its store format and features. For example, eUniverse's CD Universe store incorporates "point and click" options, supported by technical enhancements, including easy-to-use search capabilities (by artist, album, title, song title or record label), personalized music suggestions, and order tracking and confirmation. The CD Universe store also promotes music learning and discovery by enabling visitors to create customized versions of CDs and through its Big Bang newsletter. Site visitors are prompted to register and choose from a checklist of options and musical preferences. Each registrant may select the genre or genres he or she is interested in as well as the content he or she desires to receive (i.e., press releases, charts, reviews, tour info and CD Universe news). These features are designed to make shopping at the store entertaining and informative and encourage purchases and repeat visits.

                                LEGAL PROCEEDINGS

         On September 23, 1999, Arie Grossman, former Vice President of Technology of The Big Network, Inc., filed suit in the Superior Court of California against Big Network, eUniverse and various unnamed individuals. Mr. Grossman sought an unspecified amount of compensatory and punitive damages based on claims related to Grossman's salary, stock options and proposed terms of employment with eUniverse following the acquisition of Big Network. On December 20, 1999, the parties reached agreement in mediation providing for Mr. Grossman to receive 23,980 shares of eUniverse common stock. Exercised its right of indemnification from the former shareholders of Big Network, eUniverse issued the 23,980 shares to Mr. Grossman and deducted the same number of shares from the escrow fund established in connection with the acquisition of Big Network by eUniverse. This settlement does not affect the aggregate purchase price of 1,800,000 shares of eUniverse's common stock paid by eUniverse for the shares of Big Network common stock. This lawsuit was dismissed on March 7, 2000.

     On December 9, 1999, The Isosceles Fund Limited, a Bahamian corporation, filed suit in the Superior Court of California against eUniverse, Brad Greenspan, Gerard Klauer Mattison & Co., Inc. ("GKM") and ten unnamed individuals. Isosceles seeks damages based on (1) breach of an alleged subscription agreement between Isosceles and eUniverse to purchase common stock of eUniverse, (2) breach of an implied covenant of good faith and fair dealing in connection with the alleged subscription agreement, and (3) intentional interference with the alleged subscription agreement by GKM and ten unnamed individuals. With respect to each count of the cause of action, Isosceles has claimed damages of $1,750,000. Isosceles has also requested that the court award exemplary and punitive damages, interest, costs of suit and other relief as the court may deem fair, just, equitable and proper. eUniverse believes the allegations in the complaint are without merit and will defend the suit vigorously.

     eUniverse is not a party to any other pending legal proceedings that in the opinion of management of eUniverse would have a material adverse effect on eUniverse's results of operations or consolidated financial condition.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

    The following table sets forth the name, age and position of each of the executive officers and directors of eUniverse.


         NAME              AGE      POSITION
         ----              ---      --------
Brad D. Greenspan(1)       26       Chairman of the Board of Directors
Leland N. Silvas(1)        44       President, Chief Executive Officer and Director
Charles Beilman            40       Vice President, Special Projects and Director
William R. Wagner          52       Vice President, Chief Financial Officer and Secretary
James Haiduck              36       Vice President, Sales
Stephen D. Sellers         40       Vice President, Business Affairs and Director
Gordon Landies             43       Director
Dan Mosher                 27       Director

----------------------
(1) Member of the Compensation Committee.

Brad D. Greenspan, Chairman of the Board of Directors of eUniverse since April 14, 1999. In 1997, Mr. Greenspan founded Palisades Capital, Inc., a private Beverly Hills merchant bank, and served as its President until March 1999. Mr. Greenspan received a BA degree in political science/business from UCLA in 1997.

Leland N. Silvas, President and Chief Executive Officer of eUniverse since April 1999. Mr. Silvas is a principal member of Label-add, LLC, a Connecticut-based advertising and direct marketing company, and was employed there until being recruited by eUniverse, Inc. in 1999. Mr. Silvas was President and Chief Operating Officer of McPhersons global housewares division from 1994 to 1998. From 1992 to 1994, Mr. Silvas was a board member for Partners In Computing, a New York City-based software solutions company. He currently sits on the advisory board to the Adept Group, a computer consulting company based in New York City, and is a board member of ADV MARKETING, a marketing and consulting company, and 1-800-adagency, an ad agency.

Charles Beilman, Vice President, Special Projects and Director of eUniverse since October 25, 1999. Between April 14, 1999 and October 25, 1999, Mr. Beilman was Chief Operating Officer, Chief

Technical Officer and Director of eUniverse. Mr. Beilman founded CD Universe, Inc. in April 1997 and was its sole shareholder and Chief Executive Officer until the sale of CD Universe, Inc. to eUniverse in April 1999. Since 1985, Mr. Beilman has served as President and Director of Trak Systems, Inc., which supplies proprietary inventory control computer systems to retail music stores throughout the United States and Canada.

William R. Wagner, Vice President, Chief Financial Officer and Secretary of eUniverse since April 1999. Prior to joining eUniverse, Mr. Wagner was Chief Financial Officer of Heritage Marketing and Incentives, Inc., a Massachusetts-based marketing incentives company. From 1995 to 1997, he was Chief Financial Officer of ServiceSoft Corporation, a Massachusetts Internet software company, and from 1990 to 1994, he was Chief Financial Officer of General Scanning, Inc., a pioneer in laser technology and systems.

James Haiduck, Vice President of Sales since August 1999. Prior to joining eUniverse, Mr. Haiduck was Vice President of OEM Sales for The Learning Company, a division of Mattel. His 13 years of sales experience in the technology/software industry covered the original equipment manufacturer (OEM), retail, corporate, and direct channels. Having established relationships with nearly every major OEM or value-added reseller in the US, including HP, Compaq, IBM, Canon, and Gateway, Mr. Haiduck was responsible for more than $200 million in licensing revenue over the last 10 years.

Stephen D. Sellers, Vice President Business Affairs and Business Development since September 1999. Prior to joining eUniverse with the acquisition of the Big Network, Mr. Sellers was CEO and co-founder of The Big Network. Previous to that, he was co-founder and CEO of Archetype Interactive where he assembled a diverse team of creative talent to create Meridian 59, the first graphical internet multiplayer game. After the acquisition of Archetype by the 3DO Company, he worked as head of Internet Business Development. He has advised startup businesses in a variety of technology markets. He holds an MBA from the University of California, Berkley and a BA from Stanford University.

Gordon Landies, Director since August 1999. Mr. Landies is currently General Manager of the Home and Entertainment group of Mattel Interactive and has been in consumer software for 16 years, spending 10 years at Software Toolworks, Mindscape, and the Learning Company, which was acquired by Mattel. Most of Mr. Landies' career has been in sales and business development, where he helped drive sales growth and build product categories such as National Geographic, Printshop, and Chessmaster.


Dan Mosher, Director since December 7, 1999. Dan Mosher has been employed by Webvan Group, Inc. since May 1999, most recently as Director, Business Development. From January 1998 to May 1999, Mr. Mosher served in the Mergers and Acquisitions Department of Morgan Stanley Dean Witter Technology Group, an investment banking firm. From February 1996 to January 1998, Mr. Mosher held several positions in the Corporate Finance Group of Arthur Andersen, focused on technology private placements. Mr. Mosher holds a B.S. in Business Administration from the University of California at Berkeley.


BOARD OF DIRECTORS AND BOARD COMMITTEES

     Our Board of Directors is comprised of six directors. Our bylaws provide that we may have up to a maximum of nine directors. Directors are elected by the shareholders at each annual meeting or at special meetings of shareholders and serve until their successors are duly elected and qualified. All executive officers are elected by, and serve at the discretion of, the Board of Directors.

     The Compensation Committee consists of Messrs. Greenspan and Silvas. The Compensation Committee administers eUniverse's 1999 Stock Awards Plan and reviews and recommends to the Board of Directors the compensation and benefits of the employees of eUniverse.

     The Audit Committee consists of Messrs. Landies and Mosher. Both Mr. Landies and Mr. Mosher are independent directors. The Audit Committee oversees eUniverse's financial reporting process and internal controls.

     The Executive Committee consists of Messrs. Greenspan and Silvas. The Executive Committee has authority to exercise all of the powers of the Board of Directors during the time periods between Board meetings, provided that it shall not have the power to do any of the following:

         1. amend or repeal any resolution of the Board of Directors that by its terms shall not be subject to amendment or repeal by the Executive Committee;

         2. take any action that, by the statutes of eUniverse's state of incorporation governing eUniverse, may be taken only by the Board of Directors or the shareholders of eUniverse;

         3. take any action to amend, alter or repeal the Certificate of Incorporation or By-laws of eUniverse, as amended;

         4. elect any person to fill vacancies on the Board of Directors or any Committee thereof or remove any person from the same;

         5. fix the compensation of any Director for services in any capacity;

         6. adopt a plan of merger or adopt a plan of consolidation with another entity or entities;

         7. recommend to the shareholders of eUniverse the sale, lease, exchange, mortgage, pledge or other disposition of all or substantially all of the property or assets of eUniverse or a voluntary dissolution of eUniverse or a revocation thereof;

         8. authorize any transaction involving over $3 million of eUniverse's revenues;

         9. authorize any purchase over $1 million; or

         10. take any action prohibited by resolution of the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Prior to establishing the Compensation Committee, the Board of Directors as a whole performed the functions delegated to the Compensation Committee. No member of the Board of Directors or the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of eUniverse's Board of Directors or Compensation Committee.

AGREEMENT CONCERNING ELECTION OF DIRECTORS

         In connection with the purchase by E. P. Opportunity Fund, LLC of 235,000 shares of preferred stock of Entertainment Universe, a letter agreement dated April 6, 1999 was entered into between E. P., Entertainment Universe and Brad D. Greenspan which, in effect, gave E. P. the right to select one of the Directors of Entertainment Universe during the period that it owns shares of Entertainment Universe preferred stock. On April 16, 1999, in connection with the reorganization between Motorcycle Centers and Entertainment Universe, the E.
P. letter agreement was assigned by Entertainment Universe to eUniverse, which assumed the obligations to E.P. of Entertainment Universe.
As a result, as long as it owns our preferred stock, E. P. has the right to appoint a member of the Board of Directors of eUniverse. E. P. has not exercised its right as of the date hereof.

         In connection with the acquisition of The Big Network, Inc., an agreement dated July 30, 1999 was entered into among Brad D. Greenspan, Charles Beilman, Stephen Sellers and John Hanke which, in effect, gives Messrs. Sellers and Hanke the right to select one of the directors of eUniverse during the period that either Mr. Sellers or Mr. Hanke are employed by eUniverse. Messrs. Hanke and Sellers exercised this right and selected Mr. Sellers to be a director of eUniverse. Mr. Sellers was appointed as a director of eUniverse on December 7, 1999. Mr. Hanke resigned his employment with eUniverse on January 6, 2000 to pursue other business opportunities.

         In connection with the acquisition of Falcon Ventures, an agreement dated December 16, 1999 was entered into by and between Brad D. Greenspan and Take-Two Interactive Software, which in effect gives Take-Two the right to select an individual to serve as a member of the Board of Directors of eUniverse for a period of three years from February 2, 2000. As of the date of this prospectus, Take Two has not exercised its right to select a director.

DIRECTOR COMPENSATION

       Directors of eUniverse who are also employees or officers of eUniverse do not receive any compensation specifically related to their activities as directors, other than reimbursement for expenses incurred in connection with their attendance at Board of Directors meetings. For each year of service as a director, independent directors receive, upon becoming a director, options for 62,500 shares of common stock at an exercise price of $6.00 per share, which vest after one year and expire ten years after the date of grant. Mr. Landies and Mr. Mosher received these options as independent directors. For each board meeting they attend, these independent directors will be reimbursed for their expenses incurred in connection with the meeting.

EXECUTIVE COMPENSATION

     At the end of its most recent fiscal year, eUniverse's President and Chief Executive Officer and other officers had not yet been employed and compensation had not yet been paid. As of April 14, 1999, eUniverse entered into an employment agreement with Leland Silvas, Chief Executive Officer and President. The contract with Mr. Silvas is for an initial term expiring April 30, 2000 and automatically renews for additional one-year periods unless terminated on three months notice. eUniverse may terminate Mr. Silvas' employment for cause and upon death or disability. Mr. Silvas may terminate his employment with eUniverse upon 45 days prior written notice in the event (1) any duty assigned to Mr. Silvas is inconsistent with his positions and the assignment continues for ten days; (2) eUniverse fails to pay for a period of ten days after the due date any compensation owed to Mr. Silvas; and (3) of any purported termination by eUniverse except for cause, death or disability. The Silvas contract stipulates an annual base salary of $200,000, to be reviewed annually, with a bonus opportunity of up to 50% of base salary upon achievement of goals determined by the Compensation Committee of the Board of Directors. eUniverse issued to Mr. Silvas 200,000 shares of common stock of eUniverse as partial consideration for entering into a letter agreement with Palisades Capital, Inc. as of January 21, 1999 in which he agreed to become CEO of eUniverse following the acquisition of CD Universe, Inc. and in consideration of consulting services performed on behalf of eUniverse prior to the date of the CD Universe acquisition. The letter agreement was subsequently superceded by the employment agreement. As additional consideration for his employment, commitment and consulting services, Mr. Silvas was granted to options to purchase 825,000 shares of common stock of eUniverse at an exercise of $3.00 per share, which options vest and become exercisable as follows: 91,667 of the options were immediately vested and fully exercisable on April 14, 1999 and 66,667 options vest and become exercisable on the 22nd of each July, October, January and April thereafter through January 22, 2002 or until Mr. Silvas is no longer employed by eUniverse. Upon a 50% or greater change in ownership control in eUniverse or a disposition of all or substantially all of the assets of eUniverse, all of the unvested stock options granted to Mr. Silvas vest immediately. As a member of the Compensation Committee, Mr. Silvas participates in reviewing his annual salary and setting his bonus, subject to the review and approval of the Board of Directors.

     As of April 5, 1999, eUniverse entered into an employment agreement with William R. Wagner, employing him as Chief Financial Officer of eUniverse. As of April 14, 1999, the Board of Directors of eUniverse also appointed Mr. Wagner as Vice President and Secretary of eUniverse. The contract with Mr. Wagner is for an indefinite term, subject to termination on three months notice, and stipulates an annual salary of $125,000. As additional consideration for his employment, Mr. Wagner was granted options to purchase 100,000 shares of common stock at an exercise price of $3.00 per share under the Stock Option Plan. These options vest in 1/12 increments every three months beginning July 5, 1999 until the earlier of April 6, 2002 or until Mr. Wagner is no longer employed by eUniverse. On June 15, 1999, Mr. Wagner was granted options to purchase 50,000 shares at an exercise price of $9.50 per share. These options were canceled and repriced on September 15, 1999. On September 15, 1999 Mr. Wagner was granted options to purchase 42,500 shares of common stock at an exercise price of $6.00 under the Stock Option Plan, which vest and become exercisable as follows:
14,167 one year from September 15, 1999 and 1/12 of the remaining option shares each quarter thereafter until all 42,500 option shares are vested or until Mr. Wagner is no longer employed by eUniverse. Upon a 50% or greater change in ownership control in eUniverse or a disposition of all or substantially all of the assets of eUniverse, all of the unvested stock options granted to Mr. Wagner vest immediately. On an annual basis, eUniverse reviews Mr. Wagner's performance and other relevant factors relating to salary, and at the time of the review, his salary may be increased as determined in the sole discretion of the Compensation Committee of the Board of Directors of eUniverse.

     eUniverse's subsidiary, CD Universe, Inc., entered into an employment contract with Mr. Beilman as of October 1, 1998 for an initial period of three years, subject to termination on ten days notice, and stipulates an annual compensation of $135,000. On September 15, 1999 Mr. Beilman was granted options to purchase 75,000 shares of common stock at an exercise price of $6.00 per share under the Stock Option Plan.

     Effective August 1, 1999, eUniverse entered into a contract with James Haiduck, Vice President of Sales. The contract with Mr. Haiduck is for an initial term of one year and stipulates an annual salary of $108,000 and options to purchase 170,000 shares of common stock at an exercise price of $6.00 per share. These options vest as follows: 14,167 vest on the last day of each January, April, July and October, commencing on October 31, 1999 and continuing until the first to occur of (i) all 170,000 of said options have vested, or (ii) Mr. Haiduck is no longer employed by eUniverse. Upon a 50% or greater change in ownership control in eUniverse or a disposition of all or substantially all of the assets of eUniverse, all of the unvested stock options granted to Mr. Haiduck vest immediately. On an annual basis, eUniverse reviews Mr. Haiduck's performance and other relevant factors relating to salary, and at the time of the review, his salary may be increased as determined in the sole discretion of the Compensation Committee of the Board of Directors of eUniverse. Mr. Haiduck's employment contract may be terminated by either party upon 30 days written notice.

     In conjunction with the acquisition of Big Network, eUniverse entered into an employment agreement with Mr. Stephen D. Sellers, Vice President of Business Development. The contract is for an initial term of 12 months from August 31, 1999, and stipulates an annual salary of $96,000. Mr. Sellers was granted options to purchase 255,000 shares at an exercise price of $6.00 per share. These vest in 1/12 increments every three months beginning December 16, 1999. On an annual basis, eUniverse reviews Mr. Sellers' performance and other relevant factors relating to salary, and at the time of the review, Mr. Sellers' salary may be increased as determined in the sole discretion of the Compensation Committee of the Board of Directors of eUniverse. eUniverse may terminate Mr. Sellers' employment for cause and upon death or disability. If eUniverse terminates Mr. Sellers other than for cause, the terminated executive shall be entitled to receive the remainder of his compensation due under his employment agreement for its initial one-year term. However, if a registration statement registering any shares of common stock owned by the terminated executive has been filed with the Securities and Exchange Commission, and the registration statement has become effective prior to the termination of the executive by eUniverse without cause, the terminated executive shall not receive any remaining compensation.

     The table below summarizes the compensation to be paid under agreements for services to be rendered to eUniverse in all capacities for the fiscal year ending March 31, 2000. These executives are referred to as the Named Executive Officers elsewhere in this prospectus.

                           Summary Compensation Table


                                            ANNUAL COMPENSATION                       LONG TERM COMPENSATION
                                                                        ----------------------------------------------
                                                                                 AWARDS                PAYOUTS
                                                                        ------------------------       -------
                                                         OTHER ANNUAL   RESTRICTED    SECURITIES    LTIP    ALL OTHER
                             FISCAL   SALARY    BONUS   COMPENSATION   STOCK AWARD   UNDERLYING   PAYOUTS  COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR      ($)      ($)        ($)            ($)       OPTIONS #      ($)        ($)
---------------------------    ----    ------    -----   ------------   -----------   ----------   -------  ----------
Brad D. Greenspan ..........   2000      --       --        50,000(4)      --            --          --         --
  Chairman of the Board
Leland Silvas ..............   2000    200,000    (1)        6,307(2)      --          291,668(3)    --         --
  President, Chief Executive
  Officer and Director
Charles Beilman(5) .........   2000    135,000    (1)       --             --            --          --         --
  Vice President               1999     77,250    --        91,711         --            --          --         --
  Special Projects and
  Director
William R. Wagner ..........   2000    125,000    (1)       --             --           24,999(3)    --         --
  Chief Financial Officer
James Haiduck ..............   2000    108,000    (1)       --             --           50,000       --         --
  Vice President Sales
Stephen D. Sellers .........   2000     96,000    (1)       --             --           42,500       --         --
  Vice President
  Business Development

----------------------

     Note 1: Incentive compensation awards and payments shall be defined by the Board of Directors.

     Note 2: Mr. Silvas was issued 200,000 shares in conjunction with his employment with eUniverse. These have been valued at $.315 per share, based upon the initial capitalization of Entertainment Universe.

     Note 3: Option shares are represented as those options that are exercisable within 60 days after December 27, 1999. The same options are shown in the following table in their vested and unvested entirety.

     Note 4: Mr. Greenspan receives non-employee compensation as a consultant to eUniverse.

     Note 5: The compensation paid to Mr. Beilman in 1999 was paid by CD Universe to Mr. Beilman in his capacity as Chief Executive Officer and President of CD Universe. eUniverse will pay the same compensation to Mr. Beilman in his capacity as Vice President, Special Projects.

     The following table summarizes the option grants to the Named Executive Officers in the current fiscal year:

                 Summary of Option Grants in Current Fiscal Year


                                                     INDIVIDUAL GRANTS

                                                         PERCENT OF
                                                           TOTAL                             POTENTIAL REALIZABLE VALUE
                                                          OPTIONS                              AT ASSUMED ANNUAL RATES
                                         NUMBER OF       GRANTED TO                          OF STOCK PRICE APRECIATION
                                         SECURITIES       EMPLOYEES   EXERCISE                     FOR OPTION TERM
                                         UNDERLYING       IN FISCAL      PRICE   EXPIRATION   ------------------------
    NAME AND PRINCIPAL POSITION       OPTIONS GRANTED       YEAR       $/SHARE      DATE           5%         10%
    ---------------------------       ---------------       ----       -------      ----           --         ---

Brad D. Greenspan  ...................    340,000(1)         14.0%      $6.00       9/15/09   $ 3,502,000  $ 6,766,000
  Chairman of the Board of Directors
Leland Silvas   .......................   825,000(2)         28.8%      $3.00       4/22/09   $10,972,500  $18,892,500
  President, Chief Executive Officer
  and Director
Charles Beilman   .....................    63,750(1)          2.6%      $6.00       9/15/09   $   656,625  $ 1,268,625
  Vice President, Special Projects
  and Director
William R. Wagner .....................   142,500(2)          5.2%      $3.00       9/15/09   $ 1,867,750  $ 3,135,750
  Vice President,                                                         to
  Chief Financial Officer and Secretary                                 $6.00
James Haiduck .........................   170,000(2)          7.0%      $6.00       8/01/09   $ 1,751,000  $ 3,383,000
  Vice President Sales
Stephen D. Sellers   ..................   255,000(2)         10.5%      $6.00       9/01/09   $ 2,626,500  $ 5,074,500
  Vice President, Business Affairs
  and Business Development


----------------------------------

     Note 1: One third of the options vest and are exercisable one year from the date of grant. Thereafter, one twelfth of the options vest and are exercisable each three months until all optioned shares are vested.

     Note 2: These options vest and are exercisable as described in "Executive Compensation" beginning on page 49.


1999 STOCK AWARDS PLAN

     The 1999 Stock Awards Plan was adopted by the Board of Directors of eUniverse on July 15, 1999 and will be submitted to the shareholders at the next annual meeting. The Plan provides for the grant of stock options, stock appreciation rights ("SARs") and restricted stock (collectively, "Awards") with respect to up to 5,000,000 shares of eUniverse's common stock. Awards under the Plan may be granted to employees, directors or consultants of eUniverse or its affiliates, provided that consultants shall not have provided services in connection with the offer or sale of securities in a capital-raising transaction.

     The Plan is administered by the Compensation Committee of the Board of Directors ("Committee"). The Committee has the authority, in its sole discretion, to select participants, to make awards in the form and amount it desires, to impose limitations, restrictions and conditions on the awards granted and the exercise of the grants not otherwise inconsistent with the terms of the Plan, and to interpret the Plan. The selection of Directors as participants and the terms of their awards are determined, however, by vote of the Board of Directors as a whole instead of by the Compensation Committee.

     The terms of the Plan permit the Committee to make stock option grants which may be Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code or other forms of nonqualified stock options as the Committee may determine. The exercise price of the options granted under the Plan is determined by the Committee, provided that the exercise price of Incentive Stock Options must be at not less than 100 percent of the fair market value of the common stock on the date of grant. The vesting schedule and term of each option is set by the Committee, provided that the term of Incentive Stock Options shall not be more than 10 years. Options may be exercised in whole or in part during the term of the grant in cash, common stock with fair market value on the date of delivery equal to the aggregate exercise price, a combination of cash and common stock, or other consideration determined by the Committee pursuant to the Plan.

     The Plan also permits the Committee to grant SARs, subject to the shares remaining available under the Plan, on terms and conditions not inconsistent with the terms of the Plan at not less than 100 percent of the fair market value of the common stock on the date of grant. SARs may be issued in tandem with an option. The amount payable by eUniverse must be paid in common stock valued at the fair market value on the date of exercise, cash, or a combination of both.

     In addition, the Plan permits the Committee to issue restricted stock on the terms and conditions as the Committee may determine not inconsistent with the terms of the Plan.

     All awards made by the committee shall be made by written agreement, which in the case of Incentive Stock Options shall contain terms and conditions that are consistent with Section 422 of the Internal Revenue Code. Generally no award made under the Plan shall be transferable by a participant except by will or pursuant to the laws of descent and distribution or a qualified domestic relations order as defined by the Employee Retirement Income Security Act of 1974, as amended. The Committee has the power to withhold taxes or require participants to remit to eUniverse amounts as required to satisfy tax withholding obligations either in cash or common stock or a combination of both.

     Awards are subject to adjustment to reflect any changes in the outstanding common stock or other changes affecting shares, including adjustments in the number of shares available for issuance, shares covered by an outstanding Award, or adjustments in price that become necessary to prevent a dilution or enlargement of benefits or potential benefits under the Plan.

     The Plan will terminate on April 15, 2009. The Board of Directors or the Committee may amend or terminate the Plan, provided, however, that the amendment or termination shall be subject to shareholder approval to the extent required by law or the rules of any stock exchanges on which the common stock is listed.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information with respect to the beneficial ownership of our voting securities by the following individuals or groups: (a) each person who is known by eUniverse to own beneficially more than 5% of our common stock, (b) each Director of eUniverse, (c) each Named Executive Officer of eUniverse, and (d) all executive officers and Directors of eUniverse as a group.


Name of Beneficial             Shares                             Percentage
      Owner                 Beneficially                         Beneficially
                             Owned/(1)/                           Owned/(2)/

Brad D. Greenspan           7,841,000                                37.8%
Charles Beilman             2,425,000                                11.7%
Leland N. Silvas              491,668/(4)/                            2.4%
William R. Wagner              24,999/(5)/                              *


James Haiduck                  51,501/(6)/                              *
Stephen D. Sellers            339,680/(7)/                            1.6%
Gordon E. Landies             127,939/(8)/                              *
Dan Mosher                          0                                   *

Directors and              11,303,412                                54.6%
Executive Officers
as a Group



* less than one percent.

/(1)/ Unless otherwise noted, all of the shares shown are held by individuals or entities possessing sole voting and investment power with respect to the shares. Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them within 60 days, whether by the exercise of options or warrants or the conversion of shares of preferred stock into shares of common stock, are deemed outstanding in determining the number of shares beneficially owned by the person or group. We are treating our Series A Preferred Stock and common stock as voting securities because the holders of our Series A Preferred Stock have the right to vote their shares on an as converted basis. For a description of the conversion terms of our Series A Preferred Stock, see "DESCRIPTION OF CAPITAL STOCK -- Preferred Stock." The address of each individual or group listed in the table is 101 North Plains Industrial Road, Wallingford, Connecticut 06492.

/(2)/ The "Percentage Beneficially Owned" is calculated by dividing the "Number of Shares Beneficially Owned" by the total outstanding shares of common stock including shares beneficially owned by the person with respect to whom the percentage is calculated.

/(4)/ Includes 291,668 shares represented by options exercisable within 60 days.

/(5)/ Consists entirely of shares represented by options exercisable within 60 days.

/(6)/ Includes 6,000 shares issuable upon conversion of Series A Convertible Preferred Stock and 42,501 represented by options exercisable within 60 days.

/(7)/ Includes 42,500 shares represented by options exercisable within 60 days.

/(8)/ Includes 6,000 shares issuable upon conversion of Series A Convertible Preferred Stock, and 102,201 shares of common stock beneficially owned by Mr. Landies as co-trustee under the Barbara Landies Living Trust 8/27/96.

                              SELLING STOCKHOLDERS

     The following table sets forth information regarding the beneficial ownership of eUniverse common stock as of March 21, 2000 by persons whom:

          - acquired shares in connection with eUniverse's acquisition of Falcon Ventures in February 2000. See "BUSINESS -- Recent Transactions"

     The shares are being registered to permit public secondary trading of these shares. Each of the selling stockholders listed below may, under this prospectus, from time to time offer and sell the number of shares of common stock set opposite their names below.



                                           Before the Offering                                   After the Offering
                                   -------------------------------------                 -----------------------------------
                                   Number of        Percent of Shares    Number of       Number of       Percent of Shares
Name of Beneficial Owner           Shares Owned     Beneficially Owned   Shares Offered  Shares Owned    Beneficially Owned
------------------------           ------------     ------------------   --------------  ------------    -------------------
Take-Two Interactive Software,     910,000          4.1%                 125,000          0               0
Inc.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On April 14, 1999, eUniverse acquired all of the capital stock of CD Universe, Inc. for a total consideration of $1,915,000 in cash plus 2,425,000 shares of eUniverse common stock. The rights to acquire CD Universe were originally held by Palisades Capital, Inc., a private merchant bank owned and operated by Brad D. Greenspan. On February 11, 1999, Palisades assigned its rights to acquire CD Universe to Entertainment Universe for consideration of 8,061,000 shares of Entertainment Universe common stock, which were issued to Mr. Greenspan, making him the sole shareholder of Entertainment Universe (See "PRINCIPAL SHAREHOLDERS"). The assignment of the right to acquire CD Universe has been recorded on the books of Entertainment Universe at Palisades' historical cost pursuant to the accounting treatment for transfers of assets between entities under common control, as proscribed by APB 16. In connection with the reorganization between Motorcycle Centers and Entertainment Universe, those shares of Entertainment Universe common stock were exchanged for an equivalent number of shares of eUniverse's common stock.

                              PLAN OF DISTRIBUTION

     The shares being offered under this prospectus may be sold from time to time by the selling stockholders, or by pledgees, donees, transferees or other successors in interest. These sales may be made on one or more exchanges or in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by the broker or dealer as principal and resale by the broker or dealer for its account under this prospectus; (c) an exchange distribution in accordance with the rules of the exchange, and (d) orders brokerage transactions and transactions in which the broker solicits purchasers. From time to time the selling stockholders may engage in short sales, short sales versus the box, puts and calls and other transactions in securities of the issuer or derivatives of the securities, and may sell and deliver the shares under these transactions.

     The selling stockholders may effect the transactions directly, or indirectly through underwriters, broker-dealers or agents acting on their behalf, and under these sales, the broker-dealers or agents may receive compensation in the form of commissions, concessions, allowances or discounts from the selling stockholders and/or the purchasers of the shares for whom they may act as agent or to whom they sell shares as principal or both (which commissions, concessions, allowances or discounts might be in excess of customary amounts). To the extent required, the names of any agents, broker-dealers or underwriters and applicable commissions, concessions, allowances or discounts and any other required information with respect to any particular offer of the shares by the selling stockholders, will be set forth in a supplement to this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded by any inconsistent statement contained in any prospectus supplement. Unless this prospectus is accompanied by a prospectus supplement stating otherwise, offers and sales may be made under this prospectus only in ordinary broker's transactions made on the OTC Electronic Bulletin Board or any other exchange or market in which the stock is listed in transactions involving ordinary and customary brokerage commissions. See "SELLING STOCKHOLDERS" and "PLAN OF DISTRIBUTION."

     In affecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from selling stockholders in amounts to be negotiated immediately prior to the sale. The selling stockholders and agents who execute orders on their behalf may be deemed to be underwriters as that term is defined in Section 2(11) of the Act and a portion of any proceeds of sales and discounts, commissions or other compensation may be deemed to be underwriting compensation for purposes of the Act.

     In the event the selling stockholders engage an underwriter to sell the shares, to the extent required, a prospectus supplement will be distributed, which will set forth the number of shares being offered and the terms of the offering, including the names of the underwriters, any discounts, commissions and other items constituting compensation to underwriters, dealers or agents, the public offering price with any discounts, commissions or concessions allowed or reallowed or paid by underwriters to dealers.

                          DESCRIPTION OF CAPITAL STOCK

     We have authorized capital stock consisting of 250,000,000 shares of common stock, $0.001 par value per share, and 40,000,000 shares of preferred stock, $0.10 par value per share. The following is a summary description of eUniverse's capital stock. For a complete description of our capital stock, you should read our Articles of Incorporation, Amended and Restated Bylaws, and the Registration Rights Agreements that are included as exhibits to our Form 10 filed with the Securities and Exchange Commission on June 14, 1999.

COMMON STOCK

     Holders of common stock are entitled to one vote per share on all matters to be voted upon by the shareholders. Subject to preferences that may be applicable to the holders of outstanding shares of preferred stock, if any, the holders of common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of eUniverse, and subject to the prior distribution rights of the holders of outstanding shares of preferred stock, if any, the holders of shares of common stock shall be entitled to receive pro rata all of the remaining assets of eUniverse available for distribution to its shareholders. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

PREFERRED STOCK

     On April 14, 1999, eUniverse sold 1,795,024 shares of its Series A 6% Convertible Preferred Stock in a private offering under Section 4(2) of the Securities Act and Rule 506 of Regulation D adopted under the Securities Act. The eUniverse preferred stock was sold to a group of approximately 40 purchasers, including Lehman Brothers, Eisenberg Partners and principals of Gerard Klauer Mattison & Co., Inc., all of whom were accredited investors as defined in Rule 501 of Regulation D. The aggregate offering price for the preferred stock was $6,598,122. In the reorganization, the holders of the eUniverse preferred stock exchanged their shares, on a one-to-one basis, for shares of eUniverse's preferred stock having equivalent rights and preferences, as set forth in the Designation of Preferred Stock of Motorcycle Centers of America, Inc. dated April 7, 1999 (the "Designation of Preferred Stock").


     Holders of eUniverse's preferred stock have the right to convert all or any portion of their stock into shares of eUniverse's common stock at any time after October 15, 1999 until all shares of preferred stock have been converted, at a one-to-one ratio, unless the market price of the common stock is below $3.60 during various periods prior to the date of conversion, as set forth in the Designation of Preferred Stock, in which case the conversion ratio would be greater than one-to-one. On February 2, 2000, 82.9% of our preferred stockholders and 50.095% of the outstanding shares of our preferred stock agreed to delay conversion of their preferred stock shares until August 15, 2000. See "Registration Rights Agreement of Entertainment Universe, Inc."
on page 60.


     eUniverse's preferred stock does not pay dividends, and the holders of the preferred stock are not entitled to receive any dividends on their stock. In the event of the liquidation or dissolution of eUniverse, the holders of the preferred stock will be entitled to receive, prior in preference to any distribution to the holders of the common stock and any other class of stock which has been designated as junior in rank to the preferred stock, an amount per share equal to the original issue price of the preferred stock ($3.60) plus 6% of the original issue price per annum from the date of issuance. The holders of preferred stock are entitled to cast the number of votes per share on each matter submitted to eUniverse's holders of common stock that equals the number of votes which could be cast on the shares of common stock that could have been converted immediately prior to the taking of the vote. Votes of the preferred stock holders shall be cast together with those cast by the holders of common stock and not as a separate class except as otherwise provided in the Designation of Preferred Stock on matters directly affecting the rights of the holders of preferred stock.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc. Its address is 3200 Cherry Creek South Drive, Ste. 430, Denver, Colorado 80209, and its telephone number at this location is (303) 595-3300.

LISTING

     Our common stock is currently traded on the OTC Electronic Bulletin Board under the trading symbol "EUNI". We have applied to list our common stock on The Nasdaq Small Cap Market('r') under the trading symbol "EUNI".

         MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY
                         AND RELATED STOCKHOLDER MATTERS

SHAREHOLDERS AND DIVIDENDS

     As of March 3, 2000 there were 17,140,354 shares of common stock outstanding, which were held by 179 shareholders of record.

     To date, eUniverse has paid no cash dividends and has no intention to pay cash dividends on its common stock in the foreseeable future.

MARKET INFORMATION

     From April 30, 1999 to present, the common stock of eUniverse has been traded on the OTC Electronic Bulletin Board under the symbol EUNI.

     The market price data provided in the following table includes data for eUniverse, Motorcycle Centers and NABCO, Inc. Prior to April 23, 1998, the market prices listed below are for NABCO, Inc., traded under the symbol NBCO. On April 23, 1998, NABCO merged with Motorcycle Centers. The market prices provided in the table between April 23, 1998 to April 14, 1999 are for Motorcycle Centers, traded under the symbol MCAM. After the reorganization of Entertainment Universe and Motorcycle Centers on April 14, 1999, eUniverse began trading on the OTC under the symbol MCAMD. The name of eUniverse was changed to eUniverse, Inc. and eUniverse began trading under the symbol EUNI on April 30, 1999. The market price data prior to April 14, 1999 only provides the market price of NBCO and MCAM. However, the historical information provided in other sections of this prospectus pertains to Entertainment Universe and its acquired subsidiaries, including CD Universe. As a result, the market information provided below does not relate to the historical information provided in other sections hereof prior to April 14, 1999.

     The chart below sets forth the range of reported high and low bid quotations for the common stock of eUniverse for each full quarterly period from October 31, 1997 through December 31, 1999. The source of the quotations is Prophet Financial Systems. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. The closing price for the common stock of eUniverse on March
21, 2000 was $8.000.


                                                               RANGE OF HIGH AND
QUARTERLY PERIOD ENDING                                        LOW BID QUOTATIONS
-----------------------                                        ------------------

December 31, 1999 (EUNI)                                      $    3.937 -     6.500
September 30, 1999 (EUNI)                                     $    5.00  -     9.875
June 30, 1999 (MCAM/EUNI)(5)                                  $    1.875 -    14.00
March 31, 1999 (MCAM)                                         $    5.00  -    18.00(1)(3)
December 31, 1998 (MCAM)                                      $    0.62  -    25.00(1)
September 30, 1998 (MCAM)                                     $    2.00  -     5.00(1)
June 30, 1998 (NBCO/MCAM)(4)                                  $   50.00  -    95.00(1)
March 30, 1998 (NBCO)                                         $   65.00  -    90.00(1)
December 31, 1997 (NBCO)                                      $1,300.00  - 1,600.00(2)(3)


---------------------------------

(1) Quotes reflect a 1 for 20 reverse split of eUniverse's common stock effective March 31, 1999.

(2) Quotes reflect a 1 for 20 reverse split of eUniverse's common stock effective August 1, 1997.

(3) The stock split occurred prior to the operation of eUniverse's current business that commenced upon Motorcycle Centers' reorganization with Entertainment Universe in April 1999.

(4) NABCO merged with Motorcycle Centers on April 23, 1998. Accordingly, in this quarter, the market price data from April 1 to April 23, 1998 is for NABCO and from April 24 to June 30, 1998 is for Motorcycle Centers.

(5) The reorganization of Motorcycle Centers and Entertainment Universe closed on April 14, 1999. Thereafter, Motorcycle Centers changed its name to eUniverse, Inc. on April 26, 1999 and its symbol to EUNI as of April 30, 1999.


                         SHARES ELIGIBLE FOR FUTURE SALE


     On December 31, 1999, approximately 15,256,000 shares of eUniverse's common stock (approximately 94% of the shares outstanding) are restricted shares that may be sold only in the event that these shares are registered under the Securities Act or are sold under an exemption thereunder, including Rule 144, which permits the resale of limited amounts of restricted securities after a 12-month initial holding period. Subject to the volume limitations of Rule 144, 12,809,000 shares will become available for resale under Rule 144 on April 14, 2000, an additional 700,000 shares will become available on May 31, 2000, an additional 78,125 will become available on June 30, 2000, and an additional 1,440,000 shares will become available on August 31, 2000. See
"PRINCIPAL SHAREHOLDERS."


     eUniverse has reserved 5,000,000 shares of common stock for future issuance under the 1999 Stock Awards Plan. There are 1,795,024 shares of preferred stock outstanding which are convertible into shares of common stock at a one-to-one ratio unless the market price of the common stock is less than $3.60 during certain periods prior to conversion. eUniverse has granted the holders of preferred stock registration rights so that they may sell their shares of common stock received upon conversion of the preferred stock. The shares of common stock received upon conversion also may be sold on the market under Rule 144 without registration under the Securities Act commencing 12 months after the date of issuance of the preferred stock, subject to the volume limitations of Rule 144. See "DESCRIPTION OF CAPITAL STOCK--Registration Rights."

     eUniverse has granted options to employees and one advisor to purchase an aggregate of up to 4,232,500 shares of common stock at exercise prices ranging from $3.00 to $13.00 per share as of December 31, 1999. Options representing 375,833 of the shares are vested and exercisable. The remaining options vest in equal amounts each calendar quarter over the next two (2) years. Warrants to purchase an additional 731,865 shares of common stock at exercise prices ranging from $2.75 to $10.00 have been issued to various entities in exchange for financing and public relations services. Warrants and options representing 400,000 of the shares are vested and exercisable. eUniverse intends to file a registration statement on Form S-8 covering the shares issued pursuant to the Plan. During the effectiveness of the S-8, common stock issued upon exercise of outstanding vested options or issued under eUniverse's 1999 Stock Awards Plan will be available for resale on the public market.

     Up to 1,800,000 restricted shares of common stock may be issued in connection with our acquisition of The Big Network, which may be sold only in the event the shares are registered, or exempted from registration, under the Securities Act.

RULE 144. In general, under Rule 144 as currently in effect a person who has beneficially owned shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

     -1% of the number of shares of common stock then outstanding, or

     -the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a Form 144 with respect to the sale.

Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

RULE 144(K). Under Rule 144(k), a person who is not deemed to have been an affiliate of eUniverse at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner except an affiliate, is entitled to sell the shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

REGISTRATION RIGHTS.

REGISTRATION RIGHTS AGREEMENT OF ENTERTAINMENT UNIVERSE, INC.

     Under the Registration Rights Agreement of Entertainment Universe Inc. dated April 1999 which was assigned to and assumed by eUniverse pursuant to the Assignment and Assumption Agreement by and between Entertainment Universe, Inc. and Motorcycle Centers of America, Inc., dated as of April 14, 1999 (the "Registration Rights Agreement"), eUniverse is required to file a registration statement under the Securities Act of 1933, covering the resale of common stock issuable upon conversion of the preferred stock. eUniverse timely filed a registration statement on Form SB-2 on September 13, 1999 (SEC File No. 333-86959) (the "Registration Statement"). Additionally, we agreed to use our best efforts to have the Registration Statement declared effective by November 15, 1999, and to maintain the effectiveness of the Registration Statement until all securities covered thereby have been sold.

As of February 2, 2000, eUniverse received the requisite consent of the holders of our Series A Convertible Preferred Stock (the "Preferred Stockholders") to
(1) modify the terms of our Certificate of Designation of Series A Convertible Preferred Stock to clarify that we are not required to notify the Preferred Stockholders at least thirty days prior to acquiring the stock or assets of another company and that this type of transaction does not constitute a liquidation event so long as eUniverse is the surviving entity in such a transaction; (2) modify the terms of the Registration Rights Agreement and the Regulation D Subscription Agreement between eUniverse and each of the Preferred Stockholders to remove our obligation to file a Registration Statement to register the shares of its common stock issuable upon conversion of preferred stock; provided that the registration obligation will be reinstated in the event that eUniverse has not raised additional capital contributions or proceeds from debt issuances of at least $5 million within 6 months of December 1999, of which at least $3 million shall have been raised within 4 months of December 1999 (the "Minimum Proceeds"); and (3) to delay the conversion of their shares of preferred stock to shares of common stock until August 15, 2000; provided that eUniverse raises the Minimum Proceeds. However, each Preferred Stockholder may convert and sell up to 20% of its shares of preferred stock during any 30 day period beginning April 15, 2000 in the event that eUniverse's common stock average weekly Closing Bid Price is greater than $12.00 per share during such period.

     In consideration for the Preferred Stockholders' consent to items 1 through 3 above, eUniverse issued to each of the Preferred Stockholders (a) a warrant to purchase a number of shares of common stock equal to 10% of the number of shares of preferred stock beneficially owned by the Preferred Stockholder at an exercise price of $6.00 per share; and (b) a warrant to purchase a number of shares of common stock equal to 10% of the number of shares of preferred stock beneficially owned by the Preferred Stockholder at an exercise price of $8.00 per share.

     The Registration Rights Agreement sets forth registration obligations of eUniverse that, when not met, are events of default by eUniverse (a "Registration Default"). A Registration Default occurs: (1) if eUniverse does not use its best efforts to have the Registration Statement effective on or prior to

November 15, 1999; (2) if a new Registration Statement or amended Registration Statement is not declared effective within seven business days of the three consecutive trading days the Registration Statement does not cover a sufficient number of shares of common stock to effect the resales of a number of shares of Common stock equal to 200% of the number of shares of common stock issuable to each Subscriber upon conversion of all outstanding preferred stock then eligible for conversion; or (3) if the Registration Statement has been declared defective and thereafter ceases to be effective or usable for any reason in excess of 60 days.

     In the event of a Registration Default, eUniverse has agreed to pay liquidated damages to each holder of preferred stock in an amount equal to $0.036 per share for the first 30-day period, or part of the 30-day period, and $0.072 per share for each subsequent 30-day period, or part of the 30-day period, in cash, or at the holder's option, in the number of shares of common stock equal to the quotient of (x) the dollar amount of the liquidated damages divided by (y) $3.60 plus 6% of the original purchase price per annum on the date of the Registration Default, accruing daily, until all Registration Defaults have been cured.

     If eUniverse proposes to register any of its common stock in a public offering of its securities solely for cash (other than a registration relating solely to the sale of securities to participants in a company stock plan or a registration on Form S-4 or similar form registering stock issuable upon a reclassification, a business combination involving an exchange of securities or an exchange offer for securities of the issuer or another entity), the holders of preferred stock may require that the shares of common stock underlying the preferred stock be included in the registration statement, unless the managing underwriter determines and advises in writing that the inclusion in the registration statement of all of the securities proposed to be included would interfere with the successful marketing of the securities proposed to be registered by eUniverse in an underwritten public offering by eUniverse.

     If, during the time that the Registration Statement is effective, eUniverse reasonably determines, based upon advice of counsel, that due to the existence of material non-public information, disclosure of the material non-public information would be required to make the statements contained in the Registration Statement not misleading, and eUniverse has a bona fide business purpose for preserving as confidential the material non-public information, eUniverse shall have the one-time right to suspend the effectiveness of the Registration Statement for up to 60 days, and no holder of preferred stock shall be permitted to sell any securities pursuant thereto, until a time as the suspension is no longer advisable.

     All fees and expenses incident to the performance of or compliance with the Registration Rights Agreement by eUniverse shall be borne by eUniverse. Additionally, eUniverse shall reimburse the holders of preferred stock for the reasonable fees and disbursements, not to exceed $25,000 in the aggregate, of not more than one firm of attorneys representing the selling holders (in addition to any local counsel for which reimbursement shall be separate), which firm, if any, shall be chosen by the majority number of shares of preferred stock of holders (on a fully diluted basis).

     Any provision of the Registration Rights Agreement may be amended or waived by obtaining the written consent of eUniverse and the Holders of a majority of the preferred stock provided that the amendment treats all holders equally.

     eUniverse is not currently paying any liquidated damages to preferred stockholders since we obtained the requisite consent of the Preferred Stockholders to amend the Registration Rights Agreement. Accordingly, the registration statement on Form S-1 was withdrawn before being declared effective and eUniverse has not paid any damages to date to any Preferred Stockholder.

     REGISTRATION RIGHTS UNDER CASE'S LADDER AGREEMENT

     Under the Case's Ladder Agreement the selling shareholders of Case's Ladder (the "Case's Ladder Shareholders") have the right to request that their restricted shares of common stock be registered for sale by eUniverse as part of any registration eUniverse files with the SEC for the offering of common stock to the public, to the extent that any other officer or director of eUniverse has the same registration rights and sale privileges. However, if the Case's Ladder Shareholders can sell their restricted shares under Rule 144, then they must do so before exercising their registration rights, which terminate on May 31, 2000. All expenses of any registration of the Case's Ladder Shareholders' restricted shares shall be paid by eUniverse, except for commissions to brokers or underwriters. The former shareholders of Case's Ladder have not elected to eUniverse to use their registration rights to register their shares of common stock as part of eUniverse's current registration statement on Form S-1.

     REGISTRATION RIGHTS AGREEMENT WITH BIG NETWORK SHAREHOLDERS

     In connection with the acquisition of Big Network, eUniverse entered into a Registration Rights Agreement (the "BNI Registration Rights Agreement") with each of the shareholders of Big Network (the "Big Network Shareholders") participating in the transaction. The BNI Registration Rights Agreement provides that after September 14, 1999, any Big Network Shareholders holding 25% or more of the restricted securities issued in the acquisition of Big Network by eUniverse have the right to require eUniverse to effect a registration of part or all of the shareholder's restricted securities and allow all other Big Network Shareholders the opportunity to register their restricted shares. The Big Network Shareholders, collectively, may request this registration only once. eUniverse is obligated to have the registration statement declared effective by April 14, 2000. However, eUniverse may refrain from filing any registration statement covering the Big Network Shareholders' restricted shares (a "BNI Registration Statement") during the period from the date eUniverse files a registration statement covering an offering of eUniverse's common stock to the public and ending 60 days after the effective date of the registration statement. Additionally, once each year, eUniverse may postpone the filing of any BNI Registration Statement if eUniverse is involved in a secondary offering of securities or private placement and if the filing of a BNI Registration Statement would interfere with the financing. eUniverse will pay all expenses of the filing of a registration statement registering the restricted shares held by the Big Network Shareholders, except for underwriting discounts or commissions. The BNI Registration Rights Agreement terminates on August 31, 2000, unless a BNI Registration Statement has not been filed or declared effective, in which case the agreement continues until such time as the BNI Registration Statement has been filed, declared effective, and remained effective for a period of at least 120 days.


     As of April 5, 2000, former shareholders of Big Network who hold a total of 1,597,078 shares of eUniverse common stock entered into an agreement with eUniverse which provides eUniverse with the right to purchase a minimum of 500,000 shares of eUniverse common stock, on a pro rata basis, from all of the former shareholders of Big Network who, as of the closing of such agreement, are shareholders of eUniverse and counter-signatories to such agreement. The closing is scheduled to occur on or before April 24, 2000.



                                  LEGAL MATTERS

     The validity of the common stock offered hereby will be passed upon for eUniverse, Inc. by Martin, Gasparrini & Chioffi, LLP, Stamford, Connecticut.

                                     EXPERTS

     The financial statements and schedules of eUniverse appearing in this prospectus and registration statement have been audited by Merdinger, Fruchter, Rosen and Corso, LLP, Cordovano and Harvey, PC and Jonathon P. Reuben, CPA, independent public accountants, as indicated in their reports, and are included herein in reliance upon the report given on the authority of the firm as experts in accounting and auditing.

                       SOURCES OF ADDITIONAL INFORMATION

     eUniverse has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 with respect to the common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are parts of the registration statement. For further information with respect to eUniverse and its common stock, see the Registration Statement and the exhibits and schedules thereto. Whenever we make reference in this prospectus to any of our agreements or other documents, you should refer to the exhibits attached to the registration statement for copies of the actual agreement or other document.

     You can read our Commission filings, including this registration statement, through a web browser over the Internet at the Commission's web site at URL:http://www.sec.gov. You may also read and copy any document we file with the Commission at its public reference facilities in Washington, D.C., New York, NY, and Chicago, IL at 450 Fifth Street, Washington, D.C. 20549, 7 World Trade Center, Suite 1300, New York, NY 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, respectively. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

     eUniverse is subject to the information and periodic reporting requirements of the Securities and Exchange Act and, accordingly, files periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the Commission's public reference room, and the web site of the Commission referred to above.

INDEX TO FINANCIAL STATEMENTS



Pro Formas................................................................... F-1
eUniverse, Inc. Unaudited Financials......................................... F-6
Motorcycle Centers of America, Inc. Financials .............................. F-23
CD Universe, Inc. Financials................................................. F-37
Case's Ladder, Inc. Financials............................................... F-49
The Big Network, Inc. Financials............................................. F-59
Gamer's Alliance, Inc. Financials............................................ F-73
Falcon Ventures Corporation Financials....................................... F-82
Pokemon Village Financials................................................... F-94
Just Say Wow Financials...................................................... F-102

EUniverse, Inc.
Pro forma Financial Information


During the nine month period ended December 31, 1999, the registrant completed the reverse acquisition of Motorcycle Centers of America, Inc. by Entertainment Universe, Inc., the acquisition of CD Universe, Inc.(the Predecessor), the acquisition of Cases Ladder, Inc., the acquisition of Gamers Alliance, Inc. and the acquisition of The Big Network, Inc. The details of the acquisitions are presented in the notes to the December 31, 1999 financial statements presented elsewhere in this registration statement. The proforma information also includes the acquisitions of Falcon Ventures Corporation, Pokemon Village and Just Say Wow. These acquisitions are discussed in the section "Recent Transactions".


The pro forma income statement for the nine month period ended December 31, 1999 reflects the historical consolidated income statement of the registrant and the subsequent acquisitions of Falcon Ventures Corporation, Pokemon Village and Just Say Wow. Pro forma adjustments have been made to give effect to all of the acquisitions as if they had occurred as of the beginning of the fiscal year presented (April 1, 1998) and carried forward through the interim period presented.

The pro forma income statement for the twelve month period ended March 31, 1999 reflects the historical income statement for CD Universe, Inc.(the predecessor) for the year ended March 31, 1999, the historical income statements for Motorcycle Centers of America, Inc., Cases Ladder, Inc., Gamers Alliance, Inc. and The Big Network, Inc. for the year ended December 31, 1998 and the historical income statement of Falcon Ventures Corporation for the initial period May 12, 1998 to February 24, 1999. There is no significant activity for Entertainment Universe, Inc., as it came into existence in February, 1999. Pokemon Village and Just Say Wow commenced operations in August, 1999 and November, 1999, respectively. Since Motorcycle Centers of America, Inc. and Entertainment Universe, Inc. had minimal operations, CD Universe Inc is considered to be the predecessor to the Registrant. Entertainment Universe, Inc. acquired Motorcycle Centers of America in a reverse acquisition, which then changed its name to eUniverse, Inc. Pro forma adjustments have been made to give effect to all of the above transactions as if they had occurred at the beginning of the twelve month period presented.

A summary of the acquisitions is as follows:


Transaction                                                            Date
-----------                                                           ------
Entertainment Universe, Inc acquires CD Universe, Inc.            April 14, 1999

Entertainment Universe, Inc. acquires Motorcycle Centers of
America, Inc. in a reverse acquisition, and the name is changed
 to eUniverse, Inc.                                               April 14, 1999

eUniverse , Inc. acquires Cases Ladder, Inc.                        May 31, 1999

eUniverse, Inc. acquires Gamers Alliance, Inc.                     June 30, 1999

eUniverse, Inc. acquires 80% of The Big Network, Inc.            August 31, 1999

eUniverse, Inc. acquires Pokemon Village                        February 1, 2000

eUniverse, Inc. acquires Falcon Ventures Corporation            February 2, 2000

eUniverse, Inc. acquires Just Say Wow                              March 1, 2000


eUniverse, Inc.
PROFORMA BALANCE SHEET
December 31, 1999



                                                                           Falcon
                                                          Consolidated     Ventures    Pokemon
                                                          Balance Sheet  Corporation   Village   JustSayWow     Combined
                                                         --------------  -----------  ---------  -----------  -----------
                          ASSETS
Current assets
  Cash and cash equivalents                               $   891,305     $    1,856   $      -           -   $   893,161
  Accounts receivable                                         602,610         73,742     18,512      33,164       728,028
  Inventory                                                   111,412        274,222          -           -       385,634
  Due from employees                                          158,555              -          -           -       158,555
  Prepaid expenses and other current assets                   110,479         11,010          -           -       121,489
                                                          -----------     ----------   ---------  ---------   -----------

    Total current assets                                    1,874,361        360,830     18,512      33,164     2,286,867
Furniture and equipment, less accumulated depreciation        590,865         73,956     10,540       2,456       677,817
Goodwill, less accumulated amortization                    25,709,813        458,868          -           -    26,168,681  1
                                                                                                                           2
                                                                                                                           3
Other intangibles, less accumulated amortization              708,143              -          -           -       708,143  2
                                                                                                                           3
Other assets                                                  129,125         27,154          -           -       156,279
                                                          -----------     ----------   ---------  ---------   -----------
    Total assets                                          $29,012,307     $  920,808   $ 29,052   $  35,620   $29,997,787
                                                          ===========     ==========   =========  =========   ===========
  LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Accounts payable                                        $ 1,576,222     $  508,014   $      -   $       -    $2,084,236
  Accrued expenses                                            728,358              -          -           -       728,358
  Due to affiliates                                             2,500        789,796          -           -       792,296  1
  Short term portion of lease obligations                       8,585              -          -           -         8,585
                                                          -----------     ----------   ---------  ---------   -----------
    Total current liabilities                               2,315,665      1,297,810          -           -     3,613,475
                                                          -----------     ----------   ---------  ---------   -----------
Long term liabilities
  Long term portion of lease obligations                        2,596              -          -           -         2,596
Shareholders' equity (deficit)
  Preferred stock                                             179,502              -          -           -       179,502
  Common stock                                                 16,292        506,250          -           -       522,542  1


  Additional paid in capital                               32,851,106              -          -           -    32,851,106


  Deferred stock compensation cost                            (41,127)             -          -           -       (41,127)

                                                                                                                           3
  Retained deficit                                         (6,311,727)      (883,252)    29,052      35,620    (7,130,307) 2
                                                          -----------     ----------   ---------  ---------   ------------
    Total shareholders' equity                            $26,694,046       (377,002)  $ 29,052      35,620    26,381,716
                                                          -----------     ----------   ---------  ---------   ------------
    Total liabilities and shareholders' equity             29,012,307     $  920,808     29,052   $  35,620   $29,997,787
                                                          ===========     ==========   =========  =========   ============



                                                                               Pro Forma Adjustment
                                                                              To Record Acquisitions
                                                                               At December 31, 1999
                                                              Combined                Dr                   Cr           Pro Forma
                                                            -----------------   ---------------        -----------   ---------------
Current assets
  Cash and cash equivalents                                      $   893,161     $               3     $  100,000        $  793,161
  Accounts receivable                                                728,028                                                728,028
  Inventory                                                          385,634                                                385,634
  Due from employees                                                 158,555                                                158,555
  Prepaid expenses and other current assets                          121,489                                                121,489
                                                                 -----------                                             ----------

    Total current assets                                           2,286,867                                              2,186,867
Furniture and equipment, less accumulated depreciation               677,817                     2         10,540           667,277
Goodwill, less accumulated amortization                           26,168,681  1      1,828,574   1        458,868        28,036,865
                                                                              2        309,098
                                                                              3        189,380

Other intangibles, less accumulated amortization                     708,143  2         90,000                              873,143
                                                                              3         75,000
Other assets                                                         156,279                                                156,279
                                                                 -----------                                            -----------
    Total assets                                                 $29,997,787                                            $31,920,431
                                                                 ===========                                            ===========

  LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities                                               $2,084,236                     3        100,000       $ 2,184,236
  Accounts payable                                                   728,358                                                728,358
  Accrued expenses                                                   792,296  1        789,796                                2,500
  Due to affiliates                                                    8,585                                                  8,585
  Short term portion of lease obligations                         ----------                                            -----------
                                                                   3,613,475                                              2,923,679
    Total current liabilities                                     ----------                                            -----------

Long term liabilities                                                  2,596                                                  2,596
  Long term portion of lease obligations
Shareholders' equity (deficit)                                       179,502                                                179,502
  Preferred stock                                                    522,542  1        506,250   1            310            16,661
  Common stock                                                                                   2             47
                                                                                                 3             12
                                                                  32,851,106                     1      1,782,190        35,150,847
  Additional paid in capital                                                                     2        417,563
                                                                                                 3         99,988
                                                                     (41,127)                                               (41,127)
  Deferred stock compensation cost                                                                                                -
                                                                              3         35,620
                                                                  (7,130,307) 2         29,052   1        883,252        (6,311,727)
  Retained deficit                                               -----------                                            -----------

                                                                  26,381,716                                             28,994,156
    Total shareholders' equity                                   -----------                                            -----------

    Total liabilities and shareholders' equity                   $29,997,787                                            $31,920,431
                                                                 ===========                                            ===========

eUniverse, Inc
PROFORMA STATEMENT OF OPERATIONS
For the Nine Months Ended December 31, 1999


                                       Consolidated
                                     Income Statement
                                          for the
                                     Nine Months Ended    Falcon Ventures
                                     December 31, 1999      Corporation     Pokemon Village    JustSayWow         Combined
                                     -----------------     --------------   ---------------    ----------         --------
Revenue                                 $ 6,950,769         $717,680           $40,939          $33,164         $ 7,742,552


                                                                                                                              4
Cost of sales                             5,228,249          820,743                 -                -           6,048,992   5
                                        -----------         --------           -------          -------         -----------
Gross profit                              1,722,520         (103,063)           40,939           33,164           1,693,560
                                        -----------         --------           -------          -------         -----------
Marketing and sales                       2,123,186           37,804            14,332                -           2,175,322   5
                                                                                                                              6
Product development                       1,221,499          163,454                 -                -           1,384,953   6

General and administrative                3,004,888          568,218             2,225            7,799           3,583,130   4
                                                                                                                              5
                                                                                                                              6
Amortization of goodwill and
  other                                   1,596,622           10,713                 -                -           1,607,335   7
                                                                                                                              8
                                                                                                                              9
Stock based compensation                    161,888                -                 -                -             161,888
                                        -----------         --------           -------          -------         -----------
Total                                     8,108,083          780,189            16,557            7,799           8,912,628
                                        -----------         --------           -------          -------         -----------
Loss from operations                    $(6,385,563)        (883,252)           24,382           25,365          (7,219,068)

Interest income and other                    57,753                -                 -                -              57,753
Interest expense                               (355)               -                 -                -                (355)  6
Loss allocated to minority
  interest                                   16,438                -                 -                -              16,438
                                        -----------          -------           -------          -------         -----------
Loss before income taxes                 (6,311,727)        (883,252)           24,382           25,365          (7,145,232)

Income tax expense                                -                -                 -                -                   -
                                        -----------        ---------           -------          -------         -----------
Net loss                                $(6,311,727)       $(883,252)          $24,382          $25,365         $(7,145,232)
                                        ===========        =========           =======          =======         ===========
Basic and diluted loss per
  share                                       (0.42)           (0.88)                                           $     (0.44)

Weighted average shares
  outstanding                           $15,149,505        1,000,000                                             16,149,505  10





                                                         Pro Forma Adjustments to
                                                            Reflect Acquisitions                          Income Statement
                                                                   for the                                      for the
                                                             Nine Months Ended                            Nine Months Ended
                                                             December 31, 1999                             December 31, 1999
                                          Combined                     Dr                   Cr                 Pro Forma
                                          --------       ------------------------           --            ------------------
Revenue                                 $ 7,742,552           $            4             $ 50,148             $ 7,951,846
                                                                           5              143,464
                                                                           6               15,682
                                                      4           10,139
Cost of sales                             6,048,992   5           27,688                                        6,086,819
                                          ---------                                                           -----------
Gross profit                              1,693,560                                                             1,865,027
                                          ---------                                                           -----------
Marketing and sales                       2,175,322   5           20,143                                        2,205,590
                                                      6           10,125
Product development                       1,384,953   6          260,910                                        1,645,863
General and administrative                3,583,130   4           44,271                                        3,906,539
                                                      5          146,082
                                                      6          133,056
Amortization of goodwill
  and other                               1,607,335   7          667,550                                        2,297,266
                                                      8            5,556
                                                      9           16,825
Stock based compensation                    161,888                                                               161,888
                                          ---------                                                           -----------
Total                                     8,912,628                                                            10,217,146
                                          ---------                                                           -----------
Loss from operations                     (7,219,068)                                                           (8,352,119)

Interest income and other                    57,753                        6                1,115                  58,868
Interest expense                               (355)  6           (3,022)                                          (3,377)
Loss allocated to minority
  interest                                   16,438                                                                16,438
                                          ---------                                                           -----------
Loss before income taxes                 (7,145,232)                                                           (8,280,190)

Income tax expense                                -                                                                     -
                                          ---------                                                           -----------
Net loss                                $(7,145,232)                                                          $(8,280,190)
                                          =========                                                           ===========
Basic and diluted loss per
  share                                 $     (0.44)                                                          $     (0.50)

Weighted average shares
  outstanding                            16,149,505  10          484,881                                       16,634,386


eUniverse, Inc
PROFORMA STATEMENT OF OPERATIONS
March 31, 1999



                                                  Motorcycle
                                                  Centers of
                                                   America            CD Universe                Case's Ladder
                                                   Year End             Year End                    Year End
                                              December 31, 1998      March 31, 1999            December 31, 1998
                                            ----------------------   ---------------------    -----------------------

Revenue                                         $        -               $8,851,713                  $378,345



Cost of sales                                            -                7,550,289                         -
                                              -------------              ----------               -----------
Gross profit                                             -                1,301,424                   378,345
                                              -------------              ----------               -----------
General and administrative                       5,944,340                1,708,601                   394,141
Amortization                                             -


                                              -------------              ----------               -----------
Total                                            5,944,340                1,708,601                   394,141
                                              -------------              ----------               -----------
Loss from operations                            (5,944,340)                (407,177)                  (15,796)

Other income (expense)                             (57,290)                   1,013                         -
Loss allocated to minority interest                      -                        -                         -
                                              -------------              ----------               -----------
Loss before income taxes                        (6,001,630)                (406,164)                  (15,796)
Income tax expense (benefit)                             -                        -                    (1,372)
                                              -------------              ----------               -----------
Net loss                                      $ (6,001,630)                (406,164)                 $(14,424)
                                              =============              ==========               ===========
Basic and diluted loss per share                    (85.94)
Weighted average shares outstanding                 69,833




                                                Entertainment
                                                   Universe               Gamers Alliance                The Big
                                               (Initial Period)           (Initial Period)            Network, Inc
                                               February 28,1999           June 1, 1998 to               Year End
                                              to March 31, 1999          December 31, 1998          December 31, 1998
                                            -----------------------    -----------------------    ----------------------



Revenue                                         $                              $108,347                $  83,883



Cost of sales                                                                    20,671                   56,375
                                              -------------                   ---------                ---------
Gross profit                                              -                      87,676                   27,508
                                              -------------                   ---------                ---------
General and administrative                               90                      85,291                  765,430
Amortization


                                              -------------                   ---------                ---------
Total                                                    90                      85,291                  765,430
                                              -------------                   ---------                ---------
Loss from operations                                    (90)                      2,385                 (737,922)
Other income (expense)                                    -                           -                    1,857
Loss allocated to minority interest                       -                           -                        -
                                              -------------                   ---------                ---------
Loss before income taxes                                (90)                      2,385                 (736,065)
Income tax expense (benefit)                              -                           -                        -
                                              -------------                   ---------                ---------
Net loss                                        $       (90)                     $2,385                $(736,065)
                                              =============                   =========                =========
Basic and diluted loss per share                $     (0.00)
Weighted average shares outstanding              10,050,000





                                              Falcon Ventures
                                                Corporation                                    Pro Forma Adjustments
                                              (Initial Period)                                 to Reflect Acquisitions
                                              May 12, 1998 to                                  as of March 31, 1999
                                             February 24, 1999             Combined                     Dr
                                            ---------------------   ------------------------   ---------------------



Revenue                                           $ 102,872             $ 9,525,160              $            11



Cost of sales                                        91,788               7,719,123 11                 11,898
                                                 ----------           -------------
Gross profit                                         11,084               1,806,037
                                                 ----------           -------------
General and administrative                          319,167               9,217,060 11                  6,508
Amortization                                                                        12              2,952,626
                                                                                    13                116,667
                                                                                    14                 45,400
                                                 ----------           -------------
Total                                               319,167               9,217,060
                                                 ----------           -------------
Loss from operations                               (308,083)             (7,411,023)
Other income (expense)                                                      (54,420)
Loss allocated to minority interest                       -                       -                           15
                                                 ----------           -------------
Loss before income taxes                           (308,083)             (7,465,443)
Income tax expense (benefit)                              -                  (1,372)
                                                 ----------           -------------
Net loss                                          $(308,083)            $(7,464,071)
                                                 ==========           =============
Basic and diluted loss per share                                        $     (0.74)
Weighted average shares outstanding                                      10,119,833  16             6,478,611







                                                    Cr                     Pro Forma
                                            --------------------    ------------------------



Revenue                                         $    15,570           $   9,540,730



Cost of sales                                                             7,731,021
                                                                      -------------
Gross profit                                                              1,809,709
                                                                      -------------
General and administrative                                                9,223,568
Amortization                                                              3,114,693


                                                                      -------------
Total                                                                    12,338,261
                                                                      -------------
Loss from operations                                                    (10,528,552)
Other income (expense)                                                      (54,420)
Loss allocated to minority interest                  47,104                 147,104
                                                                      -------------
Loss before income taxes                                                (10,435,868)
Income tax expense (benefit)                                                 (1,372)
                                                                      -------------
Net loss                                                              $ (10,434,496)
                                                                      =============
Basic and diluted loss per share                                      $       (0.63)
Weighted average shares outstanding                                      16,598,444


EUniverse, Inc.
Notes to pro forma financial statements

Balance Sheet, December 31, 1999

1) To record acquisition of Falcon Ventures Corporation for a purchase price of $1,782,500. Liabilities assumed exceed fair value of assets acquired by $46,074, resulting in goodwill of $1,828,574 being recorded in the financial statements.

2) To record acquisition of certain assets of Pokemon Village for a purchase price of $417,610. The purchase price has been allocated as follows:
    Receivables, $18,512; Domain Names, $90,000; Goodwill, $309,098.

3) To record acquisition of the assets of Just Say Wow for a purchase price of $300,000. The purchase price is being paid $200,000 at closing in cash and stock and $100,000 in cash over the next ten months. The purchase price has been allocated as follows: Receivables, $33,164; Fixed Assets, $2,456; Domain Names, $75,000; Goodwill, $189,380.

Income Statement, nine months ended December 31, 1999

4) To record the activity of Gamers Alliance, Inc for the period from April 1 through June 30, 1999, the date of the acquisition.

5) To record the activity of Cases Ladder, Inc. for the period from April 1 through May 31, 1999, the date of acquisition.

6) To record the activity of The Big Network, Inc. for the period from April 1 through August 31, 1999, the date of acquisition.

7) To reflect amortization of goodwill as if the acquisitions had been consummated at the beginning of the period. Goodwill is being amortized over ten years from the date of acquisition using the straight line method.

8) To reflect amortization of customer lists as if the acquisitions had been consummated at the beginning of the six month period. Customer lists are being amortized over three years from the date of acquisition using the straight line method.

9) To reflect amortization of domain names as if the acquisitions had been consummated at the beginning of the six month period. Domain names are being amortized over ten years from the date of acquisition using the straight line method.

10) To adjust outstanding shares as if the acquisitions had been consummated at the beginning of the six month period and the shares issued pursuant to the acquisitions were outstanding for the entire period.

Income Statement, twelve months ended March 31, 1999

11) To reflect activity of Falcon Ventures Corporation for the period February 25 to March 31, 1999.

12) To reflect amortization of goodwill as if the acquisitions had been consummated at the beginning of the twelve month period. Goodwill is being amortized over ten years using the straight line method.

13) To reflect amortization of customer lists as if the acquisitions had been consummated at the beginning of the twelve month period. Customer lists are being amortized over three years using the straight line method.

14) To reflect amortization of domain names as if the acquisitions had been consummated at the beginning of the twelve month period. Domain names are being amortized over ten years using the straight line method.

15) To record minority interest in loss of The Big Network, Inc.

16) To adjust outstanding shares as if the acquisitions had been consummated at the beginning of the fiscal year presented and the shares issued pursuant to the acquisitions were outstanding for the entire year. Total pro forma weighted average shares outstanding on completed acquisitions is computed as follows:

        Entertainment Universe shares outstanding at March 31, 1999     10,050,000
        Shares retained by former MCA shareholders                       1,200,993
        Shares issued for CD Universe                                    2,425,000
        Shares issued for Cases Ladder                                     700,000
        Shares issued for Gamers Alliance                                   78,125
        Shares issued for The Big Network                                1,440,000
        Shares issued for eUniverse Website                                 15,000
        Shares issued for services in connection with stock offerings      319,000
        Shares issued for Falcon Ventures Corporation                      310,000
        Shares issued for Pokemon Village                                   48,630
        Shares issued for Just Say Wow                                      11,696
                                                                        ----------
                                                                        16,598,444
                                                                        ==========

                                 eUNIVERSE, INC.

                                 Balance Sheets

                                   (Unaudited)


                                                                                  |   CD Universe      CD Universe
                                                                    December 31,  |    March 31,        March 31,
                                                                       1999       |      1999             1998
                                                                    ------------  | -------------    -------------
                                                                     Unaudited    |

                                                                                  |
ASSETS                                                                            |
CURRENT ASSETS                                                                    |
     Cash and cash equivalents...................................   $    891,305  |  $      11,335    $     267,214
      Accounts receivable, net of allowances for                                  |
         doubtful accounts of $46,800 and $0, respectively.......        602,610  |         92,938              -
      Inventory..................................................        111,412  |         22,647           23,877
      Due from Officers..........................................              -  |        157,569            1,000
      Due from employees.........................................        158,555  |            -                -
      Prepaid expenses and other current assets .................        110,479  |          9,629           43,031
                                                                    ------------  |  -------------    -------------
                                             Total Current Assets      1,874,361  |        294,118          335,122
                                                                                  |
FURNITURE AND EQUIPMENT, less accumulated depreciation                            |
     of $205,123, $83,052, and $36,900 respectively .............        590,865  |        225,718          158,362
                                                                                  |
GOODWILL, net of amortization of $1,489,387......................     25,709,813  |            -                -
                                                                                  |
OTHER INTANGIBLES, net of amortization of $107,894,                               |
    $340, and $170, respectively.................................        708,143  |            510              680
                                                                                  |
Other Assets.....................................................        129,125  |            -                -
                                                                    ------------  |  -------------    -------------
                                                                                  |
                                   TOTAL ASSETS                     $ 29,012,307  |  $     520,346    $     494,164
                                                                    ============  |  =============    =============
                                                                                  |
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)                                    |
CURRENT LIABILITIES                                                               |
     Accounts payable............................................   $  1,576,222  |  $     828,718    $     435,015
     Accrued liabilities.........................................        518,059  |        113,604           99,566
     Accrued Advertising.........................................        210,299  |
     Due to affiliates ..........................................          2,500  |         30,000          110,395
     Due to officer .............................................            -    |        105,000              -
     Short-term portion of lease obligations ....................          8,585  |            -                -
                                                                    ------------  |  -------------    -------------
                                        Total Current Liabilities      2,315,665  |      1,077,322          644,976
                                                                    ------------  |  -------------    -------------
                                                                                  |
CURRENT LIABILITIES                                                               |
     Long-term portion of lease obligations .....................          2,596  |            -                -
                                                                                  |
 MINORITY INTEREST ..............................................            -    |            -                -
                                                                                  |
SHAREHOLDERS' EQUITY (DEFICIT)                                                    |
     Preferred stock, $.10 par value; 40,000,000 shares                           |
         authorized;  1,795,024 and -0- shares                                    |
           issued and outstanding, respectively..................        179,502  |            -                -
     Common stock, $.001 par value; 250,000,000 shares                            |
       authorized; 16,291,744 issued and outstanding.............         16,292  |          1,000            1,000
     Additional paid-in capital..................................     32,851,106  |            -                -
     Deferred stock compensation cost............................        (41,127) |            -                -
     Retained deficit............................................     (6,311,727) |       (557,976)        (151,812)
                                                                    ------------  |  -------------    -------------
                                       Total Shareholders' Equity     26,694,046  |       (556,976)        (150,812)
                                                                    ------------  |  -------------    -------------
                                                                                  |
             TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY             $ 29,012,307  |  $     520,346    $     494,164
                                                                    ============  |  =============    =============



               See accompanying notes to the financial statements
                                 eUNIVERSE, INC.

                      Consolidated Statements of Operations

                                   (Unaudited)



                                                            Three Months Ended                Nine Months Ended
                                                                December 31,                     December 31,
                                                       -----------------------------      --------------------------
                                                             1999     |     1998               1999      |     1998
                                                       -------------- | -------------      ------------  | ------------
                                                                      |  CD Universe                     |  CD Universe
                                                                      |                                  |
REVENUE:                                                              |                                  |
    Products.......................................    $    2,591,193 |  $   2,571,898      $  6,140,928 |  $  6,871,342
    Services.......................................           479,719 |           -             809,841  |          -
                                                       -------------- | -------------      ------------  | ------------
                                                                      |                                  |
TOTAL REVENUE                                               3,070,912 |     2,571,898         6,950,769  |    6,871,342
                                                                      |                                  |
COST OF GOODS SOLD                                                    |                                  |
    Products.......................................         2,199,369 |     2,209,637         5,213,818  |   5,798,313
    Services.......................................            (7,689)|           -              14,431  |         -
                                                       -------------- | -------------      ------------  | ------------
                                                                      |                                  |
TOTAL COST OF GOODS SOLD                                    2,191,680 |     2,209,637         5,228,249  |   5,798,313
                                                                      |                                  |
GROSS PROFIT                                                          |                                  |
    Products.......................................           391,824 |       362,261           927,110  |   1,073,029
    Services.......................................           487,408 |           -             795,410  |         -
                                                       -------------- | -------------      ------------  | ------------
                                                                      |                                  |
TOTAL GROSS PROFIT                                            879,232 |       362,261         1,722,520  |   1,073,029
                                                                      |                                  |
OPERATING EXPENSES:                                                   |                                  |
    Marketing and sales (excludes stock-based                         |                                  |
      compensation of $107,236, $0, $144,842                          |                                  |
      and $0, respectively)........................         1,101,004 |       373,094         2,123,186  |     897,655
    Product development (excludes stock-based                         |                                  |
      compensation of $(30,183), $0, $13,341                          |                                  |
      and $0, respectively)........................           725,621 |        90,030         1,221,499  |     246,844
    General and administrative (excludes                              |                                  |
      stock-based compensation of $1,710, $0,                         |                                  |
      $3,705 and $0 respectively...................         1,317,889 |        16,548         3,004,888  |     198,284
    Amortization of goodwill                                          |                                  |
      and other intangibles........................           681,413 |           292         1,596,622  |         376
    Stock-based compensation.......................            78,763 |            -            161,888  |         -
                                                       -------------- | -------------      ------------  | ------------
TOTAL OPERATING EXPENSES...........................         3,904,690 |       479,964         8,108,083  |   1,343,159
                                                       -------------- | -------------      ------------  | ------------
                                     OPERATING LOSS        (3,025,458)|      (117,703)       (6,385,563) |    (270,130)
                                                                      |                                  |
NONOPERATING INCOME (EXPENSE)                                         |                                  |
    Interest and dividend income...................            18,757 |            85            57,753  |         395
    Interest expense...............................               -   |           -                (355) |         -
    Loss allocated to minority interest............               -   |           -              16,438  |         -
                                                       -------------- | -------------      ------------  | ------------
                           LOSS BEFORE INCOME TAXES        (3,006,701)|      (117,618)       (6,311,727) |    (269,735)
                                                                      |                                  |
INCOME TAXES ......................................               -   |           -                 -    |         -
                                                       -------------- | -------------      ------------  | ------------
                                          NET LOSS     $   (3,006,701)| $    (117,618)     $ (6,311,727) | $  (269,735)
                                                       ============== | =============      ============  | ============
                                                                      |                                  |
                                                                      |                                  |
Basic loss per common share........................    $        (0.18)|      N/A           $      (0.42) |     N/A
                                                       ============== | =============      ============  | ============
                                                                      |                                  |
Basic weighted average common                                         |                                  |
 shares outstanding................................        16,272,384 |      N/A             15,149,505  |     N/A
                                                       ============== | =============      ============  | ============

             See accompanying notes to the financial statements
                                eUNIVERSE, INC.

                            Statements of Cash flows

                                  (Unaudited)




                                                           Nine Months Ended
                                                               December 31,
                                                       --------------------------
                                                           1999     |      1998
                                                           ----     |      ----
                                                                    |  CD Universe
                                                                    |
OPERATING ACTIVITIES                                                |
    Net income (loss)..............................    $(6,311,727) |   $(269,735)
                                                                    |
    Transactions not requiring cash:                                |
       Depreciation................................         84,910  |      34,614
       Amortization................................      1,596,622  |         376
       Bad Debt Reserve............................         27,625  |
       Common stock issued to employees ...........        161,888  |
       Common stock issued to outside consultants..         62,874  |          -
       Common stock issued to                                       |
           outside consultants.....................         79,872  |
       Non-cash interest income....................         (5,355) |
       Loss allocated to minority interest.........        (16,438) |
    Changes in current assets......................       (817,639) |       7,871
    Changes in other assets........................       (117,900) |
    Changes in current liabilities.................      1,198,519  |      68,068
                                                       -----------  |   ---------
             NET CASH USED IN OPERATING ACTIVITIES      (4,056,749) |    (158,806)
                                                       -----------  |   ---------
INVESTING ACTIVITIES                                                |
    Acquisitions...................................     (1,915,000) |          -
    Proceeds through acquisitions..................        136,419  |          -
    Proceeds through reverse acquisition...........        858,477  |
    Purchases of fixed assets......................       (321,470) |     (41,364)
    Repayment of advances from officers............       (105,000) |          -
    Advance to Officers............................            -    |    (118,119)
    Receipt of advances to officers................        157,769  |          -
    Advances made to Employees.....................       (153,200) |          -
                                                       -----------  |   ---------
              NET CASH USED IN INVESTING ACTIVITIES     (1,342,005) |    (159,483)
                                                       -----------  |   ---------
FINANCING ACTIVITIES                                                |
    Proceeds from issuance of preferred stock......      5,875,204  |          -
    Proceeds from issuance of common stock.........        505,000  |          -
    Payment to repurchase common stock.............        (20,000) |          -
    Financing costs................................         (6,672) |          -
    Repayment of loan from affiliates..............        (74,808) |          -
                                                       -----------  |   ---------
          NET CASH PROVIDED BY FINANCING ACTIVITIES      6,278,724  |          -
                                                       -----------  |   ---------
                                                                    |
CHANGE IN CASH AND CASH EQUIVALENTS................        879,970  |    (318,289)
Cash and cash equivalents,                                          |
 beginning of period...............................         11,335  |     267,214
                                                       -----------  |   ---------
CASH AND CASH EQUIVALENTS                                           |
    AT END OF PERIOD...............................    $   891,305  |   $ (51,075)
                                                       ===========  |   =========



               See accompanying notes to the financial statements
                                  eUNIVERSE, INC.

                    Statement of Shareholders' Equity (Deficit)


                                    Preferred Stock           Common Stock         Additional    Deferred
                                  ---------------------   -----------------------    Paid-in       Stock      Retained
                                   Shares     Par Value      Shares     Par Value    Capital    Compensation   Deficit    Total
                                  ---------   ---------   -----------   ---------  -----------  ------------  --------  -----------
Share issued to acquire option
   to purchase CD Universe .......      -      $   -        8,061,000   $   8,061  $   247,039                    -     $   255,100

Shares issued for merger related
  services........................      -          -        1,539,000       1,539       47,145                    -          48,684

Shares issued pursuant to
   Rule 506 of Regulation D.......      -          -          250,000         250      249,750                              250,000

Shares issued pursuant to
   employment agreement...........      -          -          200,000         200        6,036                    -           6,236
                                    ---------  ---------   ----------   ---------  -----------  ----------    --------  -----------
Balance, March 31, 1999                 -          -       10,050,000      10,050      549,970                    -         560,020

Sale of Preferred Stock...........  1,795,024    179,502                             6,282,584                            6,462,086

Cost of offerings and issuance....      -          -                                (1,950,110)                          (1,950,110)

Shares issued in acquisition of
   eUniverse.com Website..........      -          -           15,000          15       59,985                               60,000

Shares issued in acquisition of CD
   Universe, Inc..................      -          -        2,425,000       2,425    7,272,575                            7,275,000

Shares issued for services........      -          -          339,000         339      169,161                              169,500

Additional shares issued for
   services.......................      -          -            9,129           9       52,865                               52,874

Shares retained by former MCA
   Shareholders...................      -          -        1,200,993       1,201      857,276                              858,477

Shares issued in acquisition of
   Mega DVD.......................      -          -            4,605           5       52,495                               52,500

Shares issued in acquisition of
   Cases Ladder, Inc..............      -          -          700,000         700    6,999,300                           7,000,000

Stock options issued in connection
   with acquisition of Cases
   Ladder, Inc....................      -          -              -            -     1,111,100                            1,111,100

Stock options issued in connection
   with services performed........      -          -              -            -         1,000                                1,000

New stock options issued in
   connection with services
   performed......................      -          -              -            -        79,872                               79,872

Fair Value of the warrants issued.      -          -              -            -     1,214,567                            1,214,567

Shares issued in acquisition of
   Gamers Alliance, Inc...........      -          -           78,125          78      999,922                            1,000,000

Additional Shares issued in
   acquisition of Gamers
   Alliance, Inc..................      -          -            8,789           9      112,490                              112,499

Shares issued to employees of CD
   Universe as compensation
   expense........................      -          -           25,000          25      237,475    (237,500)                     -

Shares issued and cancelled to
   employees of CD Universe as
   compensation expense...........      -          -          (12,630)        (13)    (119,972)    119,985                      -

Amortization of deferred stock
   compensation...................      -          -              -            -            -       76,388                  76,388

Shares issued in acquisition of
   The Big Network, Inc...........      -                   1,440,000       1,440    8,818,560                            8,820,000

Shares issued in acquisition of
   FunOne.com.....................      -          -            8,733           9       49,991                               50,000

Net loss for the nine months ended
  December 31, 1999...............      -          -              -            -           -                 (6,311,727) (6,311,727)

                                     --------- ---------  -----------   ---------  -----------  ----------   ---------- -----------
        BALANCE, December 31, 1999   1,795,024 $ 179,502   16,291,744   $  16,292  $32,851,106  $  (41,127) $(6,311,727 $26,694,046
                                     ========= =========  ===========   =========  ===========  ==========   ========== ===========


                                eUNIVERSE, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1999

(1) ORGANIZATION AND LINE OF BUSINESS

     eUniverse, Inc. ('the Company') is a Nevada Corporation engaged in developing and operating a network of web sites providing entertainment-oriented products and services. At present the Company is engaged in sales of audio CDs, videotapes, and digital videodisks ('DVDs') over the Internet, and providing online computer gaming. The financial statements being presented include the accounts of eUniverse, Inc. and its wholly owned subsidiaries. These subsidiaries are Entertainment Universe, Inc. acquired on April 14, 1999,
CD Universe, Inc. acquired on April 14, 1999, Cases Ladder, Inc. acquired
May 31, 1999, Gamer's Alliance, Inc. acquired June 30, 1999. These financial statements also include the accounts of The Big Network, Inc., 80% of which was acquired as of August 31, 1999. All significant inter-company transactions and balances have been eliminated.

(2) BUSINESS DEVELOPMENTS

     The Company was founded in February 1999 and incorporated as Entertainment Universe, Inc. ('EUI'). EUI was formed as a holding company to acquire various operating companies. On April 14, 1999, EUI acquired Motorcycle Centers of America, Inc. ('MCA'), a publicly traded company through a reverse acquisition. In connection with that acquisition, EUI shareholders exchanged all of EUI's common stock for 12,829,000 shares of MCA's $.001 par value restricted common stock. EUI shareholders also exchanged all of their preferred shares for 1,795,024 shares of MCA's Series A 6% Convertible Preferred Stock. As a result, EUI (the accounting acquirer) became a wholly owned subsidiary of MCA (the legal acquirer). The former shareholders of EUI own approximately 91.6 percent of MCA. Subsequent to this, MCA changed its name to eUniverse, Inc.

(3) ACCOUNTING POLICIES

UNAUDITED INTERIM FINANCIAL STATEMENTS

     The interim consolidated financial statements as of December 31, 1999 have been prepared by eUniverse pursuant to the rules and regulations of the Securities and Exchange Commission. These statements are unaudited and reflect all adjustments that are, in the opinion of management, necessary for a fair presentation of the consolidated balance sheet, consolidated operating results, and consolidated cash flows for the interim periods. These adjustments, consisting of normal recurring adjustments and accruals, are made on a basis consistent with the annual audited financial statements and generally accepted accounting principles. The results of operation for the nine months ended December 31, 1999 are not necessarily indicative of the results for any other period.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

     The Company recognizes revenue upon shipment of its products. Revenue includes shipping and handling charges. The Company also maintains a partner program whereby partners provide links on their web-sites that bring customers to the CD Universe web-site. Revenue generated from these linked sites is recognized upon shipment of the products. The partner receives a commission of 5% to 15% of sales of the Company's products that originate from the site, recognized as a selling expense concurrent with the sale. Barter transactions are recorded at the lower of the estimated fair value of advertisements received or the estimated fair value of the advertisements given. Barter revenue and the related advertising is recorded based on impressions delivered and received with the difference recorded as an advance or prepaid. Additionally, the Company derives revenue from the sale of advertisements. Advertising, membership and sponsorship revenues are recognized as earned. Returns are provided for based on reasonable estimates of future returns.

ROYALTY PAYMENTS

     The Company has agreements to share revenue with individuals independent of the Company. The Company is required to pay royalties for the use of computer games based on a percentage of advertising revenue generated from the Company's usage of the games on its web-sites. As the Company generates advertising revenue, a corresponding liability is accrued as a royalty expense, which is recorded as a cost of revenue (see note 11).

COMPARATIVE PERIODS

     Since EUI, the accounting acquirer, has no operating history, financial statements are presented using CD Universe's historical data, as EUI's predecessor.

CONCENTRATION OF CREDIT RISK

     The Company places its cash in what it believes to be credit-worthy financial institutions. However, cash balances exceeded FDIC insured levels at various times during the year.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

INVENTORY

     Inventory consists of compact discs, videos and packaging materials. Inventory is valued at the lower of cost or market using the first-in, first-out method.

PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost. Depreciation is computed using the straight-line method based upon the estimated useful lives of the assets. Maintenance and repairs are charged to expense as incurred.

     Estimated useful lives are as follows:

Leasehold improvements......................................   3 years
Computer equipment..........................................   5 years
Telephone equipment.........................................   5 years
Furniture, fixtures and other...............................  10 years

INTANGIBLE ASSETS

     Intangible assets consist of goodwill, customer lists, and domain names. Excess cost over the fair value of net assets acquired (or goodwill) generally is amortized on a straight-line basis over 10 years. Customer lists and domain names are being amortized on a straight-line basis over a period of 3 and 10 years, respectively. The carrying values of intangible assets are reviewed if the facts and circumstances suggest that they may be impaired. Negative operating results and negative cash flows from operations, among other factors, could be indicative of the impairment of intangible assets. If this review indicates that intangible assets will not be recoverable, the Company's carrying value of intangible assets would be reduced.

ORGANIZATION COSTS

     In accordance with American Institutes of Certified Public Accountants' Statement of Position 98-5 'Reporting on the Costs of Start-Up Activities', the Company expenses, as incurred, costs related to organizational and start-up activities.

INCOME TAXES

     Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed by Statement of Financial Accounting Standards ('SFAS') No. 109, 'Accounting for Income Taxes.' As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying value of cash and cash equivalents, accounts receivable, receivable from employees, accounts payable and accrued expenses approximate fair value due to the relatively short maturity of these instruments.

LONG-LIVED ASSETS

     Long-lived assets and certain identifiable intangibles to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the fair value of the assets and long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

STOCK-BASED COMPENSATION

     The Company has adopted the intrinsic value method of accounting for stock-based compensation in accordance with Accounting Principles Board Opinion ('APB') No. 25, 'Accounting for Stock Issued to Employees' and related interpretations.

ADVERTISING COSTS

     Advertising costs, except for costs associated with direct-response advertising, are charged to operations when incurred. The costs of direct-response advertising, if any, are capitalized and amortized over the period during which future benefits are expected to be received.

EARNINGS PER SHARE

     The computation of basic earnings per share ('EPS') is computed by dividing income available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period. The computation of diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect.

(4) BUSINESS COMBINATIONS AND INVESTMENTS

     During the nine months ended December 31, 1999, the Company completed the following acquisitions: CD Universe, Inc., Cases Ladder, Inc., Gamers Alliance, Inc. and The Big Network, Inc. All four acquisitions were recorded using the purchase method of accounting under the provisions of APB Opinion No. 16.

     On April 14, 1999, the Company completed its acquisition of CD Universe, Inc., a company engaged primarily in selling compact audio disks, video disks, and video tapes to retail purchasers over the internet. According to the terms of this acquisition, the Company acquired all of the capital stock of CD Universe, Inc. for a total consideration of $1,915,000 in cash plus 2,425,000 shares of common stock of the company valued at $3.00 per share (fair value on acquisition date). This was an arm's length transaction between independent and unrelated parties. The Company also incurred direct costs related to the acquisition totaling $60,215, which has been added to the acquisition price.

     On May 31, 1999, the Company completed its Acquisition of Cases Ladder, Inc., a company primarily engaged in providing online computer gaming with competitive rankings, tournaments and leagues among its more than 1.1 million registered members. The purchase price of this acquisition was 700,000 shares of the Company's common stock, valued at $10.00 per share (market price on acquisition date), issued in exchange for all the issued and outstanding shares of Cases Ladder, Inc. This was an arm's length transaction between independent and unrelated parties. The Company also incurred direct costs related to the acquisition totaling $1,112,150, which have been added to the acquisition price. Of this amount, $1,111,100 is attributable to 400,000 options issued (subsequently repriced) for services rendered. The options vest quarterly over three years and had an exercise price of $9.50 per share. These options were cancelled on September 15, 1999 and options were reissued for 340,000 shares at exercise price of $6.00 per share. These options vest as follows, 113,333 vest on September 16, 2000 and 28,333 vest each 3 months thereafter. The Black-Scholes option-pricing model with a risk free interest rate of 5.86%, an annualized volatility of 78%, no expected dividend yield and an exercise term of three years was used to estimate the fair value of these options ($1,111,100).

     On June 30, 1999, the Company completed its purchase of Gamers'. Alliance, Inc. Gamers' Alliance operates and maintains one of the largest networks of computer gaming related sites on the Internet with more than 50 gaming related wed sites. The purchase price of this acquisition was 78,125 shares of the Company's common stock, valued at $12.80 per share (market price on acquisition date), issued in exchange for all the issued and outstanding shares of Gamers' Alliance, Inc. Pursuant to the term of the agreement, the purchase price may increase to 175,781 shares of common stock based on achievement of earnings performance targets through June 30, 2000. On December 17, 1999, an additional 8,789 of such shares valued at $12.80 per share (the market price on acquisition date) were issued. The Company also incurred direct costs related to the acquisition totaling $26,887, which have been added to the acquisition price.

     Effective as of August 31, 1999, the Company completed its acquisition of 80 percent of the outstanding capital stock of The Big Network, Inc. (83.5% of the common and 70.7% of the preferred), a company providing a suite of classic board and card games, such as spades, checkers, chess, and backgammon, allowing simultaneous play by its members. The Big Network has also developed LivePlace, a Java applet that provides users with an overview of activities around the site, allows them to follow public conversation, send private messages to other users, and co-navigate the web. The purchase price of this acquisition was 1,440,000 shares of the Company's common stock, valued at $6.125 per share (the market price on the acquisition date), issued in exchange for 80 percent of the issued and outstanding shares of The Big Network, Inc. This was an arm's length transaction between independent and unrelated parties. The Company also incurred direct costs related to the acquisition totaling $87,124, which have been added to the acquisition price.

     The Company expects to complete its acquisition of the remaining 20 percent of capital stock of The Big Network, Inc. by issuing an additional 360,000 shares of its common stock valued at $6.125 (market price at the original acquisition date).

     The estimated fair value of assets acquired and liabilities assumed is summarized as follows:

                                            CD         CASES       GAMER'S      THE BIG
                                         UNIVERSE      LADDER      ALLIANCE     NETWORK
                                         --------      ------      --------     -------
Cash..................................  $   11,335   $   20,286   $    5,503   $   99,204
Accounts receivable...................      92,938       59,218       52,664       17,000
Inventory.............................      22,647       --           --           --
Fixed assets..........................     225,718       33,916       20,240       71,685
Receivable, related party.............     157,569       --           --           --
Customer list.........................     250,000      100,000       --           --
Domain names..........................     100,000       75,000       90,000       24,000
Other assets..........................      10,139       10,254       --           13,075
Accounts payable......................    (942,321)     (75,379)     (35,284)     (82,403)
Other liabilities.....................     (30,000)      --          (29,528)     (36,373)
Notes payable, officers...............    (105,000)      --           --           --
Minority interest.....................      --           --           --          (16,438)
Goodwill..............................   9,457,190    7,888,855    1,035,791    8,817,374
                                        ----------   ----------   ----------   ----------
                                        $9,250,215   $8,112,150   $1,139,386   $8,907,124
                                        ==========   ==========   ==========   ==========

     Total goodwill recorded through the acquisitions is $27,199,210 and is being amortized on a straight-line basis over ten years.

     The operations of the acquired entities have been included in the statement of operations from the date of acquisition, with the exception of CD Universe, which is included from the beginning of the period.

PRO FORMA INFORMATION

     Pro forma information as if the acquisitions had occurred at the beginning of the periods presented is as follows:

                                                             PRO FORMA
                                                         NINE MONTHS ENDING
                                                            DECEMBER 31,
                                                     --------------------------
                                                         1999          1998
                                                         ----          ----
Revenue............................................  $ 7,150,063   $ 7,023,389
Net loss...........................................   (7,270,495)   (2,008,724)
Loss per share.....................................         (.48)         (.13)

(5) OTHER NON-CASH FINANCIAL ACTIVITIES

Stock issued in connection with acquisitions:
     Acquisition of The Big Network.........................  $8,820,000
     Acquisition of CD Universe.............................   7,275,000
     Acquisition Cases Ladder...............................   7,000,000
     Stock options issued in connection with the acquisition
      of Cases Ladder shares................................   1,111,100
     Acquisition Gamer's Alliance...........................   1,112,499
     Acquisition of eUniverse.com website(1)................      60,000
     Acquisition of MegaDVD(1)..............................      52,500
     Acquisition of FunOne.com(1)...........................      50,000
Stock options issued in connection with services
  performed.................................................      80,872
Stock issued in connection with the preferred stock
  offering, 319,000 shares(2)...............................     159,500

Stock issued in connection with services performed, 20,000
  shares(2).................................................      10,000
Stock issued in connection with services performed, 9,129
  shares(2).................................................      52,874
Stock issued to employees of CD Universe 12,370 shares......     117,515

(1) The purchase of eUniverse.com website was accomplished through issuance of 15,000 shares of common stock priced at $4.00 per share for a total of $60,000 (fair value of the site at the date of purchase). Acquisition of megaDVD website was accomplished through issuance of 4,605 shares of common stock priced at $11.40 per share (market price of the stock on issue date). Acquisition of FunOne.com website was accomplished on October 1, 1999, through issuance of 8,733 shares of common stock valued at $5.73 per share(market price onclosing date). The Company also incurred direct costs related to this acquisition totaling $3,564, which have been added to the acquisition price. Additional payments of up to $300,000 in stock may be payable upon achievement of targeted numbers of unique visitors to FunOne.com during the seven consecutive months following the Closing Date. These additional payments will be recorded as stock based compensation by the Company.

(2) Issuance of 339,000 share of common stock valued at $.50 per share (fair value of the services performed) for various consulting services such as financial and legal services performed during March and April of 1999 in relation to the Company's stock offering completed in April 1999, and public relations services performed subsequent to the reorganization in April 1999. Moreover, 9,129 shares were issued in the third quarter, 1999 for various public relations consulting services.

     Additionally, 12,370 shares of common stock are issued to key employees of CD Universe, Inc. currently employed by the company for their involvement in the Company's activities. These shares were issued on June 15, 1999 and were valued at $9.50 per share (market price on issue date) and will vest on April 14, 2000. The compensation expense is being amortized over this period.

     Moreover, warrants were issued to purchase a total of 671,865 shares of common stock of the company as part compensation to its exclusive placement agent, Gerard Klauer Mattison & Co., Inc. ('GKM'). 400,000 of these warrants have the exercise price of $2.74 per share and became exercisable on April 14, 1999 and expire on April 14, 2004. The remaining 271,865 have an exercise price of $2.75 per share will become exercisable on April 14, 2000 and expire on April 14, 2004. These warrants have been recorded in the financial statement valued at $1,214,567. The Black-Scholes option-pricing model with a risk free interest rate of 4.5%, an annualized volatility of 81%, no expected dividend yield, and an exercise term of five years was used to estimate the fair value of the warrants issued.

(6) DUE FROM EMPLOYEES

     Due from employees consists of three 6% interest-bearing notes in the amounts of $85,000, $25,000, and $40,000 due from two former vice presidents of Cases Ladder, Inc. and former principal of Green Willow (MegaDVD). All three individuals are currently employees of eUniverse, Inc.

(7) FIXED ASSETS

     Fixed assets, at cost, consist of the following

                                                        December 31, 1999   MARCH 31, 1999
                                                        -----------------   --------------
Furniture and fixture.................................       $ 40,993           $ 29,069
Computers and equipment...............................        646,829            238,622
Purchased Software....................................         59,623              1,079
Leasehold Improvements................................         48,543             40,000
                                                             --------           --------
                                                              795,988            308,770
Less accumulated depreciation and amortization........        205,123             83,052
                                                             --------           --------
     Fixed assets, Net................................       $590,865           $225,718
                                                             ========           ========

     Depreciation expense for the reporting period were as follows:


                                                  Three Months         Nine Monhts
                                                     Ended                Ended
                                                   December 31,        December 31,
                                                  1999      1998      1999      1998
                                                  ----      ----      ----      ----
Depreciation expense............ ..............  $34,631   $11,538   $84,909   $34,614

(8) OTHER INTANGIBLES

     Other Intangibles primarily consists of purchase price of web sites acquired:

                                                        December 31, 1999   MARCH 31, 1999
                                                        -----------------   --------------
Domain Name -- eUniverse.Com..........................       $ 60,000             $--
Domain Names -- CD Universe, Inc......................        100,000
Domain Names -- Cases Ladder, Inc. ...................         75,000
Domain Names -- Gamer's Alliance, Inc. ...............         90,000
Domain Names -- The Big Network, Inc. ................         24,000
MegaDVD.com...........................................         52,500
FunOne.com............................................         53,564
Customer list -- CD Universe, Inc. ...................        250,000
Customer list -- Cases Ladder, Inc. ..................        100,000
Other.................................................         10,973              850
                                                             --------             ----
                                                              816,037              850
Less accumulated amortization.........................        107,894              340
                                                             --------             ----
Other Intangible, Net.................................       $697,356             $510
                                                             ========             ====


     The above Web sites and customer lists are valued at their fair value based on management's judgment and are being amortized on a straight-line basis over the period of ten years and three years, respectively. Amortization expense for goodwill and intangible assets for the reporting period ending December 31, 1999 was $1,596,622.

(9) INCOME TAXES

     The components of the provision for income taxes for the nine months period ended December 31, 1999 and 1998 are as follows:

                                                            1999       1998
                                                            ----       ----
Current tax expense
     U.S. Federal.......................................  $  --      $  --
     State and local....................................     --         --
                                                          --------   --------
Total current...........................................     --         --
                                                          --------   --------
Deferred tax expense
     U.S. Federal.......................................     --         --
     State and local....................................     --         --
                                                          --------   --------
Total deferred..........................................     --         --
                                                          --------   --------
Total tax provision from continuing operations..........  $  --      $  --
                                                          ========   ========

     The reconciliation of the effective income tax rate to the Federal statutory rate is as follows:

                                                              1999     1998
                                                              ----     ----
Federal income tax rate.....................................  34.0%    34.0%
Deferred tax charge (credit)................................   --       --
                                                              ----     ----
Effect on valuation allowance...............................  34.0%    34.0%
State income tax, net of Federal benefit....................   --       --
                                                              ----     ----
Effective income tax rate...................................   0.0%     0.0%
                                                              ====     ====

(10) MAJOR VENDOR

     Traditionally, the Company have purchased approximately 90% of its merchandise from one vendor. The Company is in process of diversifying its sources for product procurement. As of December 31, 1999, three major vendors were owed a total of $977,000, distributed almost evenly, which are being paid through February 2000.

(11) COMMITMENTS AND CONTINGENCIES

     The Company has entered into several agreements to share revenues with individuals independent of the company. These individuals have provided the Company with computer games, which the Company has been operating on its web sites. The individuals have granted the Company usage of the computer games for up to 25% royalty of advertising revenue generated from the usage of the game on the Company's web sites. For the nine months ended December 31, 1999, the Company has no liabilities or expenses due under these agreements.

     The Company leases office space under non-cancelable operating lease agreements that expire within the next three years. Future lease payments under these non cancelable operating lease are as follows:

                                                            MARCH 31,
                                                            --------
2000......................................................  $ 91,500
2001......................................................   183,900
2002......................................................   175,050
2003......................................................    16,950

     On September 23, 1999, a former employee of The Big Network, Inc. ('TBN'), filed suit in the Superior Court of California against The Big Network, Inc., the Company and various unnamed individuals seeking an unspecified amount of compensatory and punitive damages based on (i) alleged breach of employment agreement with TBN, (ii) alleged breach of an oral agreement among various principals of TBN prior to its merger with the Company relating to salary and stock options and (iii) alleged breach of an implied covenant of good faith and fair dealing and fraud in connection with salary, stock options and proposed terms of employment with the Company following the merger with TBN. The Company believes the allegations in the complaint are without merit and will defend the suit vigorously. In the event that there is any liability in connection with this lawsuit, the Company has a right of indemnification from the former shareholders of TBN. On December 20, 1999, the parties reached agreement in mediation providing for the former employee of TBN to receive the equivalent of an additional 55,000 shares of TBN stock. This settlement does not affect the aggregate number of shares to be issued by the Company (1,800,000) in exchange for all of the outstanding stock of TBN. This lawsuit was dismissed on March 7, 2000.

     On December 9, 1999, The Isosceles Fund Limited, a Bahamian corporation ('Isosceles'), filed suit in the Superior Court of California against the Company, Brad Greenspan, Gerard Klauer Mattison & Co., Inc. ('GKM') and ten unnamed individuals seeking damages based on (i) breach of an alleged subscription agreement between Isosceles and the Company to purchase common stock of eUniverse, (ii) breach of an implied covenant of good faith and fair dealing in connection with the alleged subscription agreement, and (iii) intentional interference with the alleged subscription agreement by GKM and ten unnamed individuals. With respect to each count of the cause of action, Isosceles has claimed damages of $1,750,000. Isosceles has also requested that the court award exemplary and punitive damages, interest, costs of suit and such other relief as the court may deem fair, just, equitable and proper. The Company believes the allegations in the complaint are without merit and will defend the suit vigorously.

(12) EQUITY COMPENSATION PLAN

     On June 15, 1999, the Company issued 25,000 shares of common stock as compensation to key employees of CD Universe, Inc. for their involvement in the Company activities. These shares were issued on June 15, 1999 and were valued at $9.50 per share (market price on issue date) and will vest on April 14, 2000. The compensation expense is being amortized over this period. During the quarter ended December 31, 1999, employees holding 12,630 stock certificates left the company and their shares were cancelled. At December 31, 1999, 12,370 of these shares remain outstanding.

     Additionally shares totaling $25,500 and $60,000 are to be issued to the principals of MegaDVD and FunOne.com as compensation for achieving performance targets. The related compensation expense of these shares has been accrued in the December 31, 1999 balance sheet.

     The following table presents the amount of stock-based compensation that would have been recorded under the following income statement categories if the stock-based compensation had not been separately stated in the financial statements.

                                                    Three Months         Nine Months
                                                        Ended               Ended
                                                     December 31,        December 31,
                                                  -----------------   -----------------
                                                   1999      1998      1999      1998
                                                   ----      ----      ----      ----
Marketing and Sales............................. $107,236   $ --     $144,842   $ --
Product Development.............................  (30,183)    --       13,341     --
General and Administrative......................    1,710     --        3,705     --
                                                  -------   -------   -------   -------
     Total stock based compensation............. $ 78,763   $ --     $161,888   $ --
                                                  =======   =======   =======   =======

     Under the Company's 1999 Stock Award Plan, stock options may be granted to officers, directors, employees and consultants. An aggregate of 5,000,000 shares of common stock have been reserved for issuance under the Plan. For the nine months ended December 31, 1999 the plan's activities were as follows:

STOCK OPTIONS:

                                                                                            WEIGHTED
                                                           NUMBER OF          EXERCISE       AVERAGE
                                                             SHARES             PRICE         PRICE
                                                             ------             -----         -----
Outstanding at 3-31-1999..............................       --                  --            --
Granted...............................................      4,659,750        $3.00-13.00      $7.00
Cancelled.............................................     (2,069,450)        6.00-11.40       9.51
Reissued..............................................      1,642,200            6.00          6.00
Exercised.............................................        --
Forfeited.............................................        --
                                                           ----------      ---------------    -----
Outstanding at 12-31-1999.............................      4,232,500        $3.00-13.00      $5.38
                                                           ----------      ---------------    -----
Options exercisable at 12-31-1999.....................        375,833        $3.00-13.00      $4.56
                                                           ----------      ---------------    -----


      Weighted average of remaining life of the options is 31 months.

     On September 15, 1999, the Company cancelled 1,932,000 options, which had been granted to employees on June 15, 1999 with a weighted average exercise price of $9.67 and reissued 1,642,200 (85 percent) options with a weighted average exercise price of $6.00 to the same employees. In addition to the stock options granted to the employees, the Company has granted 340,000 options with exercise price of $6.00 to an outside consultant for the services performed related to the acquisition of Cases Ladder, Inc. These options were valued $1,111,100 using the Black-Scholes option pricing model and have been included as part of the acquisition cost. Moreover, 95,000 options with exercise prices ranging from $6.00 to $13.00 Have been granted to three firms for investor relation and consulting services. These options have been recorded pursuant to SFAS 123 based on the fair market value of the equity instrument issued.

     The Company uses the intrinsic value method (APB Opinion 25) to account for its stock options granted to officers, directors, and employees. Under this method, compensation expense is recorded over the vesting period based on the difference between the exercise price and quoted market price on the date the options are granted. Since the company has granted all its stock options at an exercise price equal to or above the quoted market value on the measurement date, no compensation expense related to issuance of stock option to employees has been recorded.

     Had the Company chosen the fair value method of accounting for transactions involving stock option issuance (SFAS No. 123), the Company would have recorded an additional $1,119,805 in compensation cost for the nine months ended December 31, 1999 as presented by the pro forma statement below:

                                                               Nine Months
                                                                  Ended
                                                               December 31,
                                                                   1999
                                                                   ----
Net loss as reported........................................   $(6,311,727)
                                                               -----------
Pro forma net loss..........................................   $(7,431,532)
                                                               -----------
Net loss per common share...................................   $     (0.42)
                                                               -----------
Pro forma loss per share....................................   $     (0.49)
                                                               -----------


     The Black-Scholes option-pricing model with a risk free interest rate ranging from 4.5% to 6.125%, a weighted average volatility of 78%, zero dividend yield and an expected life of three years for the options was used.

WARRANTS:


                                                   NUMBER
                                                  OF SHARES    EXERCISE PRICE
                                                  ---------    --------------
Outstanding at 3-31-1999........................     --              --
Granted.........................................   671,865     $  2.75-2.75
Exercised.......................................     --
Forfeited.......................................     --
                                                   -------     --------------
Outstanding at 12-31-1999........................  671,865     $  2.75-2.75
                                                   -------     --------------
Options exercisable at 12-31-1999................  400,000         $2.75
                                                   -------     --------------


     The Warrants were issued as part of compensation to Gerard Klauer Mattison & Co., Inc., the Company's exclusive placement agents. 400,000 of these warrants have the exercise price of $2.74 per share and became exercisable on April 14, 1999 and expire on April 14, 2004. The remaining 271,865 have an exercise price of $2.75 per share will become exercisable on April 14, 2000 and expire on April 14, 2004. These warrants have been recorded in the financial statement valued at $1,214,567. The Black-Scholes option-pricing model with a risk free interest rate of 4.5%, an annualized volatility of 81%, no expected dividend yield, and an exercise term of five years was used to estimate the fair value of the warrants issued.

(13) PREFERRED STOCK

     On April 14, 1999 EUI sold 1,795,024 shares of its Series A 6% Convertible Preferred Stock in a private offering pursuant to Regulation D of the Securities Act of 1933 for the aggregate price of $6,462,086. Holders of the company's have the right to convert such stocks into shares of the Company's common stock at any time after October 15, 1999 at a one-to-one ratio unless market price of the company's common stock is below $3.60, in which case, the conversion ratio would be adjusted accordingly. Our preferred stockholders have agreed to delay conversion of their shares of preferred stock until August 15, 2000.

     The shares of preferred stock have a liquidation preference of $3.60 per share, which increases at a rate of 6% per annum. Each share of preferred stock may be converted to common stock at an initial rate of one share of common stock for each $3.60 of liquidation preference. If the common stock's market price at the time of conversion is less than $3.60 per share, the conversion rate is determined by reference to such lower price. Because of the variable conversion rate and the 6% accretion factor, each share of preferred stock may be converted into greater than one share of common stock. Prior to any conversion, the conversion price is adjusted to account for any increase or decrease in the number of outstanding shares of common stock by stock split, stock dividend, or other similar event.

     The Company does not pay dividends on the preferred stock and the holders of such stock are not entitled to receive any dividends thereon. In the event of the liquidation or dissolution of the Company, the holders of the preferred stock will be entitled to receive, prior in preference to any distribution to the holders of the common stock and any other class of stock which has been designated as junior in rank to the preferred stock, the liquidation preference amount described above.

     At any time after one year from the effective date of the registration statement registering the common stock issued or to be issued upon conversion of the preferred stock, if the closing bid price per share of the Company's common stock is equal to or greater than $16.00, the company, at its option, may either automatically convert the preferred stock to common stock or redeem the preferred stock for cash in an amount per share equal to $3.60 plus accretion thereon at a rate of 6% per year.

(14) INTERIM SEGMENTED DISCLOSURES

     The following table represents segmented reporting for the reporting period ending December 31, 1999. There were no identifiable reportable segments during the similar period last year.

                                                          PRODUCT   SERVICES   CORPORATE    TOTAL
                                                          -------   --------   ---------    -----
                                                                          (000'S)
Revenue.................................................  $ 6,141   $   810     $  --      $ 6,951
Operating loss..........................................   (2,365)   (1,829)     (2,191)    (6,385)
Interest income.........................................                             57         57
Minority interest.......................................                 16                     16
                                                          -------   -------     -------    -------
Pre tax loss............................................   (2,365)   (1,813)     (2,134)    (6,312)
Net loss................................................   (2,365)   (1,813)     (2,134)    (6,312)
Assets..................................................   10,029    17,903       1,080     29,012
Depreciation and amortization...........................      801       869          11        966
Fixed assets additions..................................      220        90          12        322


     Significant reconciling items in the corporate columns are as follows:

Operating loss:  Professional fees $660; Compensation $449; Consulting $227;
                 Investor and public relations $508.

Assets:          Cash $680; Loans $156; Prepaid Expense $58; and Deposits $116.

     Management has chosen to organize the enterprise around differences in products and services. Products include audio CDs, videotapes, and digital videodisks. Services include advertising, membership and sponsorship revenue. All revenues recorded are from external customers.

(15) SUBSEQUENT EVENT

THEFT OF CUSTOMER DATA FROM CD UNIVERSE

    The Company was contacted in late December 1999 by a person claiming to possess CD Universe customer information and demanding compensation in return for not posting the information on the Internet. The FBI was immediately contacted and an investigation was initiated. The Company learned on Saturday January 8, 2000 that customer data was posted on the Internet and immediately notified the FBI, which caused the site to be shut down the same day. We have been cooperating with the FBI and other law enforcement officials to discover the extent to which our data may have been compromised and to identify the extortionist and limit any damage to the Company's customers.

    CD Universe has approximately 300,000 registered customers. Apart from claims made by the perpetrator and the minimal information on card data released, we cannot yet determine when or how the data was taken or the extent of the theft. For the purpose of our response to the theft, we have assumed that all customers may have been affected and have taken steps to mitigate our customers' exposure and inconvenience.

    Upon learning on January 8, 2000 that customer data had been posted on the Internet, the Company took several steps to secure its customer data. We notified the credit card issuers of the theft and provided them with the data they need to take corrective actions with their card members. We have also sent e-mail messages to our customers to notify them of the risk that their credit card data may have been stolen and advise them that they should closely monitor their accounts. We also suggested that they might wish to have their cards reissued for additional protection. Similar information and suggestions are being given to customers who call our support staff.

    Information regarding this theft of data has been widely disseminated in the national press. The publicity generated by the press coverage may cause customer concerns regarding the security of their credit card data, which could affect future sales of CD Universe products and consequently its revenues and operating results. As a result of the theft of data, there may be some adverse impact on our customer base. There may be a loss of confidence and loyalty in CD Universe directly and there may be a broader loss of confidence and loyalty in eUniverse, its e-commerce business and its brand identity. More generally, e-commerce as a whole could be adversely affected. The Company cannot yet predict the impact, if any, on its sales and operating results. However, we are developing marketing and customer relations programs to win back our customers' confidence following the implementation of our additional security enhancements.

    The Company may be required to defend against lawsuits related to the theft of data. At this time, the Company is unable to determine the extent of any such effect on sales or exposure to lawsuits or any associated liability. Such lawsuits could include suits by the Company's shareholders, customers and credit card processor and by credit card issuers and third-party merchants that accept the fraudulently obtained credit card information. The Company has maintained directors and officers' liability insurance and general liability insurance but is unable to determine whether such insurance would adequately cover any liability or expenses associated with potential lawsuits.

ACQUISITION OF FALCON VENTURES CORPORATION

In an arms length transaction between unrelated parties, as of February 2, 2000, the Company acquired all of the outstanding capital stock of Falcon Ventures Corporation ("Falcon") from Take-Two Interactive Software, Inc. ("T2"), an unaffiliated third party, in exchange for 310,000 shares of the Company's common stock. The consideration paid was based upon negotiations between the parties to determine the value of the Falcon's shares and the shares issued. Falcon is an online retailer of DVDs through the web site dvdwave.com.

     Falcon is an online retailer of DVD movies, music CDs and VHS movies through its Web site at DVDwave.com. Falcon was incorporated on November 4, 1998 in California. As of February 25, 1999, T2 acquired all of the issued and outstanding stock of Falcon in exchange for 50,000 shares of T2 common stock. The fair market value of the transaction was $506,250, which was determined in an arms length negotiation between unrelated parties. Falcon has significant liabilities of $1,100,000 consisting of $500,000 in accounts payable which are ordinary and consistent with Falcon's line of business and $600,000 in loans due to T2. The loans from T2 will not be assumed by the Company.

ACQUISITION OF ASSETS OF D. SCOTT SMITH D/B/A POKEMONVILLAGE.COM AND QUAKE CITY GAMING NETWORK

     On February 1, 2000, The Company completed its acquisition of Pokemonvillage.com, a network of network of Generation Y (ages 10-20) focused sites. Domain names included in this transaction include Pokemonvillage.com, Forumnation.com, and Reverseauction.com. Pokemonvillage.com, with over 370,000 unique visitors in December 1999, as reported by Media Matrix, is one of the largest online communities for enthusiasts of Pokemon, computer/video games, and other collectables. Forumnation.com is youth focused web site allowing the users to discuss a variety of subjects such as music, comics, and games that is of interest to them. ReverseAuction.com site allows the owners of Pokemon cards, comics, and other collectibles to meet and auction off their items. The purchase price of this transaction was $250,000 payable in shares of the Company common stock. Additional payments of $190,000 in cash and $450,000 in stock options may be payable upon achievement of targeted numbers of banner advertisements displayed on the web pages of the Pokemonvillage.com and its related web sites through August 1, 2001. The former owner of Pokemonvillage.com is currently employed by the company and any additional earnings through the achievement of targeted goals will be treated as compensation expense in the period earned.

                      MOTORCYCLE CENTERS OF AMERICA, INC.
                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
Independent auditors' report................................  F-24
Balance sheets, March 31, 1999 and December 31, 1998 and
  1997......................................................  F-25
Statements of operations, for the three months ended
  March 31, 1999, the years ended December 31, 1998, 1997
  and 1996 and the three months ended March 31, 1998
  (unaudited)...............................................  F-26
Statement of shareholders' equity (deficit), for the period
  from January 1, 1996 through March 31, 1999...............  F-27
Statements of cash flows, for the three months ended
  March 31, 1999, the years ended December 31, 1998, 1997
  and 1996 and the three months ended March 31, 1998
  (unaudited)...............................................  F-28
Summary of significant accounting policies..................  F-29
Notes to financial statements...............................  F-31

Cordovano and Harvey, P.C.                                    Certified Public Accountants
                                                              201 Steele Street
                                                              Suite 300
                                                              Denver, Colorado 80206
                                                              (303) 329-0220 Phone
                                                              (303) 316-7493 Fax

To the Board of Directors and Shareholders
MOTORCYCLE CENTERS OF AMERICA, INC.

                          INDEPENDENT AUDITORS' REPORT

     We have audited the balance sheets of Motorcycle Centers of America, Inc. as of March 31, 1999 and December 31, 1998 and 1997, and the related statements of operations, shareholders' equity (deficit) and cash flows for the three months ended March 31, 1999 and for the years ended December 31, 1998, 1997 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Motorcycle Centers of America, Inc. as of March 31, 1999 and December 31, 1998 and 1997, and the results of its operations and its cash flows for the three months ended
March 31, 1999 and for the years ended December 31, 1998, 1997 and 1996, in conformity with generally accepted accounting principles.

     As discussed to Note J to the financial statements, on April 9, 1999, the Company entered into an Agreement and Plan of Reorganization with Entertainment Universe, Inc. (EUI). As a result of the reorganization, EUI became a wholly owned subsidiary of the Company and the former shareholders of EUI own approximately 91.6 percent of the Company.

                                          CORDOVANO AND HARVEY, P.C.

June 3, 1999

                      MOTORCYCLE CENTERS OF AMERICA, INC.
                                 BALANCE SHEETS

                                                                         FOR THE YEARS ENDED
                                                                             DECEMBER 31,
                                                      MARCH 31,     ------------------------------
                                                         1999           1998              1997
                                                         ----           ----              ----
                      ASSETS
Current assets
     Cash and cash equivalents.....................  $    101,568   $        887       $    12,071
     Marketable securities (Note C)................       --               8,000            58,000
                                                     ------------   ------------       -----------
          Total current assets.....................       101,568          8,887            70,071
Furniture and equipment, less accumulated
  depreciation of $2,792, $2,667 and $1,944,
  respectively (Note D)............................           708            833             1,556
                                                     ------------   ------------       -----------
                                                     $    102,276   $      9,720       $    71,627
                                                     ============   ============       ===========

  LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities
     Accounts payable..............................  $    --        $      1,497       $       918
     Accrued liabilities...........................         7,000        367,390             8,320
     Due to officer (Note B).......................        66,300     11,139,771         5,546,667
                                                     ------------   ------------       -----------
          Total current liabilities................        73,300     11,508,658         5,555,905
                                                     ------------   ------------       -----------
Commitment and contingency (Note G)................       --             --                --
Shareholders' equity (deficit) (Note F)
     Preferred stock, $.10 par value; 40,000,000
       shares authorized; -0- and -0- shares issued
       and outstanding, respectively...............       --             --                --
     Common stock, $.001 par value; 250,000,000
       shares authorized; 2,148,098, 70,098 and
       52,905 shares issued and outstanding,
       respectively................................         2,148             70                53
     Additional paid-in capital....................    12,975,456        103,814           111,127
     Deferred offering costs.......................        (5,734)        (5,734)          --
     Retained deficit..............................   (12,942,894)   (11,597,088)       (5,595,458)
                                                     ------------   ------------       -----------
          Total shareholders equity (deficit)......        28,976    (11,498,938)       (5,484,278)
                                                     ------------   ------------       -----------
                                                     $    102,276   $      9,720       $    71,627
                                                     ============   ============       ===========

        See accompanying summary of significant accounting policies and notes to the financial statements.

                      MOTORCYCLE CENTERS OF AMERICA, INC.
                            STATEMENTS OF OPERATIONS

                                    THREE                                                   THREE
                                   MONTHS                                                  MONTHS
                                    ENDED             YEARS ENDED DECEMBER 31,              ENDED
                                  MARCH 31,    ---------------------------------------    MARCH 31,
                                    1999          1998          1997          1996          1998
                                    ----          ----          ----          ----          ----
                                                                                         (UNAUDITED)
Costs and expenses
     Occupancy.................  $     1,398   $     5,256   $     7,542   $     6,275   $     1,314
     Consulting, related
       parties (consisting
       entirely of stock based
       compensation;
       Note B).................    1,419,996     5,898,737     5,554,987       --            988,331
     Consulting................        2,936       --              9,000       --            --
     Legal and accounting......      --             16,495         5,350         2,500         2,000
     Stock transfer fees.......           50         2,180         1,593           864       --
     Brokerage charges.........        3,721       --              1,213         2,397            15
     Office....................        2,158         6,991         1,419         3,210           920
     Depreciation..............          125           722           833           833           181
     Earnest money paid in
       failed merger (Note
       H)......................      --             10,000       --            --            --
     Other.....................           26         3,959            89         1,525           833
                                 -----------   -----------   -----------   -----------   -----------
          Operating loss.......   (1,430,409)   (5,944,340)   (5,582,026)      (17,604)     (993,594)
                                 -----------   -----------   -----------   -----------   -----------
Nonoperating income (expense)
     Interest and dividend
       income..................          530           150            63         1,531            15
     Interest expense..........      --            --                (87)         (904)      --
     Trading gains and
       (losses), net
       (Note C)................       84,073       (57,440)       19,337        (7,988)      (56,845)
                                 -----------   -----------   -----------   -----------   -----------
Income (loss) before income
  taxes........................   (1,345,806)   (6,001,630)   (5,562,713)      (24,965)   (1,050,424)
Income taxes Note E)...........      --            --            --            --            --
                                 -----------   -----------   -----------   -----------   -----------
          Net loss.............  $(1,345,806)  $(6,001,630)  $(5,562,713)  $   (24,965)  $(1,050,424)
                                 ===========   ===========   ===========   ===========   ============
Basic income (loss) per common
  share........................  $    (14.19)  $    (85.94)  $   (380.83)  $     (3.73)  $    (17.76)
                                 ===========   ===========   ===========   ===========   ============
Basic weighted average common
  shares outstanding...........       94,854        69,833        14,607         6,690        59,155
                                      ======        ======        ======         =====        ======


        See accompanying summary of significant accounting policies and notes to the financial statements.

                      MOTORCYCLE CENTERS OF AMERICA, INC.
                  STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)
                     JANUARY 1, 1996 THROUGH MARCH 31, 1999

                                PREFERRED STOCK         COMMON STOCK         TREASURY STOCK    ADDITIONAL    DEFERRED
                               ------------------   ---------------------   ----------------     PAID-IN     OFFERING
                               SHARES   PAR VALUE    SHARES     PAR VALUE   SHARES   AMOUNT      CAPITAL      COSTS
                               ------   ---------    ------     ---------   ------   ------      -------      -----
Balance, January 1, 1996.....   --        $--           5,405*   $    5        15*  $(9,750)   $   106,412
Sale of treasury stock
  (Note F)...................   --        --           --         --           (8)*   4,875         (1,500)  $ --
Purchase of treasury stock
  (Note F)...................   --        --           --         --            8*   (3,375)       --
Sale of treasury stock
  (Note F)...................   --        --           --         --          (13)*   7,125           (875)
Net loss.....................   --        --           --         --         --        --          --
                                ---       ----      ---------    ------      ----    -------   -----------   -------
Balance, December 31, 1996...   --        --            5,405*        5         2*   (1,125)       104,037     --
Treasury stock contributed by
  officer (Notes B & F)......   --        --           --         --            3*   (2,600)       --          --
Sale of treasury stock
  (Note F)...................   --        --           --         --           (5)*   3,725         (2,362)    --
Sale of common stock.........   --        --           47,500*       48      --        --            9,452     --
Net loss.....................   --        --           --         --         --        --          --          --
                                ---       ----      ---------    ------      ----    -------   -----------   -------
Balance, December 31, 1997...   --        --           52,905*       53      --        --          111,127     --
Sale of common stock.........   --        --           18,750*       19      --        --            3,731     --
Repurchase common stock,
  subsequently cancelled.....   --        --           (1,557)*      (2)     --        --          (11,044)    --
Deferred offering costs......   --        --           --         --         --        --          --         (5,734)
Net loss.....................   --        --           --         --         --        --          --          --
                                ---       ----      ---------    ------      ----    -------   -----------   -------
Balance December 31, 1998....   --        --           70,098        70      --        --          103,814    (5,734)

Common stock issued for
  services (Note F)..........   --        --        2,078,000     2,078      --        --       12,871,642     --
Net loss for the three months
  ended March 31, 1999.......   --        --           --         --         --        --          --          --
                                ---       ----      ---------    ------      ----    -------   -----------   -------
Balance, March 31, 1999......   --        $--       2,148,098    $2,148      --      $ --      $12,975,456   $(5,734)
                                ===       ====      =========    ======      ====    =======   ===========   =======


                                 RETAINED
                                 DEFICIT         TOTAL
                                 -------         -----
Balance, January 1, 1996.....  $     (7,780)  $     88,887
Sale of treasury stock
  (Note F)...................       --               3,375
Purchase of treasury stock
  (Note F)...................       --              (3,375)
Sale of treasury stock
  (Note F)...................       --               6,250
Net loss.....................       (24,965)       (24,965)
                               ------------   ------------
Balance, December 31, 1996...       (32,745)        70,172
Treasury stock contributed by
  officer (Notes B & F)......       --              (2,600)
Sale of treasury stock
  (Note F)...................       --               1,363
Sale of common stock.........       --               9,500
Net loss.....................    (5,562,713)    (5,562,713)
                               ------------   ------------
Balance, December 31, 1997...    (5,595,458)    (5,484,278)
Sale of common stock.........       --               3,750
Repurchase common stock,
  subsequently cancelled.....       --             (11,046)
Deferred offering costs......       --              (5,734)
Net loss.....................    (6,001,630)    (6,001,630)
                               ------------   ------------
Balance December 31, 1998....   (11,597,088)   (11,498,938)
Common stock issued for
  services (Note F)..........       --          12,873,720
Net loss for the three months
  ended March 31, 1999.......    (1,345,806)    (1,345,806)
                               ------------   ------------
Balance, March 31, 1999......  $(12,942,894)  $     28,976
                               ============   ============

------------

* Restated for 1 for 20 reverse splits (Note F)

        See accompanying summary of significant accounting policies and notes to the financial statements.

                      MOTORCYCLE CENTERS OF AMERICA, INC.
                            STATEMENTS OF CASH FLOWS

                                              THREE                                                  THREE
                                              MONTHS                                                 MONTHS
                                              ENDED             YEARS ENDED DECEMBER 31,             ENDED
                                            MARCH 31,     -------------------------------------    MARCH 31,
                                               1999          1998          1997         1996          1998
                                               ----          ----          ----         ----          ----
                                                                                                  (UNAUDITED)
Operating activities
  Net income (loss)......................  $ (1,345,806)  $(6,001,630)  $(5,562,713)  $ (24,965)  $(1,050,424)
  Transactions not requiring cash:
     Depreciation........................           125           723           833         833           181
     Common stock issued for services....    12,873,720       --            --           --           --
     Unrealized (gains) losses on
       marketable securities, net........       (84,074)       57,440        (5,775)      5,625        56,845
  Changes in current assets and current
     liabilities:
     Purchases of marketable
       securities........................       --             (8,000)      (31,188)    (32,438)      --
     Proceeds from sale of marketable
       securities........................        92,074           561        32,313      50,163       --
     Accounts payable and accrued
       expenses..........................   (11,455,221)    5,906,315     5,550,077       1,971       987,413
                                           ------------   -----------   -----------   ---------   -----------
       Net cash provided by (used in)
          operating activities...........        80,818       (44,591)      (16,453)      1,189        (5,985)
                                           ------------   -----------   -----------   ---------   -----------
Investing Activities
  Repayment of advances to former officer
     (Note B)............................        (5,137)      (68,563)      (23,150)    (14,300)       (9,000)
  Advances from former officer (Note
     B)..................................        25,000       115,000        48,080       6,975       --
                                           ------------   -----------   -----------   ---------   -----------
       Net cash provided by (used in)
          investing activities...........        19,863        46,437        24,930      (7,325)       (9,000)
                                           ------------   -----------   -----------   ---------   -----------
Financing activities
  Purchases of treasury stock............       --            (11,046)       (2,600)     (3,375)      --
  Proceeds from sale of treasury stock...       --            --              1,363       9,625       --
  Payments for deferred offering costs...       --             (5,734)      --           --           --
  Proceeds from issuance of common
     stock...............................       --              3,750         9,500      --             3,750
  Principal payments on notes payable....       --            --             (5,000)     --           --
                                           ------------   -----------   -----------   ---------   -----------
       Net cash provided by (used in)
          financing activities...........       --            (13,030)        3,263       6,250         3,750
                                           ------------   -----------   -----------   ---------   -----------
Change in cash and cash equivalents......       100,681       (11,184)       11,740         114       (11,235)
Cash and cash equivalents, beginning of
  period.................................           887        12,071           331         217        12,071
                                           ------------   -----------   -----------   ---------   -----------
Cash and cash equivalents at end of
  period.................................  $    101,568   $       887   $    12,071   $     331   $       836
                                           ============   ===========   ===========   =========   ===========
Supplemental Disclosure of Cash Flow
  Information:
Cash paid for:
  Interest...............................  $    --        $   --        $       874   $     454   $   --
                                           ------------   -----------   -----------   ---------   -----------
  Income taxes...........................  $    --        $   --        $   --        $  --       $   --
                                           ============   ===========   ===========   =========   ===========
Noncash investing and financing
  transactions:
  Receipt of investments as payment for
     advances (Note B)...................  $    --        $   --        $    46,600   $  --       $   --
                                           ============   ===========   ===========   =========   ===========
  Treasury stock subsequently
     cancelled...........................  $    --        $    11,046   $   --        $  --       $   --
                                           ============   ===========   ===========   =========   ===========

        See accompanying summary of significant accounting policies and notes to the financial statements.

                      MOTORCYCLE CENTERS OF AMERICA, INC.
                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                                 MARCH 31, 1999

USE OF ESTIMATES

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH EQUIVALENTS

     For the purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

MARKETABLE SECURITIES

     Marketable securities consist of various equity securities and are stated at current market value. All equity securities are considered 'trading' securities under the provisions of Statement of Financial Accounting Standards No. 115, 'Accounting for Certain Investments in Debt and Equity Securities'. Accordingly, unrealized gains and losses on equity securities are reflected in the accompanying statements of operations.

FURNITURE AND EQUIPMENT

     Furniture and equipment are recorded at cost and are depreciated using the straight-line method over the useful lives of the assets, beginning at the time the assets are placed into operation. Furniture and equipment are depreciated over estimated useful lives of five years and three years, respectively.

     Upon retirement or disposition of the furniture and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations. Repairs and maintenance are charged to expense as incurred and expenditures for additions and improvements are capitalized.

INCOME TAXES

     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the recorded book basis and tax basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income and tax credits that are available to offset future federal income taxes.

TREASURY STOCK

     The Company accounts for purchases and reissuances of treasury stock using the cost method. Under the cost method, each acquisition of treasury stock is accounted for at cost. Upon the sale or disposition, the treasury stock account is reduced for an amount equal to the number of shares sold, multiplied by the cost per share. The difference is treated as paid-in capital.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     SFAS 107, 'Disclosure About Fair Value of Financial Instruments,' requires certain disclosures regarding the fair value of financial instruments. The Company has determined, based on available

                      MOTORCYCLE CENTERS OF AMERICA, INC.
           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
                                 MARCH 31, 1999

market information and appropriate valuation methodologies, the fair value of its financial instruments approximates carrying value. The carrying amounts of cash, accounts payable, and other accrued liabilities approximate fair value due to the short-term maturity of the instruments.

EARNINGS PER COMMON SHARE

     Effective December 31, 1997, SFAS 128 'Earnings per Share' requires a dual presentation of earnings per share-basic and diluted. Basic earnings per common share has been computed based on the weighted average number of common shares outstanding. Diluted earnings per share reflects the increase in weighted average common shares outstanding that would result from the assumed exercise of outstanding stock options. Basic and diluted earnings per share were the same for all prior periods presented due to the Company's simple capital structure. Earnings per share calculations are reported on a post-split basis for all periods presented.

NEW ACCOUNTING PRONOUNCEMENTS

     The Company has adopted the following new accounting pronouncements for the year ended December 31, 1998. There was no effect on the financial statements presented from the adoption of the new pronouncements. SFAS No. 130, 'Reporting Comprehensive Income,' requires the reporting and display of total comprehensive income and its components in a full set of general-purpose financial statements. The Company did not have comprehensive income for the periods presented; therefore, comprehensive income and net income are equal. SFAS No. 131, 'Disclosures about Segments of an Enterprise and Related Information,' is based on the 'management' approach for reporting segments. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company's reportable segments. SFAS No. 131 also requires disclosure about the Company's products, the geographic areas in which it earns revenue and holds long-lived assets, and its major customers. SFAS 131 is not applicable, as the Company had no revenue-producing operations for the periods presented. SFAS No. 132, 'Employers' Disclosures about Pensions and Other Post-retirement Benefits,' which requires additional disclosures about pension and other post-retirement benefit plans, but does not change the measurement or recognition of those plans.

                      MOTORCYCLE CENTERS OF AMERICA, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1999

NOTE A: NATURE OF OPERATIONS

     Effective December 19, 1994, Motorcycle Centers of America, Inc. (MCAI) (formerly NABCO, Inc.) merged with Humanus Corporation (Humanus), which was incorporated under the laws of Colorado on February 23, 1988. Subsequent to the merger, Humanus changed its name to NABCO, Inc.

     NABCO was originally incorporated for the purpose of manufacturing bagels and selling them to its subfranchisor and franchisees. In August 1995, NABCO sold its bagel manufacturing operations, and on August 28, 1995, it officially terminated operations and became an inactive shell company.

     On January 26, 1998, the Company entered into an Agreement and Plan of Reorganization with Sandale Holdings, Limited, to acquire a motorcycle manufacturing company in China. The Plan of Reorganization was terminated on August 14, 1998 (see Note I). In connection with the Plan of Reorganization, the Company redomiciled in Nevada.

     On April 15, 1998, NABCO entered into a merger with MCAI whereby all of the outstanding shares of common stock in NABCO, amounting to 1,458,807 shares, were issued to MCAI in exchange for 1,458,807 shares of the $.001 par value common stock of MCAI. MCAI was the sole surviving corporation. The shares of NABCO were cancelled following the merger. As a result of the merger, the Company previously known as NABCO, Inc. became Motorcycle Centers of America, Inc.

     On October 4, 1998, the Company entered into an Agreement and Plan of Reorganization with DDA America, LLC to acquire all of the issued and outstanding stock of DDA America, LLC. The Plan of Reorganization was terminated on March 1, 1999 (see Note I).

     On April 9, 1999, the Company entered into an Agreement and Plan of Reorganization with Entertainment Universe, Inc. to acquire all of the issued and outstanding stock of Entertainment Universe, Inc. (see Note J).

NOTE B: RELATED PARTY TRANSACTIONS

THREE MONTHS ENDED MARCH 31, 1999

     During the three months ended March 31, 1999, an officer advanced the Company $25,000 for working capital. The Company repaid the officer $5,137 during 1999. The remaining balance of $66,300 is included in the accompanying financial statements as due to former officer.

     During the three months ended March 31, 1999, the Company issued 2,000,000 shares of its $.001 par value common stock to an officer in exchange for services. The transaction was valued at the fair value of the Company's common stock on the date of issuance of $6.24 per share or $12,480,000. (See Note F.)

     During the three months ended March 31, 1999, the Company issued 75,000 shares of its $.001 par value common stock to various shareholders in exchange for services. The transaction was valued at the fair market value of the Company's common stock on the date of issuance of $5.00 per share or $375,000. (See Note F.)

     During the three months ended March 31, 1999, the Company issued 3,000 shares of its $.001 par value common stock in exchange for services. The transaction was valued at the fair market value of the Company's stock on the date of issuance of $6.24 per share or $18,720. (See Note F.)

1998

     During the year ended December 31, 1998, an officer advanced the Company $115,000 for working capital. The Company repaid the officer $68,563 during 1998. The remaining balance of $46,437 is included in the accompanying financial statements as due to former officer.

                      MOTORCYCLE CENTERS OF AMERICA, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                 MARCH 31, 1999

     At December 31, 1998, the Company owed an officer $11,093,334 for services rendered during 1998 and 1997 (see Note F).

1997

     At January 1, 1997, an officer owed the Company $71,530 in advances. During 1997, the Company advanced the officer an additional $23,150, and the officer repaid the total $94,680. The advances were repaid in cash totaling $48,080 and marketable securities totaling $46,600. The Company recognized $12,938 in realized gains and $15,000 in unrealized gains from marketable securities received from the officer in 1997.

     At December 31, 1997, the Company owed an officer $5,546,667 for services rendered during the year (see Note F).

1996

     At January 1, 1996, an officer owed the Company $60,205 for cash advances. During 1996, the Company advanced the officer an additional $14,300, of which the officer repaid $2,975. The balance at December 31, 1996 totaled $71,530.

NOTE C: MARKETABLE SECURITIES

     Marketable securities consisted of the following at March 31, 1999 and December 31, 1998 and 1997:

                                                                  DECEMBER 31,
                                                    -----------------------------------------
                                MARCH 31, 1999             1998                  1997
                              -------------------   -------------------   -------------------
                                        ESTIMATED             ESTIMATED             ESTIMATED
                                         MARKET                MARKET                MARKET
                               COST       VALUE      COST       VALUE      COST       VALUE
                               ----       -----      ----       -----      ----       -----
Equity securities...........  $51,000    $--        $59,000    $8,000     $52,225    $7,000
                              =======    =====      =======    ======     =======    ======


     Following is a summary of investment earnings recognized in income during the three months ended March 31, 1999 and the years ended December 31, 1998, 1997 and 1996:

                                                                     DECEMBER 31,
                                                 MARCH 31,   ----------------------------
                                                   1999        1998      1997      1996
                                                   ----        ----      ----      ----
Trading securities:
     Realized gains............................   $84,073    $  --      $13,562   $ 5,200
     Realized losses...........................     --         (6,440)    --       (7,563)
                                                  -------    --------   -------   -------
          Realized gains (losses), net.........    84,073      (6,440)   13,562    (2,363)
                                                  -------    --------   -------   -------
     Unrealized gains..........................     --          --       15,000     --
     Unrealized losses.........................     --        (51,000)   (9,225)   (5,625)
                                                  -------    --------   -------   -------
          Unrealized gains (losses), net.......     --        (51,000)    5,775    (5,625)
                                                  -------    --------   -------   -------
          Gain (loss) on trading securities,
            net................................   $84,073    $(57,440)  $19,337   $(7,988)
                                                  =======    =========  =======   ========

NOTE D: FURNITURE AND EQUIPMENT

     Furniture and equipment consisted of the following at March 31, 1999 and December 31, 1998 and 1997:

                      MOTORCYCLE CENTERS OF AMERICA, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                 MARCH 31, 1999

                                                                         DECEMBER 31,
                                                            MARCH 31,   ---------------
                                                              1999       1998     1997
                                                              ----       ----     ----
Office furniture..........................................   $2,500     $2,500   $2,500
Computer equipment........................................    1,000      1,000    1,000
                                                             ------     ------   ------
                                                              3,500      3,500    3,500
Less: accumulated depreciation............................   (2,792)    (2,667)  (1,944)
                                                             ------     ------   ------
                                                             $  708     $  833   $1,556
                                                             ======     ======   ======


NOTE E: INCOME TAXES

     A reconciliation of the U.S. statutory federal income tax rate to the effective tax rate follows for the three months ended March 31, 1999 and the years ended December 31, 1998, 1997 and 1996:

                                                                   DECEMBER 31,
                                            MARCH 31,     -------------------------------
                                              1999         1998        1997        1996
                                              ----         ----        ----        ----
U.S. statutory federal rate...............    15.00%        20.57%      15.00%      15.00%
State income tax rate, net of federal
  benefit.................................     4.25          4.15        4.25        4.25
Unrealized gains and losses on marketable
  securities, net.........................    (0.00)        (2.75)      (8.21)       5.65
Net operating loss for which no tax
  benefit is currently available..........   (19.25)       (21.97)     (11.04)     (24.90)
                                             ------       -------     -------     -------
                                              --            --          --          --
                                             ======       =======     =======     =======

     The current tax benefit (expense) for the three months ended March 31, 1999 and the years ended December 31, 1998, 1997 and 1996 totaled $499,765, $2,209,766, $2,067,858 and $1,924, respectively, which have been offset by the valuation allowance. The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery. The change in the valuation allowance for the three months ended March 31, 1999 and the years ended
December 31, 1998, 1997 and 1996 totaled $499,765, $2,209,766, $2,067,858 and
$1,924, respectively. The net operating loss carryforward expires through the year 2019.

     The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the deferred tax asset will be realized. At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax assets is no longer impaired and the allowance is no longer required.

NOTE F: SHAREHOLDERS' EQUITY

PREFERRED STOCK

     The Company is authorized to issue 40,000,000 preferred shares with a $.10 par value. The Board of Directors has authority to determine the relative rights and preferences of the preferred shares.

COMMON STOCK

     The Company is authorized to issue 250,000,000 common shares with a $.001 par value. Shareholders do not have preemptive rights to purchase additional shares and cumulative voting of common shares is not permitted.

     On March 29, 1999, Motorcycle Centers of America, Inc. issued 75,000 shares (post-split) of its common stock in exchange for consulting and administrative services provided to the Company during

                      MOTORCYCLE CENTERS OF AMERICA, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                 MARCH 31, 1999

the period from February 1, 1998 through January 31, 1999. The transaction was recorded at the fair value of the Company's common stock on the date agreed to issue the shares, March 29, 1999 of $5.00, resulting in $375,000 of total expense. The services were ratably charged over the period the services were performed. As a result, $343,750 was expensed in 1998 and $31,250 was expensed during the three months ended March 31, 1999. These amounts are included in the accompanying financial statements as stock based compensation.

     On March 31, 1999, the Company issued 3,000 shares (post-split) of its common stock in exchange for administrative services provided to the Company during each of the years in the three-year period ended March 31, 1999. The transaction was recorded at the fair value of the Company's common stock on the date agreed to issue the shares, March 31, 1999 of $6.24, resulting in $18,720 of total expense. The services were ratably charged over the period the services were performed. As a result, $8,320 was expensed in 1997, $8,320 was expensed in 1998, and $2,080 was expensed during the three months ended March 31, 1999. These amounts are included in the accompanying financial statements as stock based compensation.

     On March 31, 1999, the Company also issued 2,000,000 shares (post-split) of its common stock to an officer in exchange for consulting services provided to the Company during the period from January 1, 1997 through March 31, 1999. The transaction was recorded at the fair value of the Company's common stock on the date agreed to issue the shares, March 31, 1999 of $6.24, resulting in $12,480,000 of total expense. The services were ratably charged over the period the services were performed. As a result, $5,546,667 was expensed in 1997, $5,546,667 was expensed in 1998, and $1,386,666 was expensed during the three months ended March 31, 1999. These amounts are included in the accompanying financial statements as stock based compensation.

TREASURY STOCK

     As of January 1, 1996, the Company held 6,000 shares of treasury stock at a cost of $9,750. During 1996, the Company purchased an additional 3,000 shares at a cost of $3,375 and sold 8,000 shares for proceeds of $9,625. As a result, the Company recorded a $2,375 charge against additional paid-in capital for the excess of cost over proceeds from the sale.

     As of January 1, 1997, the Company held 1,000 shares of treasury stock at a cost of $1,125. During the year ended December 31, 1997, an officer repaid an advance to the Company with 1,300 shares of NABCO stock with a value of $2,600; and the Company sold 2,300 shares of treasury stock for proceeds of $1,363. As a result, the Company recorded a $2,362 charge against additional paid-in capital for the excess of cost over proceeds from the sale. As of December 31, 1997, the Company held no shares of treasury stock.

REVERSE COMMON STOCK SPLITS

     Effective March 31, 1999, the Board of Directors approved a 20 for one reverse split of the Company's common stock for all shares outstanding as of March 31, 1999. Every 20 shares held by a shareholder prior to the split was replaced by one share as of April 28, 1999.

     On August 1, 1997, the Board of Directors approved a 20 for one reverse split of the Company's common stock for all shares outstanding as of August 1, 1997. Every 20 shares held by a shareholder prior to the split was replaced by one share as of August 11, 1997.

     The accompanying financial statements have been restated to give effect to these reverse splits for all periods presented.

DEFERRED OFFERING COSTS

     The Company incurred legal fees and stock transfer fees of $4,500 and $1,234, respectively, during the year ended December 31, 1998, which were related to common shares sold under Rule 504 of

                      MOTORCYCLE CENTERS OF AMERICA, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                 MARCH 31, 1999

Regulation D in April 1999. The total $5,734 is included in the accompanying financial statements as deferred offering costs.

NOTE G: COMMITMENT AND CONTINGENCY

COMMITMENT

     The Company entered into an operating lease for office space during 1997, which commenced December 1, 1997 and terminated on November 30, 1998. The Company renewed the lease through December 31, 1999. Monthly rent payments during 1998 were $438 and the future minimum lease payments total $5,593 due in 1999.

CONTINGENCY

     As part of the sale of the Company's bagel manufacturing operations in 1995, the Company sold a building with a mortgage payable totaling $91,349. Although the building was sold, the Company remains contingently liable until the note is satisfied.

NOTE H: TERMINATED PLANS OF REORGANIZATION

SANDALE HOLDINGS, LIMITED (SANDALE)

     On January 26, 1998, NABCO (subsequently Motorcycle Centers of America, Inc.) entered into an Agreement and Plan of Reorganization with Sandale, a Bahamian corporation. As part of the reorganization, Sandale agreed to exchange all 10,000,000 of its Ordinary A shares and common shares; for 5,000,000 (pre-split) shares of NABCO's $.001 par value restricted common stock. As a result of the reorganization, Sandale would have become a wholly owned subsidiary of NABCO and the former shareholders of Sandale would have owned approximately 77 percent of NABCO. The Agreement and Plan of Reorganization was terminated on August 14, 1998.

DDA AMERICA, LLC (DDA)

     On October 4, 1998, the Company entered into an Agreement and Plan of Reorganization with DDA, a Delaware corporation. As part of the reorganization, DDA agreed to exchange all of its common shares for 2,700,000 shares of the Company's $.001 par value restricted common stock. As a result of the reorganization, DDA would have become a wholly owned subsidiary of the Company and the former shareholders of DDA would have owned approximately 67.5 percent of the Company. The Agreement and Plan of Reorganization was terminated on March 1, 1999. Earnest money lost in the failed agreement of $10,000 was charged to expense in during the year ended December 31, 1998.

NOTE I: YEAR 2000 COMPLIANCE

     The Year 2000 issue (Y2K) is the result of computer programs written using two digits rather than four to define the applicable year. Any of the Company's computer and telecommunications programs that have date sensitive software may recognize a date using '00' as the year 1900 instead of 2000. This could result in system failure or miscalculations causing disruptions in operations, including the ability to process transactions, send invoices, or engage in similar normal business activities. The Company has determined that its equipment is Y2K compliant.

     The Company cannot determine the extent to which the Company is vulnerable to third parties' failure to remediate their own Y2K problems. As a result, there can be no guarantee that the systems of other companies on which the Company's business relies will be timely converted, or that failure to convert by another company, or a conversion that is incompatible with the Company's systems, would have a material adverse affect on the Company. In view of the foregoing, there can be no assurance that the Y2K issue will not have a material adverse effect on the Company's business.

                      MOTORCYCLE CENTERS OF AMERICA, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                 MARCH 31, 1999

NOTE J: SUBSEQUENT EVENTS

AGREEMENT AND PLAN OF REORGANIZATION

     On April 9, 1999, the Company entered into an Agreement and Plan of Reorganization with the shareholders of Entertainment Universe, Inc. (EUI), a California corporation. EUI agreed to exchange all of its common shares for 12,904,000 shares of the Company's $.001 par value restricted common stock, and all of its preferred shares for 1,832,810 shares of its Series A six percent convertible preferred stock. As part of the reorganization, the Company agreed to a 20 for 1 reverse split of its restricted common stock prior to the exchange (see Note F). This acquisition will be accounted for as a recapitalization of EUI, with the Company the legal surviving entity. Since the Company had, prior to the recapitalization, no operations, the recapitalization has been accounted for as the sale of 12,904,000 shares of the Company's restricted common stock and 1,832,810 shares of its Series A six percent convertible preferred stock for the net assets of EUI. As a result of the reorganization, EUI became a wholly owned subsidiary of the Company and the former shareholders of EUI own approximately 91.6 percent of the Company.

SUBSCRIPTION AGREEMENT SECURITIES OFFERING

     The Company conducted an offering of its $.001 par value common stock from April 1, 1999 through April 6, 1999 pursuant to Rule 504 of Regulation D under the Securities Act of 1933, as amended. A maximum of 900,000 shares was offered pursuant to a Regulation D Subscription Agreement at a price of $1.00 per share. Following the offering termination on April 6, 1999, the Company had received subscriptions for 897,835 shares for a gross amount of $897,835.

PURCHASE OF TREASURY STOCK

     On April 20, 1999, the Company purchased 1,845,000 shares of its outstanding common stock from its former officer for $20,000. The shares were cancelled following the purchase.

                               CD UNIVERSE, INC.
                              FINANCIAL STATEMENTS
                                 MARCH 31, 1999
                                     INDEX

Independent Auditor's Report................................      F-38
Balance Sheet...............................................      F-39
Statement of Operations.....................................      F-40
Statement of Stockholder's Deficit..........................      F-41
Statement of Cash Flows.....................................      F-42
Notes to Financial Statements...............................      F-43

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Shareholders of CD UNIVERSE, INC.

     We have audited the accompanying balance sheets of CD UNIVERSE, INC. as of March 31, 1999 and 1998 and the related statements of operations, stockholder's deficit, and cash flows for each of the three years in the period ended March 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CD UNIVERSE, INC. as of March 31, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended March 31, 1999 in conformity with generally accepted accounting principles.

                                      MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                      Certified Public Accountants

New York, New York
May 14, 1999

                               CD UNIVERSE, INC.
                                 BALANCE SHEET
                                 MARCH 31, 1999

                                                                 1999         1998
                                                                 ----         ----
                           ASSETS
Current assets
     Cash and cash equivalents..............................  $   11,335   $  267,214
     Accounts receivable, net of allowance for doubtful
      accounts of $0........................................      92,938       --
     Inventory..............................................      22,647       23,877
     Due from officer.......................................     157,569        1,000
     Prepaid expenses and other current assets..............       9,629       43,031
                                                              ----------   ----------
          Total current assets..............................     294,118      335,122
Property and equipment, net of accumulated depreciation of
  $83,052 and $36,900 respectively..........................     225,718      158,362
Organization costs, net of accumulated amortization of $340
  and $170 respectively.....................................         510          680
                                                              ----------   ----------
          Total assets......................................  $  520,346   $  494,164
                                                              ==========   ==========


           LIABILITIES AND STOCKHOLDER'S DEFICIT
Current liabilities
     Accounts payable and accrued expenses..................  $  942,322   $  534,581
     Notes payable -- officer...............................     105,000       --
     Due to affiliates (Note 5).............................      30,000      110,395
                                                              ----------   ----------
          Total current liabilities.........................   1,077,322      644,976
                                                              ----------   ----------
Commitments and contingencies (Note 9)......................      --
Stockholder's deficit
     Common stock -- no par value; authorized 1,000 shares;
      1,000 issued and outstanding..........................       1,000        1,000
     Accumulated deficit....................................    (557,976)    (151,812)
                                                              ----------   ----------
          Total stockholder's deficit.......................    (556,976)    (150,812)
                                                              ----------   ----------
          Total liabilities and stockholder's deficit.......  $  520,346   $  494,164
                                                              ==========   ==========


    The accompanying notes are an integral part of the financial statements.

                               CD UNIVERSE, INC.
                            STATEMENT OF OPERATIONS
                         FOR THE YEARS ENDED MARCH 31,

                                                                                    DIVISION OF
                                                                                PRIME SOFTWARE, INC.
                                                         1999         1998              1997
                                                         ----         ----    | --------------------
                                                                              |
                                                                              |
Revenue.............................................  $8,851,713   $5,685,211 | $          1,675,815
Cost of goods sold..................................   7,550,289    4,709,528 |            1,433,766
                                                      ----------   ---------- | --------------------
Gross profit........................................   1,301,424      975,683 |              242,049
Selling, general and administrative expenses........   1,708,601    1,111,698 |              434,203
                                                      ----------   ---------- | --------------------
Loss from operations................................    (407,177)    (136,015)|             (192,154)
Other income........................................       1,013      (15,797)|          --
                                                      ----------   ---------- | --------------------
Net loss............................................    (406,164)  $ (151,812)| $           (192,154)
                                                      ==========   ========== | =====================
Net loss per common share                                                     |
     Basic..........................................     (406.16)  $  (151.81)| $            (192.15)
                                                      ==========   ========== | =====================
     Diluted........................................     (406.16)  $  (151.81)| $            (192.15)
                                                      ==========   ========== | =====================

    The accompanying notes are an integral part of the financial statements.

                               CD UNIVERSE, INC.
                       STATEMENT OF STOCKHOLDER'S DEFICIT

                                                        COMMON STOCK                       TOTAL
                                                       ---------------   ACCUMULATED   STOCKHOLDER'S
                                                       SHARES   AMOUNT     DEFICIT        DEFICIT
                                                       ------   ------   -----------   -------------
Balance at April 7, 1997.............................   --      $--       $  --          $ --
Issuance of shares for cash..........................  1,000    1,000        --              1,000
Net loss for the year ended March 31, 1998...........   --       --        (151,812)      (151,812)
                                                       -----    ------    ---------      ---------
Balance at March 31, 1998............................  1,000    1,000      (151,812)      (150,812)
Net loss for the year ended March 31, 1999...........   --       --        (406,164)      (406,164)
                                                       -----    ------    ---------      ---------
Balance at March 31, 1999............................  1,000    $1,000    $(557,976)     $(556,976)
                                                       =====    ======    =========      =========

    The accompanying notes are an integral part of the financial statements.

                               CD UNIVERSE, INC.
                            STATEMENT OF CASH FLOWS
                          FOR THE YEARS ENDED MARCH 31

                                                                                   DIVISION OF
                                                                               PRIME SOFTWARE, INC.
                                                         1999        1998              1997
                                                         ----        ----     |--------------------
                                                                              |
                                                                              |
Cash Flows From Operating Activities:                                         |
     Net loss........................................  $(406,164)  $(151,812) |     $(192,154)
     Adjustments to reconcile net loss to net cash                            |
       provided by (used in) operating activities                             |
     Depreciation and amortization...................     46,322      37,070  |        --
     Write off of excess of purchase price over cost                          |
       assigned to assets acquired...................     --          40,000  |        --
     Changes in certain assets and liabilities:                               |
          (Increase) in accounts receivable..........    (92,938)     --      |        --
          Decrease (increase) in inventory...........      1,230     (23,877) |        --
          Decrease (increase) in prepaid expenses and                         |
            other current assets.....................     33,402     (43,031) |        (6,028)
          Increase in accounts payable and accrued                            |
            expenses.................................    407,741     534,581  |        --
                                                       ---------   ---------  |     ---------
          Total cash provided by (used in) operating                          |
            activities...............................    (10,407)    392,931  |      (198,182)
                                                       ---------   ---------  |     ---------
Cash Flows From Investing Activities:                                         |
     Increase in other assets........................     --         (40,850) |        --
     Increase in property and equipment..............   (113,508)   (195,262) |        (6,500)
                                                       ---------   ---------  |     ---------
          Total cash used in investing activities....   (113,508)   (236,112) |        (6,500)
                                                       ---------   ---------  |     ---------
Cash Flows From Financing Activities:                                         |
     Sale of common stock............................     --           1,000  |        --
     Cash retained by affiliate......................     --         (19,558) |        --
     Increase in notes payable -- officer............    150,000      --      |        --
     Repayment of notes payable -- officer...........    (45,000)     --      |        --
     Loans from affiliates...........................     30,000     110,395  |       224,240
     Repayment of loans from affiliates..............   (110,395)     --      |        --
     Loan to officer.................................   (156,569)     (1,000) |        --
                                                       ---------   ---------  |     ---------
          Total cash provided by (used in) financing                          |
            activities...............................   (131,964)     90,837  |       224,240
                                                       ---------   ---------  |     ---------
Net (decrease) increase in cash and cash                                      |
  equivalents........................................   (255,879)    247,656  |        19,558
Cash and cash equivalents -- beginning of year.......    267,214      19,558  |        --
                                                       ---------   ---------  |     ---------
Cash and cash equivalents -- end of year.............  $  11,335   $ 267,214  |     $  19,558
                                                       ---------   ---------  |     ---------
                                                       ---------   ---------  |     ---------
Cash Paid During the Year For:                                                |
     Interest expense................................  $     286   $  --      |     $  --
                                                       =========   =========  |     =========
     Income taxes....................................  $  --       $  --      |     $  --
                                                       =========   =========  |     =========

    The accompanying notes are an integral part of the financial statements.

                               CD UNIVERSE, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1999

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a) ORGANIZATION AND LINE OF BUSINESS

     CD Universe, Inc. was incorporated under the laws of the State of Connecticut on April 7, 1997. The Company began operations as CD Universe commencing April 1, 1997. The Company was sold to new management in April 1999.

     Prior to incorporating, the Company operated as a division of Prime Software, Inc., a related party. The statements of operations and cash flows for the year ended March 31, 1997 reflects the activity of that division. Prime Software, Inc.'s fiscal year end is March 31. For the initial year ended
March 31, 1997, the division of Prime Software had an accumulated deficit of $192,154 and advances from the parent of $224,240.

     The Company sells and distributes compact discs (CD's) and video recordings to retail purchasers over the internet.

b) USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

c) CONCENTRATION OF CREDIT RISK

     The Company places its cash in what it believes to be credit-worthy financial institutions. However, cash balances exceeded FDIC insured levels at various times during the year.

d) CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents

e) ACCOUNTS RECEIVABLE

     Accounts receivable consist primarily of credit card charges by customers.

f) INVENTORY

     Inventory consists of compact discs, videos and packaging materials. Inventory is valued at the lower of cost or market using the first-in, first-out method.

g) PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost. Depreciation is computed using the straight-line method based upon the estimated useful lives of the assets. Maintenance and repairs are charged to expense as incurred.

     Estimated useful lives are as follows:

Leasehold Improvements......................................   3 years
Computer Equipment..........................................   5 years
Telephone Equipment.........................................   5 years
Furniture, Fixtures and Other...............................  10 years

                               CD UNIVERSE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                 MARCH 31, 1999

h) ORGANIZATION COSTS

     Organization costs are being amortized over 5 years using the straight-line method.

i) INCOME TAXES

     Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed by Statement of Financial Accounting Standards ('SFAS') No. 109, 'Accounting for Income Taxes'. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

j) FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying value of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximates fair value due to the relatively short maturity of these instruments.

k) LONG-LIVED ASSETS

     Long-lived assets and certain identifiable intangibles to he held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the fair value of the assets and long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

l) STOCK-BASED COMPENSATION

     The Company has adopted the intrinsic value method of accounting for stock-based compensation in accordance with Accounting Principles Board Opinion ('APB') No. 25, 'Accounting for Stock Issued to Employees' and related interpretations.

m) REVENUE RECOGNITION

     The Company recognizes revenue upon shipment of its products. The Company maintains a partner program whereby partners provide links on their web-sites that bring customers to the CD Universe web-site. Revenue generated from these linked sites is recognized upon shipment of the CD's. The partner receives a commission of 5% to 15% of sales of the Company's products that originate from the site, recognized as an expense concurrent with the sale.

n) ADVERTISING COSTS

     Advertising costs, except for costs associated with direct-response advertising, are charged to operations incurred. The costs of direct-response advertising, if any, are capitalized and amortized over the period during which future benefits are expected to be received.

o) EARNINGS PER SHARE

     During 1997, the Company adopted SFAS No. 128, 'Earnings Per Share', which requires presentation of basic earnings per share ('Basic EPS') and diluted earnings per share ('Diluted EPS').

                               CD UNIVERSE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                 MARCH 31, 1999

     The computation of basic EPS is computed by dividing income available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period. The computation of diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect.

     The shares used in the computation for the years ended March 31, 1999, 1998 and 1997 were as follows:

Basic.......................................................  1,000
                                                              =====
Diluted.....................................................  1,000
                                                              =====

p) COMPREHENSIVE INCOME

     In June 1997, SFAS No. 130, 'Reporting Comprehensive Income', was issued. This statement establishes standards for the reporting and display of comprehensive income and its components in the financial statements. As of March 31, 1999, 1998 and 1997, the Company had no items that represent other comprehensive income and, therefore, has not included a schedule of comprehensive income in the financial statements.

q) IMPACT OF YEAR 2000 ISSUE

     During the year ended March 31, 1999, the Company conducted an assessment of issues related to the Year 2000 and determined that it was necessary to modify or replace portions of its software in order to ensure that its computer systems will properly utilize dates beyond December 31, 1999. The Company expects to complete any Year 2000 systems modifications and conversions by the middle of 1999. Currently, the Company does not expect that costs associated with becoming Year 2000 compliant to be material. At this time, the Company cannot determine the impact the Year 2000 will have on its key customers or suppliers. If the Company's customers or suppliers do not convert their systems to become Year 2000 compliant, the Company may be adversely impacted. The Company is addressing these risks in order to reduce the impact on the Company.

r) RECENT ACCOUNTING PRONOUNCEMENTS

     During 1998, the FASB issued SFAS No. 131, 'Disclosure About Segments of an Enterprise and Related Information', which changes the way public companies report information about segments. SFAS No. 131, which is based on the selected segment information quarterly and entity-wide disclosures about products and services, major customers and the material countries in which the entity holds assets and reports revenue. This statement is effective for the Company's fiscal year. The Company is in the process of evaluating the disclosure requirements under this standard.

     Additionally, during 1998, the America Institute of Certified Accountants' Executive Committee issued Statement of Position Number 98-1 (SOP 98-1), 'Accounting for the Cost of Computer Software Developed or Obtained for Internal Use'. SOP 98-1 is effective for fiscal years beginning after December 15, 1998. Management believes that the Company is substantially in compliance with this pronouncement and that its implementation will not have a material effect on the Company's financial position, results of operations or cash flows.

                               CD UNIVERSE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                 MARCH 31, 1999

NOTE 2 -- PROPERTY AND EQUIPMENT

     Property and equipment is summarized as follows at March 31,:

                                                            1999       1998
                                                            ----       ----
Leasehold Improvements..................................  $ 40,000   $  --
Computer Equipment......................................   215,543    155,273
Telephone Equipment.....................................    24,158     18,467
Furniture, Fixtures and Other...........................    29,069     21,522
                                                          --------   --------
                                                           308,770    195,262
Less: Accumulated Depreciation..........................    83,052     36,900
                                                          --------   --------
     Property and Equipment, net........................  $225,718   $158,362
                                                          ========   ========

     Depreciation expense for the years ended March 31, 1999 and 1998 was $46,152 and $36,000, respectively.

NOTE 3 -- INCOME TAXES

     The components of the provision for income taxes for the years ended March 31, 1999, 1998 and 1997 are as follows:

     Current Tax Expense                          1999       1998       1997
       U.S. Federal...........................  $  --      $  --      $  --
       State and Local........................  $  --         --         --
                                                --------   --------   --------
            Total Current.....................     --         --         --
                                                --------   --------   --------
     Deferred Tax Expense
       U.S. Federal...........................     --         --         --
       State and Local........................     --         --         --
                                                --------   --------   --------
       Total Deferred.........................     --         --         --
                                                --------   --------   --------
            Total Tax Provision from
               Continuing Operations..........  $  --      $  --      $  --
                                                ========   ========   ========

     The reconciliation of the effective income tax rate to the Federal statutory rate is as follows:

                                                     1999        1998        1997
                                                     ----        ----        ----
Federal Income Tax Rate...........................   (34.0)%     (34.0)%     (34.0)%
Deferred Tax Charge (Credit)......................    --          --          --
Effect on Valuation Allowance.....................    34.0%       34.0%       34.0%
State Income Tax, Net of Federal Benefit..........    --          --          --
                                                    -------       -----       -----
Effective Income Tax Rate.........................     0.0%        0.0%        0.0%
                                                    =======       =====       =====


     At March 31, 1999, the Company had net carryforward losses of approximately $556,000 that can be utilized to offset future taxable income through 2014. Utilization of these net carryforward losses is subject to the limitations of Internal Revenue Code Section 382. The full realization of the tax benefit associated with the carryforward depends predominantly upon the Company's ability to generate taxable income during the carryforward period. A valuation allowance equal to the tax benefit for deferred taxes has been established due to the uncertainty of realizing the benefit of the tax carryforward.

                               CD UNIVERSE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                 MARCH 31, 1999

     Deferred tax assets and liabilities reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company's deferred tax assets (liabilities) are as follows:

                                                          1999        1998
                                                          ----        ----
Loss Carryforwards....................................  $ 189,000   $  51,700
Less: Valuation Allowance.............................   (189,000)    (51,700)
                                                        ---------   ---------
Net Deferred Tax Assets (Liabilities).................  $  --       $  --
                                                        =========   =========

NOTE 4 -- NOTE PAYABLE -- OFFICER

     The Company is indebted to an officer at March 31, 1999 for $105,000. The terms indicate interest is payable at 8% with loan principal and interest payable upon demand.

     Subsequent to March 31, 1999, the Note was paid down to $85,000. This amount will be settled through a purchase price adjustment upon the acquisition of the Company by Entertainment Universe, Inc.

NOTE 5 -- RELATED PARTY TRANSACTIONS

     In prior years, certain of the Company's fixed asset acquisitions and certain expenses were paid for through advances by an entity controlled by the Company's president. These advances, totaling $110,395, were repaid during the year ended March 31, 1999.

     During the current fiscal year, the Company received advances from an entity controlled by the Company's chairman. These advances totaled $30,000 and remain outstanding at March 31, 1999. Terms of repayment and interest are being negotiated.

NOTE 6 -- MAJOR VENDOR

     The Company purchased approximately 90% of its merchandise from one vendor. At March 31, 1999, the balance due to that vendor was approximately $600,000 which was paid in April 1999. The Company believes that the loss of this vendor may have a material adverse effect on the Company.

NOTE 7 -- ADVERTISING COSTS

     Advertising costs incurred and recorded as expense in the statement of operations were $67,052, $128,432 and $110,717 for the years ended March 31, 1999, 1998 and 1997, respectively.

NOTE 8 -- ACQUISITION OF ASSETS

     During the year ended March 31, 1998, the Company purchased various assets from a related party. Due to the fact that the entities were under common control, the assets have been valued at historical cost in the financial statements. The excess of purchase prior over cost has been charged to expense during the year ended March 31, 1998. This amount was $40,000.

NOTE 9 -- COMMITMENTS AND CONTINGENCIES

     The Company leases office space under non-cancelable operating lease agreements that expire within the next three years. Future minimum lease payments under these non-cancelable operating leases are as follows:

                               CD UNIVERSE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                 MARCH 31, 1999

MARCH 31,
---------
2000..............................................  $117,000
2001..............................................   117,000
2002..............................................   107,250
                                                    --------
     Total........................................  $341,250
                                                    ========

     Rent expense under the office lease for the years ending March 31, 1999, 1998 and 1997 was $82,000, $45,938 and $5,387, respectively.

     On October 1, 1998, the Company entered into an agreement with Charles Beilman. The agreement stipulates that Charles Beilman will serve as Chief Operating Officer and Chief Technical Officer for an annual compensation of $135,000 and the reimbursement of certain expenditures, as defined in the related agreement. This agreement becomes effective when the Company is acquired and its shares are publicly traded. Mr. Beilman's employment will continue for at least three years from the date the Company goes public.

NOTE 10 -- SUBSEQUENT EVENTS

     The Company was acquired by Entertainment Universe, Inc. in April 1999 as a wholly owned subsidiary.

                               CASES LADDER, INC.
                              FINANCIAL STATEMENTS
                                    CONTENTS

                                                              PAGE
                                                              ----
Independent Auditors' Report................................  F-50
Balance Sheets..............................................  F-51
Statements of Operations....................................  F-52
Statement of Stockholders' Equity...........................  F-53
Statements of Cash Flows....................................  F-54
Notes to Financial Statements...............................  F-55

                       [LETTERHEAD OF JONATHON P. REUBEN]

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
CASES LADDER, INC.
Newbury Park, California

     We have audited the accompanying balance sheet of Cases Ladder, Inc. (A California corporation), as of December 31, 1998, and the related statements of operations, stockholders' equity (deficit), and cash flows, for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cases Ladder, Inc. as of December 31, 1998, and the results of its operations and its cash flows for the year ended December 31, 1998, in conformity with generally accepted accounting principles.

                                          /s/ Jonathon P. Reuben CPA
                                          _________________________________
                                          JONATHON P. REUBEN,
                                          Certified Public Accountant

Torrance, California
April 9, 1999

                               CASES LADDER, INC.
                                 BALANCE SHEETS

                                                              DECEMBER 31,    MARCH 31,
                                                                  1998          1999
                                                                  ----          ----
                                                                             (UNAUDITED)
                           ASSETS
Current assets
     Cash and cash equivalents..............................    $ --          $ 15,045
Accounts receivable (net of allowance for bad debts of
  $5,675 and $19,175).......................................      65,262        94,724
Deferred tax asset..........................................       2,172        --
Deposits....................................................      --               685
                                                                --------      --------
          Total current assets..............................      67,434       110,454
Computer equipment and software (Note 2)....................      21,752        35,150
                                                                --------      --------
Total assets................................................    $ 89,186      $145,604
                                                                ========      ========

          LIABILITIES AND STOCKHOLDERS' (DEFICIT)
Current liabilities
     Accounts payable.......................................    $ 19,365      $ 16,185
     Accrued payroll and payroll taxes......................      --            57,472
     Income tax payable.....................................         800         1,600
     Customer deposits......................................      16,667        --
     Notes payable -- affiliate.............................       9,028         8,433
     Notes payable -- shareholders..........................      55,000        61,916
                                                                --------      --------
          Total current liabilities.........................     100,860       145,606
Stockholders' (deficit)
     Common stock, no par value, authorized 40,000,000
      shares,
       issued and outstanding 9,437,500 shares at
      December 31, 1998, and
       March 31, 1999.......................................       2,750         2,750
     Retained earnings (deficit)............................     (14,424)       (2,752)
                                                                --------      --------
          Total stockholders' (deficit).....................     (11,674)           (2)
                                                                --------      --------
          Total liabilities and stockholders' (deficit).....    $ 89,186      $145,604
                                                                ========      ========

                             See accompanying notes

                               CASES LADDER, INC.
                            STATEMENTS OF OPERATIONS

                                                                                THREE
                                                               YEAR ENDED    MONTHS ENDED
                                                              DECEMBER 31,    MARCH 31,
                                                                  1998           1999
                                                                  ----           ----
                                                                             (UNAUDITED)
Revenue.....................................................   $ 378,345      $ 309,737
General and administrative expenses.........................    (394,141)      (295,093)
                                                               ---------      ---------
     Net income (loss) before provision for corporate income
      tax...................................................     (15,796)        14,644
Benefit (provision) for corporate income tax................       1,372         (2,972)
                                                               ---------      ---------
     Net income (loss)......................................     (14,424)        11,672
                                                               =========      =========
Basic Income (Loss) per share...............................     (0.0015)        0.0012
                                                               =========      =========
Weighted average shares outstanding.........................   9,404,630      9,437,500
                                                               =========      =========

                             See accompanying notes

                               CASES LADDER, INC.
                  STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                             COMMON STOCK       RETAINED
                                                          -------------------   EARNINGS
                                                           SHARES     AMOUNTS   (DEFICIT)    TOTAL
                                                           ------     -------   ---------    -----
Balances at January 1, 1998.............................     --       $ --       $ --       $ --
Original issuance of common stock.......................  9,375,000    2,000       --         2,000
Sale of common stock....................................     93,750      750       --           750
Net loss................................................     --         --       (14,424)   (14,424)
                                                          ---------   ------     -------    -------
Balances at December 31, 1998...........................  9,468,750    2,750     (14,424)   (11,674)
Net income for the three months ended March 31, 1999
  (unaudited)...........................................     --         --        11,672     11,672
                                                          ---------   ------     -------    -------
Balances at March 31, 1999 (unaudited)..................  9,468,750   $2,750     $(2,752)   $    (2)
                                                          =========   ======     =======    =======

                             See accompanying notes

                               CASES LADDER, INC.
                            STATEMENTS OF CASH FLOWS

                                                                             THREE MONTHS
                                                               YEAR ENDED       ENDED
                                                              DECEMBER 31,    MARCH 31,
                                                                  1998           1999
                                                                  ----           ----
                                                                             (UNAUDITED)
Cash Flows From Operating Activities:
     Net income (loss)......................................    $(14,424)      $11,672
     Adjustments to reconcile net income (loss) to net cash
      provided (used) by operations:
       Depreciation.........................................         280         1,618
       Allowance for bad debts..............................       5,675        13,500
       Changes in operating assets and liabilities:
          Decrease (increase) in assets:
            Accounts receivable.............................     (70,936)      (42,962)
            Prepaid items and deposits......................      --              (685)
            Deferred tax asset..............................      (2,172)        2,172
          Increase (decrease) in liabilities:
            Accounting payable and accrued expenses.........      19,826        55,648
            Customer deposits...............................      16,667       (16,667)
            Income tax payable..............................         800           800
                                                                --------       -------
Net cash provided (used) by operating activities............     (44,284)       25,096
                                                                --------       -------
Cash Flows from Investing Activities:
     Equipment acquisitions.................................     (22,032)      (15,016)
                                                                --------       -------
     Net cash used by investing activities..................     (22,032)      (15,016)
                                                                --------       -------
Cash Flows from Financing Activities:
     Issuance of common stock...............................       2,750        --
     Advances from shareholders.............................      55,000         5,560
     Payments to affiliates.................................     (71,766)         (595)
     Advances from affiliates...............................      80,332        --
                                                                --------       -------
     Net cash provided by financing activities..............      66,316         4,965
                                                                --------       -------
          Net increase (decrease) in cash and cash
            equivalents.....................................      --            15,045
          Cash and cash equivalents -- beginning of year....      --            --
                                                                --------       -------
          Cash and cash equivalents -- end of year..........    $ --           $15,045
                                                                ========       =======

                             See accompanying notes

                               CASES LADDER, INC.
                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 -- NATURE OF BUSINESS

     Cases Ladder, Inc. (the 'Company') was incorporated under California State law on August 19, 1998. The Company conducts business in the Internet software and services industry. Prior to incorporating, the Company operated as a partnership.

     Case's Ladder began as a collaboration of six individuals in January 1998, all of whom remain involved with the business. There was no formal legal structure to the operations until the individuals agreed on a corporate form of organization and ownership distribution in August 1998. Those six individuals were the sole shareholders until other individuals invested in the business and became shareholders later in 1998. Since the corporation continued an operation begun earlier in 1998, the prior activity was accounted for in the corporation as if that activity had occurred in the corporation.

     Upon the inception of business, an agent of a related entity was asked to open a bank account for the Company. The related entity, Strategic Alliance Partners, Inc., shared common owners with the company. The agent mistakenly thought that the account was to be a part of Strategic Alliance Partners' activity and opened the account as 'Strategic Alliance Partners, Inc. dba Cases Ladder'. Additionally, a fictitious business name statement was filed with this name. These errors were not noted. However, only receipts and disbursements related to the transactions and operations of Cases Ladder flowed through the account. No other company, or individual, used the bank account.

     Case's Ladder operated as a totally separate and distinct business from Strategic Alliance Partners, Inc. Management does not believe that the mere fact that the account was opened in the wrong name would deem the Company to be considered a successor of Strategic Alliance Partners, Inc. and currently no third party has made this claim.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a) Cash

     The Company maintains all of its cash deposits at one bank. The Company's balance with this bank is insured up to $100,000 as provided by the FDIC.

     b) Computer Equipment and Software

     The cost of Computer Equipment and Software is depreciated over the estimated useful lives of the related assets. Depreciation is computed on the straight-line method for both financial and tax reporting purposes. The useful life of the computer equipment and related software is five years.

     c) Pervasiveness of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

     d) Revenue Recognition

     Revenue from product sales and services are recognized at the time the product is shipped or the services are performed. Customer advance payments are deferred and are recognized as revenue when the underlying income is earned. Revenue from the licensing of the Company's software products is recognized when the respective royalties are earned, based on the percentage of completion method.

     e) Earnings Per Share

     Effective December 31, 1997, SFAS 128 'Earnings Per Share' requires a dual presentation of earnings per share-basic and dilutive. Basic earnings per common share has been computed based upon the weighted average number of common shares outstanding. Diluted earnings per share reflects the increase in weighted average common shares outstanding that would result from the assumed exercise of outstanding stock options. The computation of diluted earnings per share shall not assume

                               CASES LADDER, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

conversion, exercise, or contingent issuance of securities that would have an anti-dilutive effect on earnings per share.

     The Company reflects only basic loss per share for both periods presented as the assumed exercise of the outstanding options would be anti-dilutive.

     f) Statement of Comprehensive Income

     The Company has adopted SFAS 130 'Comprehensive Income -- Financial Statement Presentation'. However, as there is no difference between net loss as reported on the statement of operations and comprehensive loss, the Statement of Comprehensive Loss has not been provided.

NOTE 3 -- COMPUTER EQUIPMENT AND SOFTWARE

     The following is a summary of computer equipment and software as of December 31, 1998:

Computer Equipment..........................................  $21,237
Computer Software...........................................      795
                                                              -------
                                                               22,032
Less Accumulated Depreciation...............................     (280)
                                                              -------
                                                              $21,752
                                                              =======

     Depreciation expense charged to operations for year ended December 31, 1998, was $280.

NOTE 4 -- INCOME TAXES

     Income taxes are provided based on earnings reported for financial statement purposes pursuant to the provisions of Statement of Financial Accounting Standards No. 109 ('FASB 109').

     FASB 109 uses the asset and liability method to account for income taxes which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax basis and financial reporting basis of assets and liabilities.

     The Components of the (benefit) provision for income taxes for 1998 is as follows:

Federal.....................................................  $(2,172)
State.......................................................      800
                                                              -------
     (Benefit) Provision for income taxes...................  $(1,372)
                                                              =======

     Amounts of deferred tax assets and liabilities for the year ended December 31, 1998, are as follows:

Deferred Tax Liability......................................  $ --
Deferred Tax Asset..........................................  $2,172

     Deferred tax assets have not been reduced by any valuation allowances.

     The deferred tax asset results primarily from the 1998 net operating loss of $15,334 which is available to be carried forward to offset future federal and state taxable income. The loss expires in 2018.

     The component of the deferred tax asset consists of the following:

Net operating loss..........................................  $2,172

                               CASES LADDER, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 5 -- NOTES PAYABLE

     Notes payable as of December 31, 1998 consist of the following:

Affiliate...................................................  $ 9,028
Officers....................................................   55,000
                                                              -------
                                                              $64,028
                                                              =======

     Notes payable to affiliates and officers bear interest at 12% and 10% per annum, respectively. All notes payable are unsecured, and are due upon demand. Interest charged to operations totaled $4,828.

NOTE 6 -- STOCK OPTION PLAN

     The Company has a performance-based stock option plan. Under the plan, the Company may grant options for up to 1.5 million shares of common stock for which no vesting contingencies exist, other than being an employee. The exercise price of each option is set at the discretion of the Board of Directors at the time of each issuance. Management believes that the exercise price of each option is equal to or greater then the market value of the respective shares granted.

     The Company applies APB Opinion 25 in accounting for its performance-based stock option plan. Accordingly, no compensation expense has been recognized for the plan in 1998. Had compensation costs been determined on the basis of fair value pursuant to FASB Statement No. 123, net loss and loss per share would have increased as follows:

Net Loss
     As reported............................................  $(14,424)
                                                              ========
     Proforma...............................................  $(15,552)
                                                              ========
Basic Loss Per Share
     As reported............................................  $(0.0015)
                                                              ========
     Proforma...............................................  $(0.0017)
                                                              ========

     For proforma purposes, the Company valued the options using the Black-Scholes option pricing model using the following assumptions: risk-free interest rate of 5.5%, dividend yield of 0%, volatility factor of the expected market price of the Company's common stock of 5% and the expected life of the options of 12 months.

     Following is a summary of the status of the plan during the year ended December 31,1998:

                                                                          WEIGHTED
                                                                          AVERAGE
                                                              NUMBER OF   EXERCISE
                                                               SHARES      PRICE
                                                              ---------   --------
Outstanding at 1-1-98.......................................     --        $--
Granted.....................................................   160,000      0.125
Exercised...................................................     --         --
Forfeited...................................................     --         --
                                                               -------     ------
Outstanding at 12-31-98.....................................   160,000     $0.125
                                                               =======     ======
Options exercisable at 12-31-98.............................   160,000     $0.125
                                                               =======     ======

     The weighted average fair value at date of grant was $.0705 per share.

NOTE 7 -- SUPPLEMENTAL CASH FLOW INFORMATION

     For the purpose of the statements of cash flows, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents.

                               CASES LADDER, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     During the year ended December 31, 1998, the Company paid interest totaling $4,828.

     The Company did not pay any income taxes during 1998.

NOTE 8 -- SALES TO MAJOR CUSTOMERS

     Sales to three major customers amounted to 38.9%, 16.1% and 14.5% of total sales for the year ended December 31, 1998.

NOTE 9 -- CONCENTRATIONS OF CREDIT RISK

     The Company extends credit to its customers, all of which are companies in the Internet software and services industry.

NOTE 10 -- SUBSEQUENT EVENTS

     On April 1, 1999, the Board of Directors authorized a 5 for 4 stock split of common stock to stockholders of record on March 14, 1999. The accompanying financial statements have been restated to give effect to the indicated stock split for the periods presented.

     In April 1999, the Company received $55,000 in exchange for the issuance of 220,000 shares of its common stock.

     In June 1999, the Company issued 645,996 shares of common stock to a consultant who assisted in the sale of all of the outstanding stock of the Company to eUniverse, Inc. These services were performed on behalf of the individual shareholders of the Company and are not an expense of the Company. Prior to the transaction with eUniverse, the Company issued 501,645 shares of its Common Stock through the exercise of all of the outstanding options. In determining the number of shares issued, the Company used a formula that took into account the exercise price of the respective option and the price per share offered by eUniverse. The Shareholders of the Company exchanged 10,616,311 shares of the Company's stock for 700,000 restricted shares of eUniverse's common stock.

NOTE 11 -- UNAUDITED INFORMATION

     In the opinion of the Company's management, the accompanying unaudited financial statements contain all adjustments (consisting of normal recurring accruals) necessary to present fairly the financial position of the Company as of March 31, 1999 and the results of operations and cash flows for the three-month period then ended. The operating results of the Company on a quarterly basis may not be indicative of operating results for the full year.

                             THE BIG NETWORK, INC.
                              FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

                             THE BIG NETWORK, INC.
                              FINANCIAL STATEMENTS
                               DECEMBER 31, 1998
                                     INDEX

Independent Auditor's Report................................  F-61

Balance Sheet...............................................  F-62

Statement of Operations.....................................  F-63

Statement of Stockholders' Deficiency.......................  F-64

Statement of Cash Flows.....................................  F-65

Notes to Financial Statements...............................  F-66

                          INDEPENDENT AUDITOR'S REPORT

The Board of Directors and Stockholders
THE BIG NETWORK, INC.

     We have audited the accompanying balance sheet of The Big Network, Inc. as of December 31, 1998 and the related statements of operations, stockholders' deficiency and cash flows for the initial period January 30, 1998 to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Big Network, Inc. as of December 31, 1998, and the results of its operations and its cash flows for the initial period then ended, in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming The Big Network, Inc. will continue as a going concern. As discussed in Note 1 to the financial statements, the Company had a net loss for the initial period January 30, 1998 to December 31, 1998, had no significant source of revenue and had a stockholders' deficiency as of December 31, 1998. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                       MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                       Certified Public Accountants

Los Angeles, California
July 23, 1999, except as for
Note 8(d) as to which the
date is September 15, 1999

                             THE BIG NETWORK, INC.
                                 BALANCE SHEET

                                                              DECEMBER 31,     JUNE 30,
                                                                  1998           1999
                                                              ------------   ------------
                                                                             (UNAUDITED)
                                  ASSETS
Current assets
     Cash and cash equivalents..............................    $  3,554     $    118,800
     Accounts receivable....................................      21,451            6,900
     Other current assets...................................         144              514
                                                                --------     ------------
                                                                  25,149          126,214
Equipment, net..............................................      80,649           58,941
Other assets................................................       2,266            2,105
                                                                --------     ------------
          Total assets......................................    $108,064     $    187,260
                                                                ========     ============

                 LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current liabilities
     Accounts payable and accrued expenses..................    $ 73,555     $     76,684
     Advances from stockholders.............................      16,500           13,500
     Capital lease obligation -- current portion............      14,785            8,585
                                                                --------     ------------
                                                                 104,840           98,769
Capital lease obligation, less current portion..............       3,771            2,596
Commitments and contingencies...............................      --              --
                                                                --------     ------------
          Total liabilities.................................     108,611          101,365
                                                                --------     ------------
Stockholders' deficiency
     Preferred stock -- Series A, par value $.001, 5,000,000
      shares authorized and 529,449 shares issued and
      outstanding...........................................         530              983
     Common stock, par value $.001, 15,000,000 shares
      authorized and 2,675,385 shares issued and
      outstanding...........................................       2,676            2,676
Additional paid-in capital..................................     732,312        1,080,964
Accumulated deficit.........................................    (736,065)        (998,728)
                                                                --------     ------------
          Total stockholders' deficiency....................        (547)          85,895
                                                                --------     ------------
          Total liabilities and stockholders' deficiency....    $108,064     $    187,260
                                                                ========     ============

   The accompanying notes are an integral part of these financial statements.

                             THE BIG NETWORK, INC.
                            STATEMENT OF OPERATIONS

                                                          ELEVEN          SIX            SIX
                                                       MONTHS ENDED   MONTHS ENDED   MONTHS ENDED
                                                       DECEMBER 31,     JUNE 30,       JUNE 30,
                                                           1998           1999           1998
                                                           ----           ----           ----
Revenue..............................................   $  83,883      $  15,056      $  30,106
Cost of revenue......................................      56,375         27,620         28,637
                                                        ---------      ---------      ---------
                                                           27,508        (12,564)         1,469
                                                        ---------      ---------      ---------
Development cost.....................................     609,416        172,349        446,348
General and administrative expenses..................     131,849         77,725        113,425
Write-off of purchase price over estimated fair value
  of net assets acquired.............................      24,165         --             24,165
                                                        ---------      ---------      ---------
     Total expenses..................................     765,430        250,074        583,938
                                                        ---------      ---------      ---------
Loss from operations.................................    (737,922)      (262,638)      (582,469)
                                                        ---------      ---------      ---------
Other income (expense)
     Investment income...............................       4,136          3,961          3,837
     Interest expense................................      (2,279)        (3,986)        (1,407)
                                                        ---------      ---------      ---------
     Total other income (expenses)...................      (1,857)           (25)         2,430
                                                        ---------      ---------      ---------
Net loss.............................................   $(736,065)     $(262,663)     $(580,039)
                                                        =========      =========      =========

   The accompanying notes are an integral part of these financial statements.

                             THE BIG NETWORK, INC.
                     STATEMENT OF STOCKHOLDERS' DEFICIENCY
                 FOR THE ELEVEN MONTHS ENDED DECEMBER 31, 1998

                        PREFERRED STOCK       COMMON STOCK      ADDITIONAL
                        ----------------   ------------------    PAID-IN     ACCUMULATED
                        SHARES    AMOUNT    SHARES     AMOUNT    CAPITAL       DEFICIT       TOTAL
                        -------   ------   ---------   ------   ----------   -----------   ---------
Balance at January 30,
  1998................    --       $--        --       $--      $   --        $  --        $  --
Issuance of preferred
  stock --
  Series A for:
     Cash.............  401,184     401       --        --         340,892       --          341,293
     Conversion of
       note payable...  120,482     121       --        --          99,879       --          100,000
     Compensation for
       services
       rendered.......    7,783       8       --        --           6,452       --            6,460

Issuance of Common
  Stock for:
     Cash.............    --       --        127,500     128        12,622       --           12,750
     Compensation for
       services
       rendered.......    --       --         55,385      55         5,484       --            5,539
     Acquisition of
       assets.........    --       --      2,492,500   2,493       264,483       --          266,976
     Additional
       Paid-in-
       Capital........    --       --         --        --           2,500       --            2,500
     Net loss.........    --       --         --        --          --         (736,065)    (736,065)
                        -------    ----    ---------   ------   ----------    ---------    ---------
Balance at December
  31, 1998............  529,449     530    2,675,385   2,676       732,312     (736,065)        (547)
Sale of Preferred
  Stock-Series A
  (Unaudited).........  453,633     453       --        --         348,652       --          349,105
Net Loss
  (Unaudited).........    --       --         --        --          --         (262,663)    (262,663)
                        -------    ----    ---------   ------   ----------    ---------    ---------
Balance at June 30,
  1999 (Unaudited)....  983,082    $983    2,675,385   $2,676   $1,080,964    $(998,728)   $  85,895
                        =======    ====    =========   ======   ==========    =========    =========

   The accompanying notes are an integral part of these financial statements.

                             THE BIG NETWORK, INC.
                            STATEMENT OF CASH FLOWS

                                                          ELEVEN          SIX            SIX
                                                       MONTHS ENDED   MONTHS ENDED   MONTHS ENDED
                                                       DECEMBER 31,     JUNE 30,       JUNE 30,
                                                           1998           1999           1998
                                                           ----           ----           ----
                                                                      (UNAUDITED)    (UNAUDITED)
Cash flows from operating activities
     Net loss........................................   $(736,065)     $(262,663)     $(580,039)
     Adjustments to reconcile net loss to net cash
       used in operating activities:
     Depreciation....................................      25,905         21,808          8,975
     Write-off of purchase price over the estimated
       fair value of net assets acquired.............      24,165         --             24,165
     Issuance of equity securities for services
       rendered......................................      11,999         --             11,999
     Write-off of organizational costs...............     103,431         --            103,431
     Loss on sale of securities......................       4,752         --              4,752
Change in assets and liabilities
  (increase) decrease:
          Accounts receivable........................      (8,673)        14,451          3,298
          Other current assets.......................        (144)          (370)        (1,622)
          Other assets...............................      (2,266)           161         (4,060)
     Increase (Decrease):
          Accounts payable and accrued expenses......      53,732          3,129         90,878
                                                        ---------      ---------      ---------
Net cash used in operating activities................    (523,164)      (223,484)      (338,223)
                                                        ---------      ---------      ---------
Cash flows from investing activities
     Purchase of equipment...........................      (2,632)        --             (2,632)
     Sale of securities..............................      78,262         --             78,262
     Acquisition of Dream Zero, net of cash
       acquired......................................         238         --                238
                                                        ---------      ---------      ---------
Net cash provided by investing activities............      75,868         --             75,868
                                                        ---------      ---------      ---------
Cash flows from financing activities
     Payments for capital lease obligations..........     (22,193)        (7,375)       (11,629)
     Advances from (repayments to) stockholders......      16,500         (3,000)         8,500
     Proceeds from issuances of note.................     100,000         --            100,000
     Issuance of common stock........................      12,750         --             12,750
     Purchase of treasury stock......................      --            (10,875)        --
     Additional paid-in capital......................       2,500         --             --
     Issuance of preferred stock -- Series A.........     341,293        359,980        181,239
                                                        ---------      ---------      ---------
Net cash provided by financing activities............     450,850        338,730        290,860
                                                        ---------      ---------      ---------
Net increase in cash and cash equivalents............       3,554        115,246         28,505
Cash and cash equivalents -- Beginning of period.....      --              3,554         --
                                                        ---------      ---------      ---------
Cash and cash equivalents -- End of period...........   $   3,554      $ 118,800      $  28,505
                                                        =========      =========      =========

SUPPLEMENTAL CASH FLOW INFORMATION:

     For the eleven months ended December 31, 1998, the Company paid no income taxes and paid interest of $2,279.

     For the six months ended June 30, 1999, the Company paid no income taxes and paid interest of $3,986 (unaudited).

NON-CASH INVESTING AND FINANCING ACTIVITIES:

     See Notes 3, 4 & 7

   The accompanying notes are an integral part of these financial statements.

                             THE BIG NETWORK, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

NOTE 1 -- DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

     The Big Network, Inc. ('The Company') (http://www.bignetwork.com) offers a network of technology and community-driven Web site focused on people interaction through games and communications. The Company was incorporated on December 4, 1997. However, the Company was capitalized and began operations on January 30, 1998.

BASIS OF PRESENTATION

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company had a net loss for the eleven months ended December 31, 1998 and a stockholders' deficiency at December 31, 1998. These factors raise substantial doubt about the Company's ability to continue as a going concern.

     Management's plans in regard to this matter are as follows:

          The Company is in negotiation to be acquired by a publicly held company.

          The Company is working to raise additional capital and debt financing to fund operations, increase revenues, and reduce operating costs.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     For certain of the Company's financial instruments cash and cash equivalents, receivables, accounts payable and accrued expense and advances from stockholders the carrying amounts approximate fair value due to their short maturities. The amounts shown for capital lease obligations also approximate fair value because interest rates and terms offered to the Company for similar debt are substantially the same.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

CONCENTRATION OF CREDIT RISK

     The Company places its cash in what it believes to be credit-worthy financial institutions. However, cash balances exceeded the FDIC insured levels at various times during the year. Also, the Company performs ongoing credit evaluations of its customers' financial conditions and generally does not require collateral on accounts receivable. The Company maintains allowances for credit losses when required.

EQUIPMENT

     Equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of 3 to 7 years.

                             THE BIG NETWORK, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1998

LONG-LIVED ASSETS

     Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the fair value of the assets, and long-lived assets to be disposed of are reported at the lower of carrying amount of fair value less cost to sell.

REVENUE RECOGNITION

     The Company derives its revenue from the sale of advertisements on short-term contracts. Advertising revenues are recognized ratably over the period in which the advertisements are displayed. Barter transactions are recorded at the lower of the estimated fair value of advertisements received or the estimated fair value of the advertisements given. Barter revenue and the related advertising is recorded based on impressions delivered and received with the difference recorded as an advance or prepaid. Barter revenue was immaterial for the period ending December 31, 1998.

ORGANIZATIONAL EXPENSES

     In accordance with American Institutes of Certified Public Accountants' Statement of Position 98-5 'Reporting on the Costs of Start-Up Activities, the Company expenses, as incurred, costs related to organizational and start-up activities.

ROYALTY PAYMENTS

     The Company has agreements to share revenue with individuals independent of the Company. The Company is required to pay royalties for the use of computer games based on a percentage of advertising revenue generated from the Company's usage of the games on its web-site. As the Company generates advertising revenue a corresponding liability is accrued as a royalty expense, which is recorded as a cost of revenue. (See Note 3).

ADVERTISING AND MARKETING EXPENSE

     The Company expenses costs associated with advertising and marketing as they are incurred.

INCOME TAXES

     Income taxes are provided for based on the liability method of accounting pursuant to Statement of Financial Accounting Standards ('SFAS') No. 109 'Accounting for Income Taxes.' The liability method requires the recognition of deferred tax assets and liabilities for the expected future tax consequences for temporary differences between the reported amount of assets and liabilities and their tax basis.

COMPREHENSIVE INCOME

     SFAS No. 130, 'Reporting Comprehensive Income', establishes standards for the reporting and displaying of comprehensive income and its components in the financial statements. As of December 31, 1998, the Company has no items that represent other comprehensive income and, therefore, has not included a schedule of comprehensive income in the financial statements.

                             THE BIG NETWORK, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1998

IMPACT OF THE YEAR 2000 ISSUE

     During the year ended December 31, 1998, the Company conducted an assessment of issues related to the year 2000 and determined that no issues existed which would cause its computer systems not to properly utilize dates beyond December 31, 1999.

UNAUDITED INFORMATION

     The financial statements for the period ended June 30, 1999 are unaudited.

     In the opinion of management, the unaudited information is fairly presented and all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial position of the Company as of June 30, 1999 and the results of operations and cash flows for the six month period then ended have been included. The operating results of the Company for the six month period may not be indicative of operating results for the full year.

NOTE 2 -- EQUIPMENT

     As of December 31, 1998 and June 30, 1999, equipment consisted of the following:

                                                      DECEMBER 31,    JUNE 30,
                                                          1998          1999
                                                          ----          ----
                                                                     (UNAUDITED)
Computer Equipment..................................    $ 54,900       $45,577
Computer Software...................................      50,836        44,066
Office Equipment....................................         818           818
                                                        --------       -------
                                                         106,554        90,461
Less: Accumulated Depreciation......................      25,905        31,520
                                                        --------       -------
Equipment, net......................................    $ 80,649       $58,941
                                                        ========       =======

     Equipment purchased under capital lease obligations consisted of the following as of December 31, 1998:

Computer Equipment..........................................  $40,749
Less: accumulated depreciation..............................    6,180
                                                              -------
                                                              $34,569
                                                              =======

     Depreciation expense for the eleven months ended December 31, 1998 was $25,905 and for the six months ended June 30, 1999 was $21,808.

NOTE 3 -- COMMITMENTS AND CONTINGENCIES

LEASES

     In 1998, the Company was provided office space at no charge. In July 1999, the Company entered into a non-cancelable lease for office space. Also, the Company has capital lease obligations for computer equipment, which expire starting in 1999. The future minimum payments under the non-cancelable lease and capital lease obligations are as follows:

                             THE BIG NETWORK, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1998

                                                              CAPITAL   OPERATING
                                                              LEASES     LEASES
YEAR ENDED DECEMBER 31,                                       ------     ------
     1999...................................................  $16,271   $ 29,425
     2000...................................................    3,805     65,100
     2001...................................................    --        66,900
     2002...................................................    --        33,900
                                                              -------   --------
Net Minimum Lease Payments..................................   20,076   $195,325
Less: Amounts Representing Interest.........................    1,520   ========
                                                              -------
Present Value of Net Minimum Lease Payments.................   18,556
Less: Current Portion.......................................   14,785
                                                              -------
Long-Term...................................................  $ 3,771
                                                              =======

     The Company had no rent expense for the eleven months ended December 31, 1998.

REVENUE SHARING AGREEMENTS

     The Company has entered into several agreements to share revenues with individuals independent of the Company. These individuals have provided the Company with computer games, which the Company has operating on its web-site. The individuals have granted the Company usage of the computer games for up to 25% royalty of advertising revenue generated from the usage of the game on the Company's web-site. For the eleven months ended December 31, 1998, the Company had no liabilities due under these agreements.

NOTE 4 -- STOCKHOLDERS' EQUITY

CLASSES OF SHARES

     The Company's Articles of Incorporation enable the Company to issue up to 20,000,000 shares, consisting of 5,000,000 shares of Preferred Stock, which have a par value of $0.001 per share and 15,000,000 shares of Common Stock, which have a par value of $0.001 per share.

PREFERRED STOCK

     Preferred stock, of any series, shall have the powers, preferences, rights, qualifications, limitations, and restrictions as fixed by the Company's Board of Directors in its sole discretion.

     In 1998, the Company's Board of Directors established 1,300,000 shares of Preferred Stock-Series A and issued 529,449 shares for $447,753.

     The Series A shares have the following significant rights, preferences and restrictions:

          Entitled to receive dividends prior and in preference to any declaration or payment of any dividend on the Common Stock, at a rate of $.06 per share per annum, payable quarterly when, as, and if declared by the Board of Directors. Such dividends shall not be cumulative.

          Each share of Series A shall be convertible, at the option of the holder, at any time after issuance, into such number of fully paid common stock as is determined by dividing $0.83 by the conversion price of $0.83, (which is adjustable under certain criteria).

          Each share of Series A has an automatic conversion upon the Company's sale of its common stock in a firm commitment for a public offering pursuant to a registration statement under the Securities Act of 1933 and the public offering price not less than $4.00 per share, which would result in aggregate cash proceeds to the Company of $15,000,000, or the date specified by written consent, or agreement, of the holders of a majority of the then outstanding shares of the Series A.

                             THE BIG NETWORK, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1998

COMMON STOCK

     In 1998, the Company had the following significant issuances of Common
Stock:

          In January 1998, the Company issued 673,900, 553,000 and 618,100 shares of its common stock to the three principal stockholders. The consideration for the shares was 30,000, 6,000 and 2,500 shares, respectively, of a publicly traded company with an aggregate market value of $83,014 on the date of contribution, software with a cost basis of $15,781 and a business plan with a cost basis of $103,431. The aggregate fair market value of the contributed assets was $202,226.

          The Company issued 127,500 shares of its common stock for proceeds of $12,750.

          On January 30, 1998, the Company acquired all the assets and assumed certain liabilities of Dream Zero, LLC ('Dream Zero') and Play4Prizes (an individual doing business as, 'DBA') for 435,000 and 212,500 shares, respectively, of the Company's common stock with an aggregate fair market value of $64,750. The acquisition agreements grants the Company the right to repurchase all of the shares of its common stock issued in conjunction with these acquisitions. (See Note 7).

NOTE 5 -- SALES

     During the eleven months ended December 31, 1998, the Company had four major customers which accounted for approximately 28%, 18%, 12% and 11% of total sales, respectively. At December 31, 1998, the amounts due from two of these customers was approximately $13,600 and $5,000.

NOTE 6 -- INCOME TAXES

     The reconciliation of the effective income tax rate to the Federal statutory rate is as follows:

Federal Income Tax Rate..............................   34.0%
Effect of Valuation Allowance........................  (34.0)%
                                                       -----
Effective Income Tax Rate............................    0.0%
                                                       =====

     At December 31, 1998, the Company had net carryforward losses of approximately $730,000. Because of the current uncertainty of realizing the benefits of the tax carryforward, valuation allowances equal to the tax benefits for deferred taxes have been established. The full realization of the tax benefit associated with the carryforward depends predominantly upon the Company's ability to generate taxable income during the carryforward period.

     Deferred tax assets and liabilities reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:

Deferred Tax Assets
Loss Carryforwards..........................................  $ 297,000
Valuation Allowance.........................................   (297,000)
                                                              ---------
Net Deferred Tax Assets.....................................  $  --
                                                              =========

     Net operating loss carryforwards expire in 2013.

NOTE 7 -- ACQUISITIONS

     Asset Acquisition In January 1998, the Company issued 673,900, 553,000 and 618,100 shares of its common stock to the three principal stockholders. The consideration for the shares was 30,000, 6,000 and 2,500 shares, respectively, of a publicly traded company with an aggregate market value of $83,014

                             THE BIG NETWORK, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1998

on the date of contribution, software with a cost basis of $15,781 and a business plan with a cost basis of $103,431. The aggregate fair market value of the contributed assets was $202,226.

DREAM ZERO

     On January 30, 1998, the Company acquired all of the assets and assumed certain liabilities of Dream Zero, LLC, which began its operations in 1997, in exchange for 435,000 shares of the Company's Common Stock valued at $43,500, or $0.10 per share which was determined to be the fair value of the shares issued based on the Company's sales of stock in 1998 at $0.10. The acquisition was accounted for by the purchase method of accounting; accordingly, the purchase price has been allocated to the assets acquired and liabilities assumed based on the estimated fair values at the date of acquisition. The excess of the purchase price over estimated fair value of net assets acquired of $24,165 has been expensed, because the Company determined that it had no future value at the date of acquisition. The assets have been incorporated in the operations of the Company since the date of acquisition.

PLAY4PRIZES

     On January 30, 1998, the Company acquired all of the assets and assumed certain liabilities of Play4Prizes, a DBA, which began operations in 1997, in exchange for 212,500 shares of the Company's Common Stock valued at $21,250, or $0.10 per share which was determined to be the fair value of the shares issued based on the Company's sales of stock in 1998 at $0.10. The acquisition was accounted for by the purchase method of accounting; accordingly, the purchase price has been allocated to the assets acquired and liabilities assumed based on the estimated fair values at the date of acquisition. The assets have been incorporated in the operations of the Company since the date of acquisition.

     The estimated fair value of assets acquired and liabilities assumed is summarized as follows:

                                                       ASSETS    DREAM ZERO   PLAY4PRIZES
                                                       ------    ----------   -----------
Cash................................................  $  --       $   238      $ --
Accounts Receivable.................................     --         --           12,778
Equipment...........................................     --         7,786         6,000
Software............................................    15,781     16,300        17,306
Other Assets........................................   103,431     24,165        --
Securities..........................................    83,014      --           --
Liabilities.........................................     --        (4,989)      (14,834)
                                                      --------    -------      --------
Purchase Price......................................  $202,226    $43,500      $ 21,250
                                                      ========    =======      ========

NOTE 8 -- SUBSEQUENT EVENTS

a) ISSUANCE OF SERIES A PREFERRED STOCK

     During the first quarter of 1999, the Company issued 453,633 shares of its Preferred Stock-Series A for $376,515, and issued warrants to purchase up to 216,867 shares of the Company's Preferred Stock-Series A at $0.83 per share.

b) STOCK OPTIONS

     The Company has issued, for services rendered under contracts, stock options to purchase 280,000 shares of the Company's common stock at $0.10 per share.

                             THE BIG NETWORK, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1998

c) REPURCHASE OF COMMON STOCK

     In 1999, the Company repurchased 108,750 shares of its common stock at a value of $10,875, which were issued for the acquisition of the assets from Dream Zero. The consideration of $10,875 was satisfied by the Company's return of its rights to certain computer programs acquired in the acquisition.

d) SALE OF COMPANY

     Effective August 31, 1999, certain of the stockholders of the Company consummated an agreement exchanging an aggregate of approximately 80% of the issued and outstanding shares of the Company's common and preferred stock for 1,440,000 shares of a publicly held corporation's common stock. The Company expects the remaining stockholders to consummate an exchange of their shares for an aggregate of 360,000 additional shares of the same publicly held corporation's common stock.

                             GAMER'S ALLIANCE, INC.
                              FINANCIAL STATEMENTS
                               DECEMBER 31, 1998
                                 JUNE 30, 1999

                             GAMER'S ALLIANCE, INC.
                              FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

                                     INDEX

Independent Auditor's Report................................  F-75

Balance Sheet...............................................  F-76

Income Statement............................................  F-77

Statement of Stockholders' Equity...........................  F-78

Statement of Cash Flows.....................................  F-79

Notes to Financial Statements...............................  F-80

                          INDEPENDENT AUDITOR'S REPORT

The Board of Directors and Stockholders
GAMER'S ALLIANCE, INC.

     We have audited the accompanying balance sheets of Gamer's Alliance, Inc. as of December 31, 1998 and June 30, 1999 and the related statements of operations, stockholders' equity and cash flows for the initial period June 1, 1998 to December 31, 1998 and for the six month period January 1, 1999 to June 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gamer's Alliance, Inc. as of December 31, 1998 and June 30, 1999, and the results of its operations and its cash flows for the initial period and six month period then ended, in conformity with generally accepted accounting principles.

                                      MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                      Certified Public Accountants

New York, New York
November 17, 1999

                             GAMER'S ALLIANCE, INC.
                                 BALANCE SHEETS

                                                              DECEMBER 31,   JUNE 30,
                                                                  1998         1999
                                                                  ----         ----
                           ASSETS
Current assets
     Cash and cash equivalents..............................    $ 6,183      $ 5,503
     Accounts receivable....................................     30,543       52,464
                                                                -------      -------
                                                                 36,726       57,967
Equipment, net..............................................     11,178       20,240
                                                                -------      -------
          Total assets......................................    $47,904      $78,207
                                                                =======      =======

            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
     Accounts payable.......................................    $15,991      $35,284
     Advances from stockholders.............................     29,328       29,328
                                                                -------      -------
          Total liabilities.................................     45,319       64,612
                                                                -------      -------

Stockholders' equity
     Common stock, par value $1.00, 30,000 shares authorized
      and 200 shares issued and outstanding.................        200          200
     Retained earnings......................................      2,385       13,395
                                                                -------      -------
          Total stockholders' equity........................      2,585       13,595
                                                                -------      -------
          Total liabilities and stockholders' equity........    $47,904      $78,207
                                                                =======      =======

   The accompanying notes are an integral part of these financial statements.

                             GAMER'S ALLIANCE, INC.
                                INCOME STATEMENT

                                                         SEVEN MONTHS   SIX MONTHS      INCEPTION
                                                            ENDED         ENDED      (JUNE 1, 1998)
                                                         DECEMBER 31,    JUNE 30,      TO JUNE 30,
                                                             1998          1999           1998
                                                             ----          ----           ----
Revenue................................................    $108,347      $163,047        $   245
Cost of revenue........................................      20,671        33,233            730
                                                           --------      --------        -------
                                                             87,676       129,814           (485)
General and administrative expenses....................      85,291       118,804            968
                                                           --------      --------        -------
Income from operations.................................       2,385        11,010         (1,453)
Provision for income taxes.............................      --            --            --
                                                           --------      --------        -------
Net income.............................................    $  2,385      $ 11,010        $(1,453)
                                                           ========      ========        =======
Earnings per share, basic and diluted..................    $  11.93      $  55.05        $ (7.27)
                                                           ========      ========        =======

Weighted average shares outstanding....................         200           200            200
                                                           ========      ========        =======

   The accompanying notes are an integral part of these financial statements.

                             GAMER'S ALLIANCE, INC.
                       STATEMENT OF STOCKHOLDERS' EQUITY

                                                              COMMON STOCK
                                                             ---------------   RETAINED
                                                             SHARES   AMOUNT   EARNINGS    TOTAL
                                                             ------   ------   --------    -----
Balance at June 1, 1998....................................   --       $--     $ --       $ --
Issuance of Common Stock for:
     Cash..................................................   200       200      --           200
     Net Income............................................   --       --        2,385      2,385
                                                              ---      ----    -------    -------
Balance at December 31, 1998...............................   200       200      2,385      2,585
Net Income.................................................   --       --       11,010     11,010
                                                              ---      ----    -------    -------
Balance at June 30, 1999...................................   200      $200    $13,395    $13,595
                                                              ===      ====    =======    =======

   The accompanying notes are an integral part of these financial statements.

                             GAMER'S ALLIANCE, INC.
                            STATEMENT OF CASH FLOWS

                                                         SEVEN MONTHS   SIX MONTHS      INCEPTION
                                                            ENDED         ENDED      (JUNE 1, 1998)
                                                         DECEMBER 31,    JUNE 30,      TO JUNE 30,
                                                             1998          1999           1998
                                                             ----          ----           ----
Cash Flows from Operating Activities
     Net Income........................................    $ 2,385       $11,010         $(1,453)
     Adjustments to reconcile net income to net cash
       from operating activities:
     Depreciation......................................      2,795         1,752             157
Change in assets and liabilities
     Increase in accounts receivable...................    (30,543)      (21,921)        --
     Increase in accounts payable......................     15,991        19,293         --
                                                           -------       -------         -------
Net Cash Provided by (Used in) Operating Activities....     (9,372)       10,134          (1,296)
                                                           -------       -------         -------
Cash Flows from Investing Activities
     Purchase of equipment.............................    (13,973)      (10,814)         (5,650)
                                                           -------       -------         -------
Cash Flows from Financing Activities
     Advances from (repayments to) stockholders........     29,328         --              9,800
     Issuance of common Stock..........................        200         --                200
                                                           -------       -------         -------
Net Cash Provided by Financing Activities..............     29,528         --             10,000
                                                           -------       -------         -------
Net Increase (Decrease) in Cash and Cash Equivalents...      6,183          (680)          3,054
Cash and Cash Equivalents -- Beginning.................     --             6,183         --
                                                           -------       -------         -------
Cash and Cash Equivalents -- End of Period.............    $ 6,183       $ 5,503         $ 3,054
                                                           =======       =======         =======

Supplemental Cash Flow Information:
For the seven months ended December 31, 1998 and the six months ended June 30, 1999, and the one month ended June 30, 1998, the Company paid no income taxes and no interest.

   The accompanying notes are an integral part of these financial statements.

                             GAMER'S ALLIANCE, INC.
                         NOTES TO FINANCIAL STATEMENTS
                      DECEMBER 31, 1998 AND JUNE 30, 1999

NOTE 1 -- DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

     Gamer's Alliance, Inc. (the 'Company') is a collection of multiple internet-based websites for information and evaluation of the current and most popular software games sold on the World Wide Web and in software stores. The Company was incorporated in the state of Missouri on June 1, 1998 and began operations on that date.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     For certain of the Company's financial instruments such as cash and cash equivalents, receivables, accounts payable and advances from stockholders the carrying amounts approximate fair value due to their short maturities.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

CONCENTRATION OF CREDIT RISK

     The Company places its cash in what it believes to be credit-worthy financial institutions. However, cash balances may exceed the FDIC insured levels at various times during the year. The Company maintains allowances for credit losses when required.

EQUIPMENT

     Equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of 3 to 5 years.

LONG-LIVED ASSETS

     Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the fair value of the assets, and long-lived assets to be disposed of are reported at the lower of carrying amount of fair value less cost to sell.

REVENUE RECOGNITION

     The Company derives its revenue from the sale of advertisements on short-term contracts. Advertising revenues are recognized ratably over the period in which the advertisements are displayed.

INCOME TAXES

     The Company has been a subchapter S corporation. Income is passed through to the stockholders who pay personally their share of the applicable taxes. Therefore, no provision for income taxes was made at December 31, 1998.

     Subsequent to the termination of the Company's S Corporation election (See
Note 3), provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on

                             GAMER'S ALLIANCE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                      DECEMBER 31, 1998 AND JUNE 30, 1999

temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed by Statement of Financial Accounting Standards ('SFAS') No. 109, 'Accounting for Income Taxes.' As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

COMPREHENSIVE INCOME

     SFAS No. 130, 'Reporting Comprehensive Income', establishes standards for the reporting and displaying of comprehensive income and its components in the financial statements. As of December 31, 1998 and June 30, 1999, the Company had no items that represent other comprehensive income and, therefore, has not included a schedule of comprehensive income in the financial statements.

EARNINGS PER SHARE

     In accordance with SFAS No. 128, 'Earnings Per Share', the basic loss per share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

IMPACT OF THE YEAR 2000 ISSUE

     During the period ended December 31, 1998, the Company conducted an assessment of issues related to the year 2000 and determined that no issues existed which would cause its computer systems not to properly utilize dates beyond December 31, 1999.

NOTE 2 -- EQUIPMENT

     As of December 31, 1998 and June 30, 1999, equipment consisted of the following:

                                                              DECEMBER 31,   JUNE 30,
                                                                  1998         1999
                                                                  ----         ----
Computer Equipment..........................................    $13,973      $24,787
Less: Accumulated Depreciation..............................      2,795        4,547
                                                                -------      -------
Equipment, net..............................................    $11,178      $20,240
                                                                =======      =======

     Depreciation expense for the seven months ended December 31, 1998 was $2,795 and for the six months ended June 30, 1999 was $1,752. For the one month ended June 30, 1998 depreciation expense was $157.

NOTE 3 -- SUBSEQUENT EVENTS

     On June 30, 1998, 100% of the Company's common stock was acquired by eUniverse, Inc., a publicly held company.

     As a result of the sale of the Company, the Subchapter Corporation status has been terminated.

                          FALCON VENTURES CORPORATION
                              FINANCIAL STATEMENTS

                                    CONTENTS

Independent Auditors' Report................................  F-84

Financial Statements:

     Balance Sheets.........................................  F-85

     Statements of Operations...............................  F-86

     Statements of Stockholder's Equity (Deficiency)........  F-87

     Statements of Cash Flows...............................  F-88

     Notes to Financial Statements..........................  F-89

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholder of FALCON VENTURES CORPORATION

     We have audited the accompanying balance sheets of Falcon Ventures Corporation as of November 30, 1999 and February 24, 1999, and the related statements of operations, stockholder's equity (deficiency) and cash flows for the nine months ended November 30, 1999 and for the initial period May 12, 1998 to February 24, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Falcon Ventures Corporation as of November 30, 1999 and February 24, 1999, and the results of its operations and its cash flows for the nine months ended November 30, 1999 and the initial period May 12, 1999 to February 24, 1999, in conformity with generally accepted accounting principles.

                                      MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                      Certified Public Accountants

Los Angeles, California
January 5, 2000

                          FALCON VENTURES CORPORATION
                                 BALANCE SHEETS

                                                              NOVEMBER 30, | FEBRUARY 24,
                                                                  1999     |     1999
                                                                  ----     |     ----
                                                                           |
                           ASSETS                                          |
Current assets                                                             |
     Cash and cash equivalents..............................   $    9,892  |  $   8,924
     Inventories............................................      373,315  |     --
     Other current assets...................................        1,538  |      5,547
                                                               ----------  |  ---------
          Total current assets..............................      384,745  |     14,471
Equipment and furniture, net................................       69,127  |      1,500
Excess of cost over fair value of net assets acquired, net                 |
  of accumulated amortization of $37,544....................      463,039  |     --
Other assets................................................       27,169  |     --
                                                               ----------  |  ---------
          Total assets......................................   $  944,080  |  $  15,971
                                                               ==========  |  =========
                                                                           |
     LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIENCY)                     |
Current liabilities                                                        |
     Accounts payable and accrued expenses..................   $  513,315  |  $  10,304
     Due to parent..........................................      590,944  |     --
                                                               ----------  |  ---------
          Total current liabilities.........................    1,104,259  |     10,304
                                                               ----------  |  ---------
Commitments and contingencies (Note 5)......................      --       |     --
Stockholder's equity (deficiency)                                          |
     Common Stock, no par value, 1,000,000 shares                          |
      authorized, 1,000,000 issued and outstanding..........      506,250  |    313,750
     Accumulated deficit....................................     (666,429) |   (308,083)
                                                               ----------  |  ---------
          Total stockholder's equity (deficiency)...........     (160,179) |      5,667
                                                               ----------  |  ---------
          Total liabilities and stockholder's equity                       |
            (deficiency)....................................   $  944,080  |  $  15,971
                                                               ==========  |  =========

    The accompanying notes are an integral part of the financial statements.

                          FALCON VENTURES CORPORATION
                            STATEMENTS OF OPERATIONS

                                                         |                   MAY 12, 1998      MAY 12, 1998
                               NINE         SIX MONTHS   |  MAY 12, 1998       (INCEPTION)       (INCEPTION)
                           MONTHS ENDED        ENDED     |      TO                TO                TO
                           NOVEMBER 30,    SEPTEMBER 30, | FEBRUARY 24,      NOVEMBER 30,      SEPTEMBER 30,
                               1999            1999      |     1999              1998              1998
                               ----            ----      |     ----              ----              ----
                                                         |                    (UNAUDITED)       (UNAUDITED)
                                                         |
Sales....................    $ 427,766       $  67,406   |   $ 102,872          $38,192           $10,382
Cost of goods sold.......      495,877          94,868   |      91,788           16,779             5,714
                             ---------       ---------   |   ---------          -------           -------
Gross (loss) profit......      (68,111)        (27,462)  |      11,084           21,413             4,668
Selling, general and                                     |
  administrative                                         |
  expenses...............      598,318         320,443   |     319,167           10,391             7,782
                             ---------       ---------   |   ---------          -------           -------
Income (loss) before                                     |
  taxes..................     (666,429)       (347,905)  |    (308,083)          11,022            (3,114)
Provision for income                                     |
  taxes..................      --              --        |     --               --                 --
                             ---------       ---------   |   ---------          -------           -------
Net income (loss)........    $(666,429)      $(347,905)  |   $(308,083)         $11,022           $(3,114)
                             =========       =========   |   =========          =======           =======
Basic and diluted income                                 |
  (loss) per share.......    $   (0.67)      $   (0.35)  |   $   (0.76)         $  0.03           $ (0.01)
                             =========       =========   |   =========          =======           =======
Weighted average shares                                  |
  outstanding -- basic                                   |
  and diluted............    1,000,000       1,000,000   |     404,167          400,000           400,000
                             =========       =========   |   =========          =======           =======

    The accompanying notes are an integral part of the financial statements.

                          FALCON VENTURES CORPORATION
                STATEMENTS OF STOCKHOLDER'S EQUITY (DEFICIENCY)

                                                       COMMON STOCK
                                                   --------------------   ACCUMULATED
                                                    SHARES      AMOUNT      DEFICIT       TOTAL
                                                    ------      ------      -------       -----
Balance at May 12, 1998..........................     --       $  --       $  --        $  --
Issuance of shares for cash......................    400,000     10,000                    10,000
Issuance of shares for services..................    600,000    303,750       --          303,750
Net loss.........................................     --          --        (308,083)    (308,083)
                                                   ---------   --------    ---------    ---------
Balance at February 24, 1999.....................  1,000,000    313,750     (308,083)       5,667
Excess of cost over fair value of net assets
  sold...........................................     --        192,500      308,083      500,583
Net loss.........................................     --          --        (666,429)    (666,429)
                                                   ---------   --------    ---------    ---------
Balance at November 30, 1999.....................  1,000,000   $506,250    $(666,429)   $(160,179)
                                                   =========   ========    =========    =========

    The accompanying notes are an integral part of the financial statements.

                          FALCON VENTURES CORPORATION
                            STATEMENTS OF CASH FLOWS

                                         NINE         SIX MONTHS   | MAY 12, 1998     MAY 12, 1998     MAY 12, 1998
                                     MONTHS ENDED        ENDED     |      TO         (INCEPTION) TO   (INCEPTION) TO
                                     NOVEMBER 30,    SEPTEMBER 30, | FEBRUARY 24,     NOVEMBER 30,    SEPTEMBER 30,
                                         1999            1999      |     1999             1998             1998
                                         ----            ----      |     ----             ----             ----
                                                      (UNAUDITED)  |                  (UNAUDITED)      (UNAUDITED)
                                                                   |
Cash Flows from Operating                                          |
  Activities                                                       |
     Net Income (Loss).............    $(666,429)      $(347,905)  |   $(308,083)       $ 11,022        $  (3,114)
     Adjustments to reconcile net                                  |
       loss to cash provided by                                    |
       operating activities:                                       |
          Depreciation and                                         |
            amortization expense...       41,224          26,427   |     --              --               --
          Issuance of common stock                                 |
            for services...........      --              --        |     303,750         --               --
          (Increase) Decrease in:                                  |
               Inventories.........     (373,315)         (2,914)  |     --              --               --
               Other current                                       |
                 assets............        4,009         (10,067)  |      (5,547)        (12,373)         --
               Other assets........      (27,169)        (26,204)  |     --              --                  (210)
          Increase (Decrease) in                                   |
               Accounts payable and                                |
                 accrued                                           |
                 expenses..........      503,011          26,754   |      10,304         --                 1,344
               Due to parent.......      590,944         395,662   |     --              --               --
                                       ---------       ---------   |   ---------        --------        ---------
Net Cash Provided by (Used in)                                     |
  Operating Activities.............       72,275          61,753   |         424          (1,351)          (1,980)
                                       ---------       ---------   |   ---------        --------        ---------
Cash Flows from Investing                                          |
  Activities                                                       |
     Purchase of equipment and                                     |
       furniture...................      (71,307)        (25,931)  |      (1,500)         (1,500)          (1,500)
                                       ---------       ---------   |   ---------        --------        ---------
Cash Flows from Financing                                          |
  Activities                                                       |
     Issuance of common stock......      --              --        |      10,000          10,000           10,000
                                       ---------       ---------   |   ---------        --------        ---------
Net Increase in Cash...............          968          35,822   |       8,924           7,149            6,520
Cash and Cash Equivalents --                                       |
  Beginning of Period..............        8,924          11,867   |     --              --               --
                                       ---------       ---------   |   ---------        --------        ---------
Cash and Cash Equivalents -- End of                                |
  Period...........................    $   9,892       $  47,689   |   $   8,924        $  7,149        $   6,520
                                       =========       =========   |   =========        ========        =========

Supplemental Disclosures of Cash Flow Information:
During the nine months ended November 30, 1999 and for the initial period May 12, 1998 to February 24, 1999, the Company paid no income taxes and no interest.

Supplemental Schedule of Non-Cash Investing and Financing Transactions:
During the initial period May 12, 1998 to February 24, 1999, the Company issued 600,000 shares of its common stock at an estimated fair market value of $303,750 for compensation.

    The accompanying notes are an integral part of the financial statements.

                          FALCON VENTURES CORPORATION
                         NOTES TO FINANCIAL STATEMENTS
                               FEBRUARY 24, 1999
                               NOVEMBER 30, 1999

NOTE 1 -- THE ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND LINE OF BUSINESS

     Falcon Ventures Corporation (dba 'DVD Wave') (the 'Company'), began operations on May 12 1998, under a partnership agreement, and was incorporated in California on November 4, 1998. The partners maintained their ownership interests in the corporation. The corporation continued the operations begun as the partnership. As of February 25, 1999 the Company is a wholly owned subsidiary of Take-Two Interactive Software, Inc. ('Taketwo'). The Company is in the business of selling and distributing Digital Video Disks ('DVD') on its Internet web site. The Company's customers are located throughout the U.S. and the Company has a corporate office in San Francisco, California. The Company uses a fulfillment center with facilities located throughout the U.S. for the storage and distribution of its products.

     As discussed in Note 3, the original stockholders sold their shares on February 24, 1999. There was no significant activity for the period February 25 to February 28, 1999. Therefore, the financial statements cover substantially all of the operations of the company since inception. The Company's fiscal year end is February 28.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     For certain of the Company's financial instruments including cash and accounts payable and accrued expenses, the carrying amounts approximate fair value due to their short maturities.

CONCENTRATION OF CREDIT RISK

     Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and accounts receivables. The Company places its cash with high quality financial institutions and at times may exceed the FDIC $100,000 insurance limit.

IMPAIRMENT OF LONG-LIVED ASSETS AND EXCESS OF COST OVER FAIR VALUE OF NET ASSETS ACQUIRED

     In accordance with Financial Accounting Standards Board ('FASB') Statement of Financial Accounting Standard ('SFAS') No. 121, 'Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of', long-lived assets are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amounts of such assets may not be recoverable. Impairment losses would be recognized if the carrying amounts of the assets exceed the fair value of the assets.

INVENTORIES

     Inventories consist of certain DVD's, which are held specifically for resale. Inventories are stated at the lower of cost or market, with cost determined on a first-in, first-out basis.

                          FALCON VENTURES CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               FEBRUARY 24, 1999
                               NOVEMBER 30, 1999

EQUIPMENT AND FURNITURE

     Equipment and furniture are stated at cost. Depreciation is computed using the straight-line method based on useful lives of 5 years.

REVENUE RECOGNITION

     Product sales are recognized upon delivery of product to the customer. Sales are adjusted for any future returns or allowances.

INCOME TAXES

     The Company accounts for income taxes in accordance with SFAS No. 109, 'Accounting for Income Taxes'. Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

NET LOSS PER SHARE

     In accordance with SFAS No. 128, 'Earnings Per Share', the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

COMPREHENSIVE INCOME

     SFAS No. 130, 'Reporting Comprehensive Income', establishes standards for the reporting and display of comprehensive income and its components in the financial statements. As of November 30, 1999 and February 24, 1999, the Company had no items that represent other comprehensive income and, therefore, has not included a schedule of comprehensive income in the financial statements.

IMPACT OF YEAR 2000 ISSUE

     During the 1999, the Company conducted an assessment of issues related to the Company and its customers regarding the Year 2000 and determined that no issues existed, which would cause its computer systems not to properly utilize dates beyond December 31, 1999.

ADVERTISING COSTS

     Advertising costs, except for costs associated with direct-response advertising, are charged to operations when incurred. The costs of direct-response advertising, if any, are capitalized and amortized over the period during which future benefits are expected to be received.

                          FALCON VENTURES CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               FEBRUARY 24, 1999
                               NOVEMBER 30, 1999

NOTE 2 -- EQUIPMENT AND FURNITURE

     The cost of equipment and furniture consisted of the following as of:

                                                                             MAY 12, 1998
                                                                                  TO
                                                             NOVEMBER 30,    FEBRUARY 24,
                                                                 1999            1999
                                                                 ----            ----
Computers..................................................     $54,128         $   --
Furniture and Fixtures.....................................      18,679          1,500
                                                                -------         ------
                                                                 72,807          1,500
Less: Accumulated Depreciation.............................       3,681             --
                                                                -------         ------
                                                                $69,126         $1,500
                                                                =======         ======

     Depreciation expense was $3,681 and $0 for the nine months ended
November 30, 1999 and for the initial period May 12, 1998 to February 24, 1999, respectively, and $1,398 and $0 for the six months ended September 30, 1999 and the initial period May 12, 1998 to September 30, 1998, respectively.

NOTE 3 -- EXCESS OF COST OVER FAIR VALUE OF NET ASSETS ACQUIRED

     On February 24, 1999, the Stockholders of the Company sold 100% of their issued and outstanding shares of the Company's common stock in exchange for 50,000 shares of Taketwo. The fair market value of the Company was determined by the market value of Taketwo's common stock issued at the date of the acquisition. Pursuant to the Securities and Exchange Commission's Staff Accounting Bulletin Topic 5J ('Push Down Basis of Accounting Required in Certain Limited Circumstances'), the Company's assets and liabilities have been adjusted to their fair market values as of the date of acquisition. The transaction was accounted for by the purchase method of accounting; accordingly, the purchase price has been allocated to the assets acquired and liabilities assumed based on the estimated fair values at the date of acquisition. The excess of the purchase price over the estimated fair value of net assets acquired of $500,583 has been recorded as the excess cost over the fair value of net assets acquired, which is being amortized over ten years. The estimated fair value of the assets acquired and liabilities assumed is summarized as follows:

Cash........................................................  $  8,924
Other current assets........................................     5,547
Equipment, net..............................................     1,500
Excess cost over fair value of net assets acquired..........   500,583
Accounts payable and accrued expenses.......................   (10,304)
                                                              --------
Purchase price..............................................  $506,250
                                                              ========

NOTE 4 - DUE FROM PARENT

     As of November 30, 1999, the Company has borrowed $588,030 from the stockholder of the Company for operating funds and personnel costs. The advances are non-interest bearing and due on demand.

NOTE 5 -- COMMITMENTS AND CONTINGENCIES

     For the initial period May 12, 1998 to February 24, 1999, the Company operated from a room located in the residency of the principal management. The associated costs were determined to be immaterial to the operations of the Company. For the nine months ended November 30, 1999, the Company's office was located in the personal residence of the principal management until August 1999,

                          FALCON VENTURES CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               FEBRUARY 24, 1999
                               NOVEMBER 30, 1999

at which time the Company executed a non-cancelable operating lease for its current office space. Total rent expense for the nine months ended November 30, 1999 was $32,980, and for the six months ended September 30, 1999 was $15,145.

     Future minimum lease payments under the non-cancelable operating lease is as follows:

                        YEAR ENDING
                        NOVEMBER 30,
                        ------------
2000........................................................  $104,000
2001........................................................   104,000
2002........................................................    70,000
                                                              --------
Total.......................................................  $278,000
                                                              ========

NOTE 6 -- STOCKHOLDER'S EQUITY

CLASS OF SHARES

     The Company's Articles of Incorporation authorize the issuance of up to 1,000,000 shares common stock with no par value.

COMMON STOCK

     Upon incorporation of the Company, 400,000 shares of the Company's common stock was issued for the $10,000 of capital contributed to the partnership originally formed on May 12, 1998.

     During the ten months ended February 24, 1999, the Company issued 600,000 shares of the Company's common stock for compensation at a fair market value of $0.5062 per share for a total value of $303,750. The market value of the shares issued was determined based on the fair market value paid by the parent on February 24, 1999.

NOTE 7 -- INCOME TAXES

     The reconciliation of the effective income tax rate to the federal statutory rate is as follows:

                                                                             MAY 12, 1998
                                                                                  TO
                                                           NOVEMBER 30,      FEBRUARY 24,
                                                               1999              1999
                                                               ----              ----
Federal Income Tax Rate..................................       34.0 %            34.0 %
Effect of Valuation Allowance............................      (34.0)%           (34.0)%
                                                               -----             -----
Effective Income Tax Rate................................        0.0 %             0.0 %
                                                               =====             =====

     At November 30, 1999 and February 24, 1999, the Company had net carry forward losses of approximately $666,000 and $308,000, respectively. Because of the current uncertainty of realizing the benefits of the tax carry forward, a valuation allowance equal to the tax benefits for deferred taxes has been established. The full realization of the tax benefit associated with the carry forward depends predominantly upon the Company's ability to generate taxable income during the carry forward period.

                          FALCON VENTURES CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               FEBRUARY 24, 1999
                               NOVEMBER 30, 1999

     Deferred tax assets and liabilities reflect the net effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                                             MAY 12, 1998
                                                                                  TO
                                                             NOVEMBER 30,    FEBRUARY 24,
                                                                 1999            1999
                                                                 ----            ----
Deferred Tax Assets Loss Carry forwards....................    $ 331,000       $ 105,000
Less: Valuation Allowance..................................     (331,000)       (105,000)
                                                               ---------       ---------
Net Deferred Tax Assets....................................    $      --       $      --
                                                               =========       =========

     At November 30, 1999 and February 24, 1999, the Company has provided a valuation allowance for the deferred tax asset since management has not been able to determine that the realization of that asset is more likely than not. The net change in the valuation allowance for the nine months ended
November 30, 1999 and for the initial period May 12, 1998 to February 24, 1999 increased by $226,000 and $105,000, respectively.

NOTE 8 -- ADVERTISING COSTS

     Advertising costs incurred and recorded as expense in the statement of operations were $37,580 and $2,400 for the periods ended November 30, 1999 and February 24, 1999, respectively, and $16,011 and $550 for the six months ended September 30, 1999 and the initial period May 12, 1998 to September 30, 1998, respectively.

                                 POKEMON VILLAGE

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 1999

                          INDEPENDENT AUDITOR'S REPORT

TO POKEMON VILLAGE

We have audited the accompanying balance sheet of Pokemon Village (a proprietorship) as of December 31, 1999, and the related statements of income, proprietor's capital, and cash flows for the initial period August 1 to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the over all financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pokemon Village as of December 31, 1999, and the results of its operations and its cash flows for the initial period then ended in conformity with generally accepted accounting principles.


                                   MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                   Certified Public Accountants

New York, New York
March 15, 2000

                                 POKEMON VILLAGE
                                  BALANCE SHEET
                                DECEMBER 31, 1999


     ASSETS
Current assets

   Accounts receivable                                                  $18,512

Fixed assets, net of accumulated depreciation of $1,700                  10,540
                                                                        -------

     TOTAL ASSETS                                                       $29,052
                                                                        =======

     LIABILITIES AND PROPRIETOR'S CAPITAL

Current liabilities                                                     $    --

   Proprietor's capital                                                  29,052
                                                                        -------
     TOTAL LIABILITIES AND PROPRIETOR'S CAPITAL                         $29,052
                                                                        =======






The accompanying notes are an integral part of the financial statements.

                                 POKEMON VILLAGE
                                INCOME STATEMENT
                    AUGUST 1 (INCEPTION) TO DECEMBER 31, 1999

Revenue                                            $40,939

Selling, general and administrative expenses        16,557
                                                   -------
Income before income taxes                          24,382

Provision for income taxes                              --
                                                   -------
Net income                                         $24,382
                                                   =======






The accompanying notes are an integral part of the financial statements.

                                 POKEMON VILLAGE
                        STATEMENT OF PROPRIETOR'S CAPITAL
                    AUGUST 1 (INCEPTION) TO DECEMBER 31, 1999

PROPRIETOR'S CAPITAL, AUGUST 1,                        $    --

Capital contributions                                   12,765
Net income                                              24,382
Distributions                                            8,095
                                                       -------

PROPRIETOR'S CAPITAL, DECEMBER 31, 1999                $29,052
                                                       =======





The accompanying notes are an integral part of the financial statements.

                                 POKEMON VILLAGE
                             STATEMENT OF CASH FLOWS
                    AUGUST 1 (INCEPTION) TO DECEMBER 31, 1999

CASH FLOWS FROM OPERATING ACTIVITIES

   Net income                                                         $24,382
   Adjustments to reconcile net income to net cash
     provided by operating activities:
       Depreciation                                                     1,700
       Accounts receivable                                            (18,512)
                                                                      --------
Net cash provided by operating activities                               7,570
                                                                      --------


CASH FLOWS FROM INVESTING ACTIVITIES                                       --

CASH FLOWS FROM FINANCING ACTIVITIES
   Capital contributions                                                  525
   Distributions                                                       (8,095)
                                                                      --------
NET CASH USED BY FINANCING ACTIVITIES                                  (7,570)
                                                                      --------


NET INCREASE IN CASH AND CASH EQUIVALENTS                                  --

CASH AND CASH EQUIVALENTS - BEGINNING                                      --
                                                                      --------

CASH AND CASH EQUIVALENTS - DECEMBER 31, 1999                         $    --
                                                                      ========

No cash was paid for interest or income taxes.

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCIAL ACTIVITIES:

The proprietor contributed fixed assets with a cost basis of $12,240.






The accompanying notes are an integral part of the financial statements.

                                 POKEMON VILLAGE
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

NOTE 1 -  DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          Description of Business

          Pokemon Village, a proprietorship, operates multiple websites targeted to the youth markets. PokemonVillage.com is for enthusiasts of Pokemon computer and video games and other collectibles. ForumNation.com provides discussion forums on subjects including games, music, comics and collectibles. ReserveAuction.com allows users to auction their Pokemon cards and collectibles to other users.

          The financial statements have been prepared solely from the accounts of Pokemon Village and do not include the personal accounts of the owner or any other operation in which he is engaged.

          The Company began operations on August 1, 1999.

          Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

          Fair Value of Financial Instruments

          For certain of the Company's financial instruments such as cash and cash equivalents and receivables, carrying amounts approximate fair value due to their short maturities.

          Cash and Cash Equivalents

          The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

          Concentration of Credit Risk

          The Company places its cash in what it believes to be credit-worthy financial institutions. However, cash balances may exceed the FDIC insured levels at various times during the year. The Company maintains allowances for credit losses when required.

          Equipment

          Equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of 3 years.

          Long-Lived Assets

          Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the fair value of the assets, and long-lived assets to be disposed of are reported at the lower of carrying amount of fair value less cost to sell.

                                 POKEMON VILLAGE
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

          Revenue Recognition

          The Company derives its revenue from the sale of advertisements on short-term contracts. Advertising revenues are recognized ratably over the period in which the advertisements are displayed.

          Income Taxes

          The proprietorship itself is not a taxpaying entity for purposes of federal and state income taxes. Federal and state income taxes of the proprietor are computed on his total income from all sources; accordingly, no provision for income taxes is made in these financial statements.

          Comprehensive Income

          SFAS No. 130, "Reporting Comprehensive Income", establishes standards for the reporting and displaying of comprehensive income and its components in the financial statements. As of December 31, 1999, the Company had no items that represent other comprehensive income and, therefore, has not included a schedule of comprehensive income in the financial statements.

          Impact of the Year 2000 Issue

          During the period ended December 31, 1999, the Company conducted an assessment of issues related to the year 2000 and determined that no issues existed which would cause its computer systems not to properly utilize beyond December 31, 1999.

NOTE 2 -  EQUIPMENT

          As of December 31, 1999, equipment consisted of the following:

          Computer equipment                           $12,240
          Less:  accumulated depreciation                1,700
                                                       -------
          Equipment, net                               $10,540
                                                       =======

          Depreciation expense for the five months ended December 31, 1999 was $1,700.

NOTE 3 -  SUBSEQUENT EVENTS

          On February 1, 2000, 100% of the Company's assets (with the exception of fixed assets) were acquired by eUniverse, Inc., a publicly held company.

                                  JUST SAY WOW

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 1999

                          INDEPENDENT AUDITOR'S REPORT

TO JUST SAY WOW

We have audited the accompanying balance sheet of JUST SAY WOW (a proprietorship) as of December 31, 1999, and the related statements of income, proprietor's capital, and cash flows for the initial period November 1 to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the over all financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of JUST SAY WOW as of December 31, 1999, and the results of its operations and its cash flows for the initial period then ended in conformity with generally accepted accounting principles.

                                MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                Certified Public Accountants

New York, New York
March 15, 2000

                                  JUST SAY WOW
                                  BALANCE SHEET
                                DECEMBER 31, 1999


     ASSETS
Current Assets
   Accounts receivable                                              $33,164

Fixed assets, net of accumulated depreciation of $144                 2,456
                                                                    -------

     TOTAL ASSETS                                                   $35,620
                                                                    =======

     LIABILITIES AND PROPRIETOR'S CAPITAL
Current Liabilities                                                 $    --

Proprietor's capital                                                 35,620
                                                                    -------
     TOTAL LIABILITIES AND PROPRIETOR'S CAPITAL                     $35,620
                                                                    =======






The accompanying notes are an integral part of the financial statements.

                                  JUST SAY WOW
                                INCOME STATEMENT
                   NOVEMBER 1 (INCEPTION) TO DECEMBER 31, 1999


Revenue                                              $33,164

Selling, General and Administrative Expenses           7,799
                                                     -------
Income Before Income Taxes                            25,365

Provision for Income Taxes                                --
                                                     -------
Net Income                                           $25,365
                                                     =======




The accompanying notes are an integral part of the financial statements.

                                  JUST SAY WOW
                        STATEMENT OF PROPRIETOR'S CAPITAL
                   NOVEMBER 1 (INCEPTION) TO DECEMBER 31, 1999

PROPRIETOR'S CAPITAL, NOVEMBER 1,                        $    --

Capital contributions                                     10,255
Net income                                                25,365
Distributions                                                 --
                                                         -------

PROPRIETOR'S CAPITAL, DECEMBER 31, 1999                  $35,620
                                                         =======





The accompanying notes are an integral part of the financial statements.

                                  JUST SAY WOW
                             STATEMENT OF CASH FLOWS
                   NOVEMBER 1 (INCEPTION) TO DECEMBER 31, 1999

CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                                                   $25,365
   Adjustments to reconcile net income to net cash
     provided by operating activities:
       Depreciation                                                                 144
       Accounts receivable                                                      (33,164)
                                                                                -------
Net cash used by operating activities                                           ( 7,655)
                                                                                -------


CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of property and equipment                                                --
                                                                               --------
CASH FLOWS FROM FINANCING ACTIVITIES
   Capital contributions                                                          7,655
                                                                               --------
NET INCOME IN CASH AND CASH EQUIVALENTS                                              --

CASH AND CASH EQUIVALENTS - BEGINNING                                                --
                                                                               --------

CASH AND CASH EQUIVALENTS - DECEMBER 31, 1999                                  $     --
                                                                               ========

No cash was paid for interest or income taxes.

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCIAL ACTIVITIES:
   The proprietor contributed fixed assets with a cost basis of $2,600.





The accompanying notes are an integral part of the financial statements.


                                      F-107






                                  JUST SAY WOW
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

NOTE 1 -  DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          Description of Business

          JUST SAY WOW (the "Company"), a proprietorship, operates an entertainment related website that allows users to view "fun" graphics and webpages and send them to friends, similar to a greeting card.

          The financial statements have been prepared solely from the accounts of JUST SAY WOW and do not include the personal accounts of the owner or any other operation in which he is engaged.

          The Company began operations on November 1, 1999.

          Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

          Fair Value of Financial Instruments

          For certain of the Company's financial instruments such as cash and cash equivalents and receivables, carrying amounts approximate fair value due to their short maturities.

          Cash and Cash Equivalents

          The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

          Concentration of Credit Risk

          The Company places its cash in what it believes to be credit-worthy financial institutions. However, cash balances may exceed the FDIC insured levels at various times during the year. The Company maintains allowances for credit losses when required.

          Equipment

          Equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of 3 years.



                                     F-108






                                  JUST SAY WOW
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

NOTE 1 -  DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (continued)

          Long-Lived Assets

          Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the fair value of the assets, and long-lived assets to be disposed of are reported at the lower of carrying amount of fair value less cost to sell.

          Revenue Recognition

          The Company derives its revenue from the sale of advertisements on short-term contracts. Advertising revenues are recognized ratably over the period in which the advertisements are displayed.

          Income Taxes

          The proprietorship itself is not a taxpaying entity for purposes of federal and state income taxes. Federal and state income taxes of the proprietor are computed on his total income from all sources;
          accordingly, no provision for income taxes is made in these statements.

          Comprehensive Income

          SFAS No. 130, "Reporting Comprehensive Income", establishes standards for the reporting and displaying of comprehensive income and its components in the financial statements. As of December 31, 1999, the Company had no items that represent other comprehensive income and, therefore, has not included a schedule of comprehensive income in the financial statements.

          Impact of the Year 2000 Issue

          During the period ended December 31, 1999, the Company conducted an assessment of issues related to the year 2000 and determined that no issues existed which would cause its computer systems not to properly utilize beyond December 31, 1999.

NOTE 2 -  EQUIPMENT

          As of December 31, 1999, equipment consisted of the following:


          Computer equipment                                          $2,600
          Less:  accumulated depreciation                                144
                                                                      ------
          Equipment, net                                              $2,456
                                                                      ======


          Depreciation expense for the two months ended December 31, 1999 was $144.

                                  JUST SAY WOW
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

NOTE 3 -  SUBSEQUENT EVENTS

          On March 1, 100% of the Company's assets were acquired by eUniverse, Inc., a publicly held company.

PROSPECTUS
April 14, 2000



                                 910,000
                              _____________ SHARES


                                 eUNIVERSE, INC.

                                  COMMON STOCK
                                ($.001 par value)

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following is a statement of the expenses to be incurred by eUniverse in connection with the registration of the securities being registered under this Registration Statement.


                                                                                        Amount
                                                                                        -------

                  Securities and Exchange Commission registration fee                   $ 1,440
                  Printing fees                                                          ------
                  Legal fees and expenses
                  Accounting fees and expenses
                  Miscellaneous

          Total




Except for the SEC registration fee, all expenses are estimated.


ITEM 14. INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS AND LIMITATION OF LIABILITY.

     Sections 78.751 et seq. of the Nevada Revised Statutes allow a company to indemnify its officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances. Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner which such person believed to be in the best interests of eUniverse. A determination may be made by the shareholders, by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel; or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist.

ARTICLES OF INCORPORATION

Article Twelfth of the Articles of Incorporation of eUniverse provide as follows with respect to indemnification of Directors and Officers:

"TWELFTH. INDEMNIFICATION: The corporation shall indemnify and hold harmless the Officers and Directors of the Corporation from any and all liabilities or claims to the fullest extent now, or hereafter from time to time, permitted under the general corporation Law of the state of Nevada."

BYLAWS

     Article XII of the Bylaws of eUniverse provide as follows with respect to indemnification of Officers and Directors:

     "Section 1. Exculpation. No Director or Officer of the Corporation shall be liable for the acts, defaults, or omissions of any other Director or Officer, or for any loss sustained by the Corporation, unless the same has resulted from his own willful misconduct, willful neglect, or gross negligence.

     "Section 2. Indemnification. Each Director and Officer of the Corporation and each person who shall serve at the Corporation's request as a director or officer of another corporation in which the Corporation owns shares of capital stock or of which it is a creditor shall be indemnified by the Corporation to the fullest extent permitted from time to time by the Nevada Revised Statutes against all reasonable costs, expenses and liabilities (including reasonable attorneys' fees) actually and necessarily incurred by or imposed upon him in connection with, or resulting from any claim, action, suit, proceeding, investigation, or inquiry of whatever nature in which he may be involved as a party or otherwise by reason of his being or having been a Director or Officer of the Corporation or such director or officer of such other corporation, whether or not he continues to be a Director or Officer of the Corporation or a director or officer of such other corporation, at the time of the incurring or imposition of such costs, expenses or liabilities, except in relation to matters as to which he shall be finally adjudged in such action, suit, proceeding, investigation, or inquiry to be liable for willful misconduct, willful neglect, or gross negligence toward or on behalf of the Corporation in the performance of his duties as such Director or Officer of the Corporation or as such director or officer of such other corporation. As to whether or not a Director or Officer was liable by reason of willful misconduct, willful neglect, or gross negligence toward or on behalf of the Corporation in the performance of his duties as such Director or Officer of the Corporation or as such director or officer of such other corporation, in the absence of such final adjudication of the existence of such liability, the Board of Directors and each Director and Officer may conclusively rely upon an opinion of independent legal counsel selected by or in the manner designated by the Board of Directors. The foregoing right to indemnification shall be in addition to and not in limitation of all other rights which such person may be entitled as a matter of law, and shall inure to his legal representatives' benefit.

     "Section 3. Liability Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or who is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, association, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not he is indemnified against such liability by this article XII."

     Provided the terms and conditions of the applicable provisions under Nevada law, eUniverse's Articles of Incorporation and Bylaws are met, officers, directors, employees, and agents of eUniverse may be indemnified against any cost, loss, or expense arising out of any liability under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of eUniverse, eUniverse has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable.

     We intend to enter into indemnity agreements with each of our directors and executive officers to give them additional contractual assurances regarding the scope of the indemnification described above and to provide additional procedural protections. In addition, we have obtained directors' and officers' insurance providing indemnification for our directors, officers and certain employees for certain liabilities. We believe that these indemnification provisions and agreements are necessary to attract and retain qualified directors and officers.

     The limitation of liability and indemnification provisions in our Amended and Restated Certificate of Incorporation and Bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit our shareholders and us. Furthermore, a stockholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers under these indemnification provisions.

     At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

ITEM 15.  RECENT SALES OF UNREGISTERED STOCK

     Since its incorporation in February 1999, Entertainment Universe has issued and sold unregistered securities in the amounts, at the times, and for the aggregate amounts of consideration listed below. All such securities were exchanged on a one-to-one basis with eUniverse.

     1. On March 3, 1999, eUniverse issued 250,000 shares of common stock for consideration of $250,000 to GKM and certain of its affiliates in a private offering pursuant to Rule 506 of Regulation D.

     2. On March 3, 1999, Entertainment Universe issued 1,539,000 shares of its common stock to Joseph Abrams for services provided to eUniverse with a fair market value of $48,684.

     3. On March 3, 1999, Entertainment Universe issued 8,061,000 shares of its common stock to Brad D. Greenspan in connection with the Merger Agreement with a fair market value of $255,000.

     4. On March 3, 1999, Entertainment Universe issued to Leland N. Silvas 200,000 shares of common stock in consideration of his acceptance of employment by the company as President and Chief Executive Officer and in connection with the provision of certain consulting services with a fair market value of $6,036. See "PRINCIPAL SHAREHOLDERS."

     5. On April 1, 1999, Entertainment Universe issued 354,000 shares to approximately 10 persons in consideration of public relations, legal and related services with a fair market value of $229,500 provided to eUniverse in connection with various activities, including the Preferred Stock Offering and Merger with Motorcycle Centers.

     6. On April 14, 1999, Entertainment Universe acquired from Charles Beilman, the sole shareholder of CD Universe, Inc., one hundred percent of the capital stock of CD Universe, Inc. for a total consideration of $1,915,000 in cash plus 2,425,000 shares of common stock with a fair market value of $7,275,000. Charles Beilman is the Chief Operating Officer, Chief Technical Officer and a Director of eUniverse. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

     7. On April 14, 1999, Entertainment Universe sold 1,795,024 shares of its Series A 6% Convertible Preferred Stock in a private offering pursuant to
Section 4(2) of the Securities Act and Rule 506 of Regulation D adopted under the Securities Act. The Entertainment Universe preferred stock was sold to a group of approximately 40 purchasers, including Lehman Brothers, Eisenberg Partners and principals of Gerard Klauer Mattison & Co., Inc., all of whom were accredited investors as defined in Rule 501 of Regulation D. The aggregate offering price for the preferred stock was $6,462,086. In connection with the reorganization, the holders of the Entertainment Universe preferred stock exchanged their shares, on a one-to-one basis, for shares of eUniverse's preferred stock having equivalent rights and preferences, as set forth in the Designation of Preferred Stock. Proceeds from this sale were used to acquired CD Universe, Inc. and for general corporate purposes.

     8. On April 14, 1999, Entertainment Universe merged with and into Motorcycle Centers pursuant to an Agreement and Plan of Reorganization dated April 9, 1999 (the "Merger Agreement"). As contemplated in the Merger Agreement, all of the outstanding common shares of Entertainment Universe (12,829,000) were acquired by Motorcycle Centers, and the shareholders of Entertainment Universe were issued shares of Motorcycle Centers equal to approximately 92% of the shares of Motorcycle Centers outstanding after the transaction. In connection with the merger into Motorcycle Centers, each share of Entertainment Universe preferred stock was exchanged for a share of preferred stock of Motorcycle Centers having identical rights and preferences, and Motorcycle Centers changed its name to eUniverse, Inc.

     9. On April 14, 1999, as part of its compensation for acting as exclusive placement agent for the sale of the Entertainment Universe preferred stock, Gerard Klauer Mattison & Co., Inc. ("GKM") received warrants to purchase 400,000 shares of common stock at an exercise price of $2.74 per share, which became exercisable on April 14, 1999 and expire April 14, 2004. GKM also received warrants to purchase an additional 271,835 shares of common stock of eUniverse at an exercise price of $2.75 per share, which become exercisable on April 14, 2000 and expire April 14, 2004. GKM's services to eUniverse had a fair market value of $1,214,567.

     Prior to April 14, 1999, Motorcycle Centers issued and sold unregistered securities in the amounts, at the times, and for the aggregate amounts of consideration listed as follows:

     1. In October and November, 1997, Motorcycle Centers sold 47,500 shares of its common stock for $9,500 under Rule 504 of Regulation D under the Securities Act to ten unaffiliated individuals.

     2. On April 2, 1998 Motorcycle Centers sold 18,750 shares of its common stock for $3,750 under Rule 504 to five individuals.

     3. On March 29 and March 31, 1999, Motorcycle Centers issued 78,000 shares of its common stock to various shareholders in exchange for services rendered in anticipation of the reorganization. The transaction was valued at the cost of the services rendered of $393,720.

     4. On March 31, 1999, Motorcycle Centers issued 2,000,000 shares of its common stock to A. Jay Boisdrenghein in exchange for services. The transaction was valued at the cost of the consulting services rendered of $12,480,000.

     5. On April 6, 1999, Motorcycle Centers sold 897,835 shares of Motorcycle Centers common stock pursuant to Rule 504 for $897,835.

     Subsequent to the reorganization, eUniverse issued and sold unregistered securities in the amounts, at the times, and for the aggregate amounts of consideration listed as follows:

     1. As of May 17, 1999, eUniverse purchased all the assets of Green Willow International Corp. for a total of 4,605 shares of common stock having a value of $52,500.

     2. As of June 1, 1999, eUniverse purchased all of the outstanding shares of the common stock of Case's Ladder for a total of 700,000 shares of common stock of eUniverse with a fair market value of $7,000,000.

     3. On June 15, 1999, eUniverse issued 25,000 shares of common stock to employees of CD Universe under the 1999 Stock Awards Plan valued at the fair market value of $237,500. The awards vest on April 14, 2000, subject to the continued employment of such employees.

     4. As of July 1, 1999, eUniverse purchased all the outstanding capital stock of Gamer's Alliance, Inc. in exchange for 78,125 shares of common stock valued at $1,000,000.

     5. As of August 31, 1999, eUniverse purchased 80% of the outstanding capital stock of The Big Network, Inc. in exchange for 1,440,000 shares of common stock valued at $8,820,000. After August 31, 1999 and as of the date of this prospectus, eUniverse has acquired 813,315 of the remaining outstanding Big Network shares in exchange for 354,600 shares of eUniverse, with a fair market value of $2,171,925. As of the date of this prospectus, eUniverse owns 99.7% of the outstanding capital stock of Big Network. eUniverse intends to purchase the remaining .3% over the next six months.

     6. As of October 1, 1999, eUniverse purchased all of the assets of Funone.com in exchange for 8,733 shares of common stock valued at $50,000.

     7. Effective as of December 10, 1999, as compensation for consulting services for the following twelve months, eUniverse issued to Michael Zaroff warrants to purchase 60,000 shares of common stock at an exercise price of $6.00 per share, which were exercisable immediately and expire on December 31, 2000. These warrants have a value of $118,000 based on the Black-Scholes valuation model.

     8. Effective as of December 10, 1999, as compensation for consulting services for the following twelve months, eUniverse issued to Bob Agriogianis warrants to purchase 60,000 shares of common stock at an exercise price of $6.00 per share, which were exercisable immediately and expire on December 31, 2000. These warrants have a value of $118,000 based on the Black-Scholes valuation model.

     9. Effective as of January 15, 2000, as compensation for consulting services for one month, eUniverse issued to Mark Bergman warrants to purchase 20,000 shares of common stock at an exercise price of $4.75 per share, and warrants to purchase 20,000 shares of common stock at an exercise price of $5.75 per share, which were exercisable immediately and expire on January 31, 2001. These warrants have a value of $39,000 based on the Black-Scholes valuation model.

     10. As of February 1, 2000, eUniverse purchased all of the assets of Pokemonvillage.com and Quake City Gaming Network in exchange for 43,630 shares of common stock valued at $417,610.

     11. As of February 2, 2000, eUniverse purchased all of the outstanding stock of Falcon Ventures Corporation in exchange for 310,000 shares of common stock valued at $1,782,500.

     12. As of February 2, 2000, eUniverse sold 400,000 shares of common stock to Take-Two Interactive Software, Inc. in exchange for $2,000,000 in cash. Proceeds from this sale are being used for general corporate purposes.

     13. eUniverse amended the terms of its Series A 6% Convertible Preferred Stock, $.10 par value, with the consent of the requisite number of holders of the preferred stock and eUniverse issued, in the aggregate, 359,004 warrants to purchase shares of common stock at an exercise price of $6.00 to $8.00 per share, as consideration for such consents. These warrants become exercisable on February 2, 2000, and expire one year after the date of issuance.

     14. As of March 1, 2000, eUniverse acquired all the assets of Justsaywow.com in exchange for $200,000 cash and 11,696 shares of eUniverse common stock with a value of $100,000.

     15. As of April 14, 2000, eUniverse acquired all of the assets of Dustcloud Media in exchange for 23,668 shares of eUniverse common stock valued at $150,000, and up to an additional $150,000 in contingent payments of eUniverse common stock over the period of 12 months after the closing.

     Proceeds from the above sales were used for general corporate purposes. Shares were also issued as consideration in the acquisition of other businesses and assets. Such business and assets are being used in eUniverse's current business operations.

     eUniverse believes that the Rule 504 offers and sales described above were exempt from registration pursuant to Rule 504 of Regulation D under the Securities Act because those offers and sales met all the conditions of Rule 504 as then in effect, including the dollar limitation, and eUniverse was not at the time of such transactions within any of the categories of issuers prohibited from using Rule 504.

     Except for the Rule 504 offerings described above, the foregoing sales of common stock and preferred stock were made in reliance upon the exemptions from registration set forth in Section 4(2) of the Securities Act of 1933 and/or Rule 506 of Regulation D promulgated thereunder for transactions not involving a public offering. No underwriters were engaged in connection with the foregoing sales of securities. These sales were made without general solicitation or advertising. Each purchaser was an "accredited investor" or a sophisticated investor with access to all relevant information necessary to evaluate the investment who represented to the Registrant that the shares were being acquired for investment.

ITEM 16.  EXHIBITS.


Exhibit
---------
Number            Exhibit Title/Description
----------        --------------------------

3.01 -- Articles of Incorporation of eUniverse.(1)
3.02 -- Amendment to Articles of Incorporation of eUniverse regarding change of name.(1)
3.03 -- Certificate of Amendment of Articles of Incorporation regarding issuance of Preferred Stock.(1)
3.04 -- Bylaws of eUniverse.(1)
3.05 -- Amendment to Bylaws.(1)
3.06 -- Designation of Preferred Stock of Motorcycle Centers of America, Inc. dated April 7, 1999, as filed with the Secretary of the State of Nevada, which defines the rights and preferences of the Preferred Stock of
         eUniverse.(1)
5.01     Opinion of Martin, Gasparrini & Chioffi, LLP*
10.01 -- Stock Purchase Agreement by and between Palisades Capital, Inc. and Charles Beilman, dated as of October
         1, 1998 (the "Stock Purchase Agreement").(1)
10.02 -- Amendment to Stock Purchase Agreement, dated December 29, 1998.(1)
10.03 -- Amendment No. 2 to Stock Purchase Agreement, dated February 11, 1999.(1)
10.04 -- Amendment No. 3 to Stock Purchase Agreement, dated as of March   , 1999.(1)
10.05 -- Amendment Number 4 to Stock Purchase Agreement, dated as of June 9, 1999.(1)
10.06 -- Agreement and Plan of Reorganization by and among Motorcycle Centers of America, Inc., Entertainment
         Universe, Inc. and the principal officers of Entertainment Universe, Inc., dated April 9, 1999.(1)
10.07 -- Entertainment Universe, Inc. Regulation D Subscription Agreement, dated as of April   , 1999.(1)
10.08 -- Entertainment Universe, Inc. Registration Rights Agreement, dated as of April 1999.(1)
10.09 -- Assignment and Assumption Agreement by and between Entertainment Universe, Inc. and Motorcycle Centers of America, Inc., dated as of April 14, 1999.(1)
10.10 -- Stock Purchase Agreement by and among Motorcycle Centers of America, Inc. and the shareholders of Case's
         Ladder, Inc., dated as of April 21, 1999.(1)
10.11 -- Contract of Employment by and between Entertainment Universe, Inc. and William R. Wagner, dated March
         25, 1999.(1)




10.12 -- Employment Agreement by and between eUniverse, Inc. and Leland N. Silvas, dated as of April 14, 1999.(1)
10.13 -- Letter agreement between Entertainment Universe, Inc. and E.P. Opportunity Fund, L.L.C. regarding appointment of a director of Entertainment Universe, Inc., dated April 6, 1999.(1)
10.14 -- Modification and Restatement of Lease by and between Vincenzo Verna Trustee d/b/a Harvest Associates and
         CD Universe, Inc. for eUniverse's office space in Wallingford, Connecticut, dated as of February 1,
         1999.(1)
10.15 -- Agreement and Plan of Reorganization by and among eUniverse, Inc., Gamer's Alliance, Inc., and Larry N.
         Pevnick and Robin T. Pevnick, Ten Ent., and Stan Goldenberg and Andrea R. Goldenberg, Ten Ent., dated as of the 1st day of July, 1999.(2)
10.15.1 -- Second Amendment to Agreement and Plan of Reorganization by and among eUniverse, Inc., Gamer's
         Alliance, Inc., and Larry N. Pevnick and Robin T. Pevnick, Ten Ent., and  Stan Goldenberg and Andrea R.
         Goldenberg, Ten Ent., dated as of the 12th day of November, 1999.(1)
10.16 -- Agreement and Plan of Reorganization by and among eUniverse, Inc., The Big Network, Inc., Stephen D.
         Sellers, John V. Hanke and Michael Sellers, dated July 30, 1999 (effective as of August 31, 1999).(2)
10.17 -- Letter Agreement by and among Brad D. Greenspan, Charles Beilman, Stephen D. Sellers and John V. Hanke
         regarding appointment of a director of eUniverse, Inc., dated as of August 31, 1999.(2)
10.18 -- Employment Agreement by and between eUniverse, Inc. and John Haiduck, dated as of June 17, 1999.(2)
10.19 -- Employment Agreement by and between eUniverse, Inc. and Stephen D. Sellers, dated as of August 31,
         1999.(2)
10.21 -- eUniverse, Inc. Registration Rights Agreement dated July 30, 1999.(2)
10.22 -- Office Sublease by and between Golden Gate University and The Big Network, Inc., dated July 9, 1999.(2)
10.23 -- Engagement Letter by and among Gerard Klauer Mattison & Co., Inc. by Entertainment Universe, Inc. and
         Brad Greenspan, dated February 24, 1999.(2)
10.24 -- Indemnification Agreement by Entertainment Universe, Inc. and Brad Greenspan in favor of Gerard Klauer
         Mattison & Co., Inc., dated February 24, 1999.(2)
10.25 -- eUniverse, Inc. 1999 Stock Awards Plan.(2)
10.26 -- Online Partner Agreement between CD Universe, Inc. and Accessio.com Inc., regarding US-Style, dated
         November 5, 1998.(1)
10.27 -- Employment Agreement by and between eUniverse, Inc. and Martin Hamilton, dated as of October 25, 1999.
         Mr. Martin terminated his employment on March 2, 2000 to pursue other business opportunities.(1)
10.28 -- Web Advertising Agreement by and between eUniverse, Inc. and Mpath Interactive, Inc., dated as of August
         13, 1999 and terminated as of February 1, 2000.  Portions of Exhibit 10.28 have been omitted pursuant to a request for confidential treatment.(3)
10.29 -- eUniverse, Inc. Common Stock Purchase Warrant to Gerard Klauer Mattison & Co., Inc., dated April 14,
         1999.(1)
10.30 -- Asset Purchase Agreement by and between eUniverse, Inc. and Scott Smith d/b/a Pokemonvillage.com and
         Quake City Gaming Network, dated as of February 1, 2000.(4)
10.31 -- Letter agreement by and among eUniverse, Inc. Take-Two Interactive Software, Inc. and Falcon Ventures
         Corporation, dated as of February 2, 2000.(4)
10.32 -- Employment Agreement by and between eUniverse, Inc. and William R. Wagner dated as of April 5, 1999.(4)
10.33 -- Letter Agreement by and between eUniverse, Inc. and Christian Walter d/b/a Justsaywow.com dated February
         20, 2000.(5)
10.34 -- Lease by and between Hamms Building Associates and Falcon Ventures Corp., dated as of July 27, 1999.*




10.35 -- eUniverse, Inc. Common Stock Purchase Warrant to Michael Zaroff, dated December 10, 1999.*
10.36 -- eUniverse, Inc. Common Stock Purchase Warrant to Bob Agriogianis, dated December 10, 1999.*
10.37 -- eUniverse, Inc. Common Stock Purchase Warrant to Mark Bergman, dated January 15, 2000.*
10.38 -- eUniverse, Inc. Common Stock Purchase Warrant to Mark Bergman, dated February 15, 2000.*
10.39 -- Stock Option Agreement by and between eUniverse, Inc. and Charles Beilman, dated as of January 26, 2000.*
10.39.01 First Amendment to Stock Option Agreement by and between eUniverse, Inc. and Charles Beilman, dated as of March 31, 2000.*
10.40 -- Letter agreement between eUniverse, Inc. and former shareholders of The Big Network, Inc. which provides eUniverse, Inc. with the right to purchase a minimum of 500,000 shares of eUniverse, Inc.
         common stock from former shareholders of The Big Network, Inc., the closing of which shall occur on or before April 24, 2000.*
10.41 -- eUniverse, Inc. Common Stock Purchase Warrant to Salomon Grey Financial Corporation, dated March 14,
         2000.*
10.42 -- eUniverse, Inc. Common Stock Purchase Warrant to Salomon Grey Financial Corporation, dated March 14,
         2000.*
10.43 -- Agreement by and between eUniverse, Inc. and Take-Two Interactive Software, Inc., dated as of March 16,
         2000, providing for account marketing services.*
10.44 -- Agreement by and between eUniverse, Inc. and Take-Two Interactive Software, Inc., dated as of March 16,
         2000, providing for programming services.*
21.01 -- Subsidiaries of eUniverse, Inc.*
23.01 -- Consent of Martin, Gasparrini & Chioffi, LLP (included in Exhibit 5.01)*
23.02 -- Consent of Jonathan P. Reuben, CPA**
23.03 -- Consent of Cordovano & Harvey, PC**
23.04 -- Consent of Merdinger, Fruchter, Rosen & Corso, PC**
23.05 -- Consent of Merdinger, Fruchter, Rosen & Corso, PC**
23.06 -- Consent of Merdinger, Fruchter, Rosen & Corso, PC**
23.07 -- Consent of Merdinger, Fruchter, Rosen & Corso, PC**
23.08 -- Consent of Merdinger, Fruchter, Rosen & Corso, PC**
23.09 -- Consent of Merdinger, Fruchter, Rosen & Corso, PC**
27.01 -- Financial Data Schedule(5)



---------
 * Previously filed.
** Filed herewith.


(1) Incorporated by reference to eUniverse's Form 10 filed on June 15, 1999 (Registration File No. 0-26355).

(2) Incorporated by reference to eUniverse's Form SB-2 filed on September 13, 1999 (Registration File No. 333-86959).

(3) Incorporated by reference to eUniverse's Form 10-Q filed on November 15, 1999.

(4) Incorporated by reference to eUniverse's Form 10-Q filed on February 14, 2000.

(5) Incorporated by reference to eUniverse's Form 8-K filed on March 13, 2000.

ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment of the Registration Statement) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission under Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1) (i) and (a)(1) (ii) do not apply if the Registration Statement is on From S-3, Form S-8 or Form F-3, and the information required to be, included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by eUniverse under Section 13 or Section 15 (d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) For purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) Insofar as indemnification for liabilities raising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant under the, foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wallingford, State of Connecticut, on April 14, 2000.


                                 eUniverse, Inc.


                            By: /s/ Leland N. Silvas
                               __________________________________
                               Leland N. Silvas
                               President and Chief Executive Officer




     Under the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



  /s/ Leland N. Silvas
________________________________________________
Leland N. Silvas
President, Chief Executive Officer and Director
(principal executive officer)
Date: April 14, 2000

   /s/ William R. Wagner
__________________________________________
William R. Wagner
Chief Financial Officer
(principal financial officer and principal accounting officer)
Date: April 14, 2000



   * Brad D. Greenspan
__________________________________________
Brad D. Greenspan
Chairman of the Board of Directors
Date: April 14, 2000



   * Charles Beilman
__________________________________________
Charles Beilman
Vice President, Special Projects and Director
Date: April 14, 2000



   * Stephen D. Sellers
__________________________________________
Stephen Sellers
Director
Date: April 14, 2000



* By:  /s/ Leland N. Silvas
     _____________________________________
     Leland N. Silvas
     Attorney-in-Fact
     Date: April 14, 2000

                           STATEMENT OF DIFFERENCES

The registered trademark symbol shall be expressed as.......................'r'
The section symbol shall be expressed as...................................'SS'